Execution Version 1 CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. AMENDMENT NO. 1 TO FINANCING AGREEMENT AMENDMENT NO. 1 TO FINANCING AGREEMENT (this “Agreement”), dated as of November 26, 2024, is entered into by and among ARROWHEAD PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), the Guarantor Subsidiary, SIXTH STREET LENDING PARTNERS, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and the Lenders (as defined below) party to this Agreement. Unless otherwise indicated herein, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Financing Agreement referred to below. W I T N E S S E T H: WHEREAS the Borrower, the Subsidiary Guarantor, the lenders party thereto (the “Lenders”) (which Lenders constitute the Required Lenders under the Existing Financing Agreement), and the Administrative Agent have entered into that certain Financing Agreement, dated as of August 7, 2024 (the “Existing Financing Agreement” and, the Existing Financing Agreement after giving effect to this Agreement, the “Financing Agreement”); WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Existing Financing Agreement as more particularly set forth below, and the Administrative Agent and the Lenders are willing, subject to the occurrence of the Agreement Effective Date, to effect such amendment as provided in, and on the terms and conditions contained in, this Agreement; and WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend and restate the Fee Letter, and the Administrative Agent and the Lenders are willing, subject to the occurrence of the Agreement Effective Date, to effect such amendment and restatement of the Fee Letter. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows: SECTION 1. Amendment to the Existing Financing Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 2 below: the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages attached hereto as Exhibit A.

2 SECTION 2. Effectiveness. This Agreement (including the amendments contained in Section 1 of this Agreement) shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Agreement Effective Date”): (a) Loan Documents. The Administrative Agent and the Lenders shall have received this Agreement, executed and delivered by the Administrative Agent, the Borrower, the Guarantor and the Lenders. (b) No Default or Event of Default. As of the Agreement Effective Date, immediately prior to or after giving effect to the transactions contemplated by this Agreement, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or a Default. (c) Sarepta Transactions. The Sarepta Transactions shall have been consummated in accordance with the Sarepta Agreements, including the payment of the Sarepta Upfront Payment. SECTION 3. Miscellaneous. (a) On and after the Agreement Effective Date, each reference in the Financing Agreement to “this Agreement,” “herein,” “hereto”, “hereof” and “hereunder” or words of like import referring to the Financing Agreement, and each reference in the Notes and each of the other Loan Documents to “the Financing Agreement”, “thereunder”, “thereof” or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement, as modified by this Agreement. (b) The Financing Agreement and each of the other Loan Documents, as specifically modified by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. (c) This Agreement is a Loan Document as defined in the Financing Agreement. (d) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. (e) Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. (f) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by e-mail or other electronic transmission of an executed counterpart

3 of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. (g) Each of the Lenders hereby consents to the execution and delivery by the Administrative Agent of, and hereby directs the Administrative Agent to so execute and deliver, this Agreement. SECTION 4. Incorporation by Reference. The terms and provisions of Sections 10.11, 10.16, 10.18 and 10.19 of the Existing Financing Agreement are hereby incorporated herein by reference, mutatis mutandis, with the same force and effect as if fully set forth herein, and the parties hereto agree to such terms. SECTION 5. Entirety. This Agreement shall embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. SECTION 7. Tax Treatment. The parties hereto agree that the modification of the Loans does not give rise to a “significant modification” within the meaning of Section 1.1001-3 of the Treasury Regulations for U.S. federal income and any other applicable Tax purposes, unless otherwise required by a “final determination” within the meaning of Section 1313(a)(1) of the Code. SECTION 8. Release. By its execution hereof and in consideration of the agreements contained in this Agreement and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Administrative Agent and the Lenders, together with their respective Affiliates, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing

4 (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the date of this Agreement first set forth above directly arising out of, connected with or related to this Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Administrative Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim, in each case, on or prior to the date of this Agreement first set forth above directly arising out of, connected with or related to this Agreement or any other Loan Document, by any Releasor against any Released Party which would not be released hereby. [Remainder of Page Intentionally Left Blank]

[Signature Page to Amendment No. 1 to Financing Agreement] IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written. BORROWER: ARROWHEAD PHARMACEUTICALS, INC. By: /s/ Kenneth A. Myszkowski Name: Kenneth A. Myszkowski Title: Chief Financial Officer GUARANTOR SUBSIDIARY: ARROWHEAD MADISON INC. By: _/s/ Kenneth A. Myszkowski__________ Name: Kenneth A. Myszkowski Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Financing Agreement] SIXTH STREET LENDING PARTNERS, as Administrative Agent By: /s/ Robert (Bo) Stanley Name: Robert (Bo) Stanley Title: Vice President

[Signature Page to Amendment No. 1 to Financing Agreement] SIXTH STREET LENDING PARTNERS, as Lender By: /s/ Robert (Bo) Stanley Name: Robert (Bo) Stanley Title: Vice President TAO LATENTS, LLC, as Lender By: /s/ Robert (Bo) Stanley Name: Robert (Bo) Stanley Title: Vice President OPPS V TALENTS, LLC, as Lender By: /s/ Robert (Bo) Stanley Name: Robert (Bo) Stanley Title: Vice President SIXTH STREET SPECIALTY LENDING, INC. as Lender By: /s/ Robert (Bo) Stanley Name: Robert (Bo) Stanley Title: President

EXHIBIT A [Attached]

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THE LOANS UNDER THIS AGREEMENT ARE TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. INFORMATION INCLUDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY WILL BE PROVIDED IN WRITING TO A LENDER PROMPTLY UPON REQUEST TO THE BORROWER AT 177 E. COLORADO BLVD, SUITE 700, PASADENA, CALIFORNIA 91105, ATTN: CHIEF FINANCIAL OFFICER, EMAIL: CFO@arrowheadpharma.com. FINANCING AGREEMENT dated as of August 7, 2024, as amended by Amendment No. 1 to Financing Agreement, dated as of November 26, 2024 among ARROWHEAD PHARMACEUTICALS, INC., as Borrower, CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO, AND SIXTH STREET LENDING PARTNERS, as Administrative Agent

- i - TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND INTERPRETATION ....................................................................... 1 Section 1.1 Definitions ............................................................................................................. 1 Section 1.2 Accounting and Other Terms ............................................................................... 49 Section 1.3 Interpretation, Etc. ............................................................................................... 50 Section 1.4 Time References .................................................................................................. 51 Section 1.5 Certain Matters of Construction........................................................................... 51 ARTICLE II LOANS ............................................................................................................................... 52 Section 2.1 Term Loans .......................................................................................................... 52 Section 2.2 Use of Proceeds ................................................................................................... 54 Section 2.3 Evidence of Debt; Register; Lenders’ Books and Records; Notes ...................... 54 Section 2.4 Interest ................................................................................................................. 55 Section 2.5 [Reserved] ............................................................................................................ 55 Section 2.6 Default Interest .................................................................................................... 55 Section 2.7 Fees ...................................................................................................................... 55 Section 2.8 Repayment of Term Loans .................................................................................. 55 Section 2.9 Voluntary Prepayments and Commitment Reductions ........................................ 55 Section 2.10 Mandatory Prepayments ...................................................................................... 56 Section 2.11 Application of Prepayments ................................................................................. 60 Section 2.12 General Provisions Regarding Payments ............................................................. 60 Section 2.13 Ratable Sharing .................................................................................................... 62 Section 2.14 Increased Costs; Capital Adequacy ..................................................................... 63 Section 2.15 Taxes; Withholding, Etc. ..................................................................................... 64 Section 2.16 Obligation to Mitigate .......................................................................................... 68 Section 2.17 Defaulting Lenders .............................................................................................. 68 Section 2.18 Removal or Replacement of a Lender ................................................................. 69 ARTICLE III CONDITIONS PRECEDENT ........................................................................................ 69 Section 3.1 Closing Date ........................................................................................................ 69 Section 3.2 Conditions to Each Credit Extension ................................................................... 72 ARTICLE IV REPRESENTATIONS AND WARRANTIES ............................................................... 73 Section 4.1 Organization; Requisite Power and Authority; Qualification .............................. 73 Section 4.2 Capital Stock and Ownership .............................................................................. 73 Section 4.3 Due Authorization................................................................................................ 73 Section 4.4 No Conflict .......................................................................................................... 73 Section 4.5 Governmental Consents ....................................................................................... 74 Section 4.6 Binding Obligation .............................................................................................. 74 Section 4.7 Historical Financial Statements ........................................................................... 74 Section 4.8 Projections ........................................................................................................... 74 Section 4.9 No Material Adverse Effect ................................................................................. 74 Section 4.10 Adverse Proceedings, Etc. ................................................................................... 74 Section 4.11 Payment of Taxes................................................................................................. 74 Section 4.12 Properties, Title .................................................................................................... 75 Section 4.13 Environmental Matters ........................................................................................ 75 Section 4.14 No Defaults .......................................................................................................... 76 Section 4.15 Material Contracts................................................................................................ 76

- ii - Section 4.16 Governmental Regulation .................................................................................... 76 Section 4.17 Margin Stock ....................................................................................................... 76 Section 4.18 Employee Benefit Plans ....................................................................................... 76 Section 4.19 Certain Fees ......................................................................................................... 76 Section 4.20 Solvency .............................................................................................................. 77 Section 4.21 ERISA .................................................................................................................. 77 Section 4.22 Compliance with Statutes, Etc. ............................................................................ 77 Section 4.23 Intellectual Property ............................................................................................. 77 Section 4.24 Insurance .............................................................................................................. 79 Section 4.25 Permits, Etc. ......................................................................................................... 79 Section 4.26 Bank Accounts and Securities Accounts ............................................................. 80 Section 4.27 Security Interests.................................................................................................. 80 Section 4.28 PATRIOT ACT and FCPA .................................................................................. 80 Section 4.29 Disclosure ............................................................................................................ 80 Section 4.30 Use of Proceeds ................................................................................................... 81 Section 4.31 Regulatory Compliance ....................................................................................... 81 Section 4.32 Government Contracts ......................................................................................... 82 Section 4.33 Healthcare Regulatory Laws. ............................................................................... 82 Section 4.34 Data Protection .................................................................................................... 83 Section 4.35 Customers and Suppliers ..................................................................................... 84 ARTICLE V AFFIRMATIVE COVENANTS ....................................................................................... 84 Section 5.1 Financial Statements and Other Reports .............................................................. 84 Section 5.2 Existence .............................................................................................................. 89 Section 5.3 Payment of Taxes and Claims ............................................................................. 89 Section 5.4 Maintenance of Properties ................................................................................... 90 Section 5.5 Insurance .............................................................................................................. 90 Section 5.6 Books and Records; Inspections .......................................................................... 91 Section 5.7 Lenders Meetings ................................................................................................. 91 Section 5.8 Compliance with Laws ........................................................................................ 91 Section 5.9 Environmental ...................................................................................................... 92 Section 5.10 Subsidiaries .......................................................................................................... 92 Section 5.11 Real Estate Assets ................................................................................................ 92 Section 5.12 Further Assurances .............................................................................................. 93 Section 5.13 Control Agreements ............................................................................................. 94 Section 5.14 Post-Closing Matters............................................................................................ 94 Section 5.15 Commercially Reasonably Efforts ....................................................................... 94 ARTICLE VI NEGATIVE COVENANTS ............................................................................................. 94 Section 6.1 Indebtedness ........................................................................................................ 94 Section 6.2 Liens .................................................................................................................... 95 Section 6.3 Material Contracts................................................................................................ 95 Section 6.4 No Further Negative Pledges ............................................................................... 95 Section 6.5 Restricted Junior Payments .................................................................................. 95 Section 6.6 Restrictions on Subsidiary Distributions ............................................................. 97 Section 6.7 Investments .......................................................................................................... 97 Section 6.8 Minimum Qualified Cash .................................................................................... 97 Section 6.9 Fundamental Changes; Disposition of Assets ...................................................... 97 Section 6.10 Disposal of Subsidiary Interests ........................................................................ 100 Section 6.11 Sales and Lease Backs ....................................................................................... 100 Section 6.12 Transactions with Shareholders and Affiliates .................................................. 100

Section 6.13	Conduct of Business	101
Section 6.14	Changes to Certain Agreements and Organizational Documents	101
Section 6.15	Accounting Methods	101
Section 6.16	Deposit Accounts and Securities Accounts	101
Section 6.17	Anti-Terrorism Laws	102
Section 6.18	Anti-Corruption Laws	102
Section 6.19	Use of Proceeds	102
Section 6.20	Termination of Any License Agreement	102
ARTICLE VII GUARANTY		103
Section 7.1	Guaranty of the Obligations	103
Section 7.2	Contribution by Guarantors	103
Section 7.3	Payment by Guarantors	103
Section 7.4	Liability of Guarantors Absolute	104
Section 7.5	Waivers by Guarantors	105
Section 7.6	Guarantors' Rights of Subrogation, Contribution, Etc.	106
Section 7.7	Subordination of Other Obligations	106
Section 7.8	Continuing Guaranty	106
Section 7.9	Authority of Guarantors or Company	107
Section 7.10	Financial Condition of Company	107
Section 7.11	Bankruptcy, Etc.	107
Section 7.12	Discharge of Guaranty Upon Sale of Guarantor	107
ARTICLE VIII EVENTS OF DEFAULT		108
Section 8.1	Events of Default	108
Section 8.2	Remedies	110
Section 8.3	Rights Not Exclusive	110
ARTICLE IX ADMINISTRATIVE AGENT		111
Section 9.1	Appointment of Administrative Agent	111
Section 9.2	Powers and Duties	111
Section 9.3	General Immunity	111
Section 9.4	Administrative Agent Entitled to Act as Lender	112
Section 9.5	Lenders' Representations, Warranties and Acknowledgment	112
Section 9.6	Right to Indemnity	113
Section 9.7	Successor Administrative Agent	113
Section 9.8	Collateral Documents and Guaranty	115
Section 9.9	Agency for Perfection	117
Section 9.10	Reports and Other Information; Confidentiality; Disclaimers	117
Section 9.11	Protective Advances	118
Section 9.12	Erroneous Distribution	118
ARTICLE X MISCELLANEOUS		119
Section 10.1	Notices	119
Section 10.2	Expenses	119
Section 10.3	Indemnity	120
Section 10.4	Set-Off	121
Section 10.5	Amendments and Waivers	121
Section 10.6	Successors and Assigns; Participations	122
Section 10.7	Independence of Covenants	125
Section 10.8	Survival of Representations, Warranties and Agreements	125

- iii -

- iv - Section 10.9 No Waiver; Remedies Cumulative .................................................................... 125 Section 10.10 Marshalling; Payments Set Aside ...................................................................... 125 Section 10.11 Severability ........................................................................................................ 126 Section 10.12 Obligations Several; Independent Nature of Lenders’ Rights ........................... 126 Section 10.13 AHYDO. ............................................................................................................ 126 Section 10.14 Tax Treatment .................................................................................................... 126 Section 10.15 Original Issue Discount ..................................................................................... 126 Section 10.16 Headings ............................................................................................................ 127 Section 10.17 APPLICABLE LAW ......................................................................................... 127 Section 10.18 CONSENT TO JURISDICTION ....................................................................... 127 Section 10.19 WAIVER OF JURY TRIAL .............................................................................. 127 Section 10.20 Confidentiality ................................................................................................... 128 Section 10.21 Usury Savings Clause ........................................................................................ 129 Section 10.22 Counterparts ....................................................................................................... 129 Section 10.23 Effectiveness ...................................................................................................... 130 Section 10.24 PATRIOT Act Notice ........................................................................................ 130 Section 10.25 Waiver of Immunity........................................................................................... 130

- v - APPENDICES: A-1 Initial Term Loan Commitments A-2 Delayed Draw Term Loan Commitments B Notice Addresses SCHEDULES: 1.1(a) Chemical Structure of Products 1.1(b) Excluded Subsidiaries 4.1 Jurisdictions of Organization and Qualification 4.2 Capital Stock and Ownership 4.12 Real Property 4.15 Material Contracts 4.23(b)(i) Intellectual Property 4.23(b)(ii) Outbound Licenses 4.23(c)(i) Product Intellectual Property Rights 4.23(c)(ii) Platform Intellectual Property Rights 4.23(f) Contractual Obligations 4.24 Insurance 4.27 Bank Accounts and Securities Accounts 4.34 Government Contracts 5.14 Certain Post Closing Matters 6.1 Certain Indebtedness 6.2 Certain Liens 6.6 Certain Loans and Advances to Employees 6.7 Certain Investments 6.12 Certain Affiliate Transactions EXHIBITS: A Funding Notice B Compliance Certificate C Assignment Agreement D Closing Date Certificate E Solvency Certificate F Counterpart Agreement G U.S. Tax Compliance Certificate

FINANCING AGREEMENT This FINANCING AGREEMENT, dated as of August 7, 2024, is entered into by and among ARROWHEAD PHARMACEUTICALS, INC., a Delaware corporation (“Company” or “Borrower”), and certain Subsidiaries of Borrower, as Guarantors, the Lenders from time to time party hereto, and SIXTH STREET LENDING PARTNERS, (“Sixth Street”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”). W I T N E S E T H: WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof; WHEREAS, Lenders have agreed to extend certain senior secured credit facilities to Company, in an aggregate principal amount not to exceed $935,261,000, consisting of (a) an initial term loan in an aggregate principal amount not exceeding $400,000,000, (b) a delayed draw term loan an aggregate principal amount not exceeding $435,261,000 and (c) an uncommitted incremental facility in an aggregate principal amount not to exceed $100,000,000, in each case, the proceeds of which will be used as described in Section 2.2; WHEREAS, Company has agreed to secure all of its Obligations by granting to Administrative Agent, for the benefit of Secured Parties, a first priority Lien on all of its assets (except as otherwise set forth in the Collateral Documents), including a pledge of all of the Capital Stock of each of its Subsidiaries; and WHEREAS, Guarantors have agreed to guarantee the Obligations of Company hereunder and to secure their respective Obligations by granting to Administrative Agent, for the benefit of Secured Parties, a first priority Lien on all of their respective assets (except as otherwise set forth in the Collateral Documents), including a pledge or mortgage of all of the Capital Stock of each of their respective Subsidiaries. NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows: ARTICLE I DEFINITIONS AND INTERPRETATION Section 1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings: “Administrative Agent” has the meaning specified in the preamble hereto. “Administrative Agent’s Account” means an account at a bank designated by Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to Administrative Agent under this Agreement and the other Loan Documents. “Adverse Proceeding” means any action, suit, claim, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any mediator or arbitrator,

- 2 - whether pending or, to the knowledge of the Loan Parties, threatened in writing against Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries. “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 15% or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or Capital Stock, by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall Administrative Agent or any Lender or any of their Affiliates or Related Funds be considered an “Affiliate” of any Loan Party. “Aggregate Amounts Due” has the meaning specified in Section 2.13. “Aggregate Payments” has the meaning specified in Section 7.2. “Agreed Security Principles” has the meaning specified in Section 5.12(a). “Agreement” means this Financing Agreement and any annexes, exhibits and schedules attached hereto, as it may be amended, supplemented or otherwise modified from time to time. “Amendment No. 1” means that certain Amendment No. 1 to Financing Agreement, dated as of the Amendment No. 1 Closing Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto. “Amendment No. 1 Closing Date” means November 26, 2024. “Amendment No. 1 Effective Date” means the date when the conditions set forth in Amendment No. 1 have been satisfied or waived. “Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business. “Anti-Terrorism Laws” means any Requirement of Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the “Bank Secrecy Act”), (c) the USA PATRIOT Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

- 3 - “Application Event” means the (a) occurrence of an Event of Default and (b) the election by Administrative Agent or the Required Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.12(f). “ARO-HBV” means the pharmaceutical product candidate having the chemical structures set forth on Schedule 1.1(a), including all forms (including salt forms), presentations, strengths, doses, and formulations (including any method of delivery), either alone or as a Combination Product, and all other “Licensed Products” (as defined in the ARO-HBV License Agreement) licensed or sublicensed to one or more third parties under the ARO-HBV License Agreement. “ARO-HBV License Agreement” means that certain Amended and Restated License Agreement by and between Arrowhead Pharmaceuticals, Inc. and GlaxoSmithKline Intellectual Property (No. 3) Limited dated as of December 11, 2023. “Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or sublicense or other disposition to (other than to a Loan Party), or any exchange of property with, any Person (other than to a Loan Party), in one transaction or a series of transactions, in each case of all or any part of any Loan Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, including but not limited to any Product Intellectual Property Rights, Platform Intellectual Property Rights, Registrations, Regulatory Documentation, or Collateral, whether now owned or hereafter acquired, including the Capital Stock of any Loan Party (but excluding any issuance, sale, transfer or other disposition of Capital Stock of the Borrower). For purposes of clarification, “Asset Sale” shall include the following transactions (other than with Loan Parties): (a) the sale or other disposition for value of any contracts to a third party, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination (other than in accordance with its terms) or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration (other than reversion of Intellectual Property) in exchange for such event, (d) any sale of accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party or Subsidiary of Borrower or (e) any sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or sublicense or other disposition (i) of Capital Stock pursuant to any Joint Venture, (ii) pursuant to any Product Agreement, (iii) pursuant to any Permitted Product Transaction, (iv) pursuant to any Royalty Monetization Transaction, (v) pursuant to any Permitted Zodasiran Agreement or (vi) of economic rights or Intellectual Property Rights related to the Products or Platform Technology of the Company and its Subsidiaries. “Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by Administrative Agent. “Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), director, chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer. “Bank Secrecy Act” has the meaning specified in the definition of “Anti-Terrorism Laws”. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

- 4 - “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Beneficiary” means Administrative Agent and each Lender. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”. “Blocked Person” means any Person: (a) that is publicly identified (i) on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo program or (ii) as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law; (b) that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above; (c) which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and (d) that is affiliated or associated with a Person described in clauses (a), (b), or (c) above. “Board of Directors” means, (a) with respect to any corporation or company, the board of directors of the corporation, company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function. “Borrower” has the meaning specified in the preamble hereto and is interchangeable with the term “Company”. “Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed. “Capital Lease” means, as applied to any Person, and subject to Section 1.2(a), any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for income tax purposes). “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, shares, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that Capital Stock shall exclude debt securities and other Indebtedness convertible into or exchangeable for any of the foregoing (including without limitation, Permitted Convertible Indebtedness). “Cash” means cash, money, currency or a credit balance in any demand or Deposit Account or in any Securities Account or other investment account.

- 5 - “Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s, (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s, (f) securities that are consistent with the Borrower’s investment policy, a copy of which has been delivered to the Lenders (including any amendments thereto after the Closing Date consented to by the Administrative Agent, such consent not to be unreasonably withheld), and (g) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (f) above in respect of each country that is a member of the Organization for Economic Co- operation and Development. “Change of Control” means, at any time, any of the following occurrences: (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall have acquired beneficial ownership of [**]% or more on a fully diluted basis of the voting and/or economic interest in the securities or Capital Stock of Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Borrower; provided that for purposes of this provision, any Person or group shall not be deemed to beneficially own Capital Stock to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock in connection with the transactions contemplated; (b) except pursuant to a transaction expressly permitted by this Agreement, Borrower shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each Loan Party; (c) the majority of the seats (other than vacant seats) on the Board of Directors (or similar governing body) of Borrower cease to be occupied by Persons who either (i) were members of the Board of Directors of Borrower on the Closing Date, or (ii) were nominated for election by the Board of Directors of Borrower, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors, in each case, excluding any director that is an interim appointee due to death or retirement; (d) any “change of control” or similar event shall occur under, and as defined in or set forth in the documents evidencing or governing any Indebtedness in an individual principal amount in excess of the Threshold Amount owed by Borrower or any of its Subsidiaries; or

- 6 - (e) the Common Stock fails to remain (i) registered with the SEC or (ii) publicly traded on and registered with a public securities exchange. “Closing Date” means the date on which the Initial Term Loans are made, which is August 7, 2024. “Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit D. “Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) and all interests therein and proceeds thereof now owned or hereafter acquired by any Loan Party upon which a Lien is granted or purported to be granted by such Loan Party in favor of the Administrative Agent pursuant to the Collateral Documents as security for the Obligations; provided, however, that in no event shall Excluded Assets constitute Collateral. “Collateral Access Agreement” means a collateral access agreement in form and substance reasonably satisfactory to Administrative Agent. “Collateral Documents” means the Pledge and Security Agreement, the Collateral Access Agreements, if any, any Control Agreement, any Mortgages and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time. “Combination Product” means [**]. “Commercialize” means any and all activities directed to (a) solely with respect to the Company and its Subsidiaries, the out-licensing of any Platform Technology or (b) the distribution, marketing, detailing, promotion, selling and securing of reimbursement of a Product (including the importing, selling and offering for sale of such Product), and shall include post-marketing approval studies to the extent required by a Governmental Authority, post-launch marketing, promoting, detailing, distributing, selling such Product, importing, exporting or transporting such Product for sale, and regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” shall mean to engage in Commercialization. Except with respect to post-marketing approval studies required by a Governmental Authority, Commercialization shall not include any activities directed to the research or development (including pre-clinical and clinical development) or manufacture of a Product. “Commercially Reasonable Efforts” means, with respect to the Borrower’s development or Commercialization of a Material Product, that level of efforts and resources commonly dedicated in the research-based pharmaceutical industry by a similarly situated biotechnology company of similar resources to the development or commercialization, as the case may be, of a product of similar commercial potential at a similar stage of development or commercialization for a similar therapeutic and disease area and of similar market potential, in each case taking into account issues of safety and efficacy, product profile, the proprietary position (including patent and regulatory and data exclusivity), present and future market and commercial potential, the then current competitive environment for such product and the likely timing of such product’s entry into the market, the regulatory environment and status of such product (including likelihood of receiving regulatory approval or pricing and reimbursement approval), and other relevant scientific, technical and commercial factors. Notwithstanding the foregoing, Borrower’s Commercially Reasonable Efforts shall be determined on a Material Product-by-Material Product and country-by-country basis and it is anticipated that the level of effort and resources that constitute “Commercially Reasonable Efforts” with respect to a particular Material Product or country will change over time, reflecting changes in the status of such Material Product, as applicable, and the country involved.

- 7 - “Commitment” means any Term Loan Commitment or Delayed Draw Term Loan Commitment. “Common Stock” means Borrower’s common stock. “Company” has the meaning specified in the preamble hereto and is interchangeable with the term “Borrower”. “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B. “Confidential Information” has the meaning assigned to such term in Section 10.20. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Total Cash” means, at any date of determination, total unrestricted cash and Cash Equivalents (other than restrictions created by the Collateral Documents and nonconsensual Permitted Liens described in clauses (u) and (v) of the definition thereof) as of such date, which, in connection with any determination under the definition of Permitted Acquisition, shall be determined on a pro forma basis, after giving effect to the applicable Permitted Acquisition, and in each case as certified by the chief financial officer or Authorized Officer of Borrower to Administrative Agent. “Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract (including, but not limited to, any Material Contract), undertaking, agreement, license or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject. “Control” means, with respect to any Intellectual Property Right, that an entity (a) owns or (b) has the right to grant access, a license or a sublicense (as applicable) to such Intellectual Property Right. “Control Agreement” means a “springing” control agreement, in form and substance reasonably satisfactory to Administrative Agent, executed and delivered by the applicable Loan Party, Administrative Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account). “Copyrights” has the meaning ascribed to such term in the definition of “Intellectual Property Rights.” “Core Markets” means [**]. “Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F delivered by a Loan Party pursuant to Section 5.10. “Credit Date” means the date of a Credit Extension. “Credit Extension” means the making of a Loan. “Data” means customer lists, correspondence, data, submissions and licensing and purchasing histories relating to customers of Borrower or any Subsidiary, and all other reports, information and documentation collected or maintained by Borrower or any Subsidiary regarding purchasers of Borrower’s or such Subsidiary’s products and the visitors to websites owned or controlled by Borrower or any of its Subsidiaries.

- 8 - “Data Protection Laws” means applicable Requirements of Law concerning the protection, privacy or security of Personal Information (including any applicable laws of jurisdictions where the Personal Information was collected or otherwise processed) and other applicable consumer protection laws, and all regulations promulgated thereunder, including, without limitation, the General Data Protection Regulation (and all laws implementing or supplementing it), the California Consumer Privacy Act, and Section 5 of the Federal Trade Commission Act. “Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect. “Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default. “Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Term Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Term Loans of such Defaulting Lender. “Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default or violation of Section 9.5(c), as applicable, and ending on the earliest of the following dates: (a) the date on which all Term Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (b) the date on which (i) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.9 or Section 2.10 or by a combination thereof), and (ii) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Term Loan Commitments, (c) the date on which Company, Administrative Agent and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (d) the date on which Administrative Agent shall have waived all violations of Section 9.5(c), by such Defaulting Lender in writing. “Default Rate” means any interest payable pursuant to Section 2.6. “Defaulted Loan” has the meaning specified in Section 2.17. “Defaulting Lender” has the meaning specified in Section 2.17. “Delayed Draw Commitment Period” means the time period commencing on the Closing Date through and including the Delayed Draw Commitment Termination Date. “Delayed Draw Commitment Termination Date” means the earliest to occur of (a) Term Loan Maturity Date, (b) the date on which both the Initial Term Loan and the Initial Delayed Draw Term Loans are paid in full, and (c) the date on which the Delayed Draw Term Loan Commitments are reduced to zero. “Delayed Draw Term Loan Commitment” means the commitment of a Lender to make or otherwise fund the Initial Delayed Draw Term Loans. The amount of each Lender’s Delayed Draw Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to

- 9 - any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $435,261,000. “Delayed Draw Term Loans” means the Initial Delayed Draw Term Loans and the Incremental Term Loans. “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit. “Designated Guarantor” shall have the meaning assigned to such term in the definition of Excluded Subsidiary. “Disputes” has the meaning set forth in Section 4.23(d). “Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Capital Stock that would constitute Disqualified Capital Stock, in each case of clauses (a) through (d), prior to the date that is [**] after the Term Loan Maturity Date and other than solely for Qualified Capital Stock or as a result of a change of control or asset sale (so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Term Loan Commitments); provided that if such Capital Stock is issued pursuant to a plan for the benefit of current or former employees, directors, independent contractors or other service providers of the Loan Parties or by any such plan to such current or former employees, directors, independent contractors or other service providers, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by a Loan Party in order to satisfy applicable statutory or regulatory obligations, including tax withholding, or as a result of such current or former employee’s, director’s, independent contractor’s or other service provider’s termination, death or disability; provided further that Disqualified Capital Stock shall exclude Permitted Equity Derivatives. “Disqualified Institution” means (a) those Persons that are competitors of the Borrower and its Subsidiaries that are operating companies, (b) those banks, financial institutions, other institutional lenders (or related funds of such institutional lenders) and other Persons separately identified in writing from time to time by the Borrower to the Administrative Agent (and to the extent so identified after the Closing Date, reasonably acceptable to the Administrative Agent), or (c) in the case of clause (a) or (b), any of their respective Affiliates that are (x) readily identifiable as Affiliates on the basis of their name or (y) identified by name by the Borrower to the Administrative Agent in writing from time to time; provided that the foregoing shall not apply retroactively to disqualify any Person that previously acquired or agreed to acquire an assignment or participation interest in the Loans, solely with respect to such previously acquired Loans or participation interests, to the extent such Person was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be, but shall apply to disqualify any such Person from taking any prospective assignments of or participation interests in any Loans; provided, further, that the list of Disqualified Institutions shall not be delivered by the Administrative Agent to any other Person, except that, upon an inquiry by any Lender to the Administrative Agent as to whether a specific potential assignee or prospective participant is a Disqualified Institution, the Administrative Agent shall be permitted to disclose to such Lender whether such specific potential assignee or prospective participant is a Disqualified Institution

- 10 - “Dollars” and the sign “$” mean the lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia. “Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (c) any other Person (other than a natural Person) approved by Administrative Agent; provided, none of (i) Borrower, (ii) any Affiliate of Borrower, (iii) any Person owning or controlling any trade debt or Indebtedness of any Loan Party (other than the Obligations) or any Capital Stock of any Loan Party (in each case, unless approved by Administrative Agent), (iv) so long as no Event of Default has occurred and is continuing, any competitor of Borrower or its Subsidiaries or (v) so long as no Event of Default has occurred and is continuing, any Disqualified Institution shall, in any event, be an Eligible Assignee without the written consent of the Borrower. “EMA” means the European Medicines Agency or any successor thereto. “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates. “Environmental Claim” means any complaint, summons, citation, investigation, notice, directive, notice of violation, order, claim, demand, action, litigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any other Person, involving (a) any actual or alleged violation of any Environmental Law, (b) any Hazardous Material or any actual or alleged Hazardous Materials Activity, (c) injury to the environment, natural resource, any Person (including wrongful death) or property (real or personal) in connection with Hazardous Materials or actual or alleged violations of Environmental Laws, or (d) actual or alleged Releases or threatened Releases of Hazardous Materials either (i) on, at or migrating from any assets, properties or businesses currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest, (ii) from adjoining properties or businesses, or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest. “Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, decrees, permits, licenses or binding determinations of any Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) the manufacture, generation, use, storage, transportation, treatment, disposal or Release of Hazardous Materials, or (b) occupational safety and health, industrial hygiene, land use or the protection of the environment, human, plant or animal health or welfare. “Environmental Liabilities and Costs” means all liabilities, monetary obligations, losses (including monies paid in settlement), damages, punitive damages, natural resources damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred in connection with any Remedial Action, any Environmental Claim, or any other claim or demand by any Governmental Authority or any Person that relates to any actual or alleged violation of Environmental Laws, actual or alleged exposure or threatened exposure to Hazardous Materials, or any actual or alleged Release or threatened Release of Hazardous Materials.

- 11 - “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA. “ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation), (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (d) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA, (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (g) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (h) the occurrence of an act or omission which could give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan, (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan, (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section

- 12 - 501(a) of the Internal Revenue Code, or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan. “Erroneous Distribution” has the meaning specified therefor in Section 9.12. “Event of Default” means each of the conditions or events set forth in Section 8.1. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute. “Excluded Account” means Deposit Accounts and/or Securities Accounts, (a) the balance of which consists exclusively of withheld income taxes and foreign, federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or any other government agencies within the following two months with respect to employees of Borrower or any of its Subsidiaries, (b) used exclusively for payroll to or for the benefit of employees of Borrower or any of its Subsidiaries in such amounts as are required to be paid to such employees within the immediately succeeding two payroll cycles, (c) which are exclusively health care reimbursement accounts or employee benefits accounts, including any accounts exclusively containing amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of Borrower or any of its Subsidiaries, (d) which are segregated accounts and constitute (and the balance of which consists solely of funds set aside in connection with) fiduciary accounts and trust accounts, (e) which are exclusively holding cash collateral or other deposits constituting Liens permitted by clauses (g), (o) and (ff) of Permitted Liens, (f) segregated accounts that hold cash proceeds of Royalties sold pursuant to a Permitted Royalty Transaction involving Plozasiran, (g) which are zero-balance accounts or (h) that have amounts on deposit that do not exceed $[**] individually or $[**] in the aggregate at any one time. “Excluded Assets” shall mean, with respect to any Loan Party, (a) Excluded Equity Interests and (b) “Excluded Assets” as defined in the applicable Security Agreement to which such Loan Party is a party and with respect to any Foreign Subsidiary subject to the Agreed Security Principles. “Excluded Equity Interests” means, collectively: (i) any Capital Stock in any Subsidiary with respect to which the grant to the Administrative Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Administrative Agent, for the benefit of Lenders and the other Secured Parties, of, such Capital Stock, to secure the Obligations (and any guaranty thereof) are validly prohibited by requirements of law; (ii) any Capital Stock in any Subsidiary with respect to which the grant to the Administrative Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Administrative Agent, for the benefit of Lenders and the other Secured Parties, of, such Capital Stock, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; (iii) any Capital Stock in any Subsidiary that is a non-wholly-owned Subsidiary that the grant to the Administrative Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Administrative Agent, for the benefit of Lenders and the other Secured Parties, of, such Capital Stock, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the operating or organizational documents or the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-wholly-owned Subsidiary, including any contract evidencing Indebtedness of such non-wholly-owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, (x) the Borrower used commercially reasonable efforts to prevent the prohibition of the pledge such Capital Stock

- 13 - in any non-wholly-owned Subsidiary hereunder and (y) for so long as such operating or organizational document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) any Capital Stock in any other Subsidiary with respect to which, Borrower and the Administrative Agent reasonably determine by mutual agreement that granting the Administrative Agent, for the benefit of Lenders and the other Secured Parties, a security interest in and Lien upon, and pledging to the Administrative Agent, for the benefit of Lenders and the other Secured Parties, such Capital Stock, to secure the Obligations (and any guaranty thereof) could result in material adverse tax consequences to the Borrower or its Subsidiaries; (v) any Capital Stock in any other Subsidiary with respect to which, Borrower and the Administrative Agent reasonably determine by mutual agreement that the cost of granting the Administrative Agent, for the benefit of Lenders and the other Secured Parties, a security interest in and Lien upon, and pledging to the Administrative Agent, for the benefit of Lenders and the other Secured Parties, such Capital Stock, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby; and (vi) any other Capital Stock expressly included in the definition of “Excluded Assets.” “Excluded Perfection Action” means, collectively, (a) any filings or other action in any jurisdiction outside of the Specified Jurisdictions or required by the Laws of any jurisdiction outside of the Specified Jurisdictions to create or perfect any security interest in any assets located or titled outside of the Specified Jurisdictions, except any such filings or other actions with respect to Intellectual Property Rights registered in any jurisdiction outside the Specified Jurisdictions that Administrative Agent may reasonably request from time to time, (b) any bailee waivers, landlord waivers, estoppels or collateral access letters, in each case to the extent such waivers and letters are not capable of being obtained after the use of commercially reasonable efforts by the Borrower and its Subsidiaries, (c) any notices to be sent to account debtors or other contractual third parties (other than after the occurrence of an Event of Default), (d) any perfection action to the extent this Agreement or the Collateral Documents applicable to the relevant Loan Party expressly provides such action is not required, (e) any control agreements or arrangements with respect to any assets other than Deposit Accounts and Securities Accounts that are not Excluded Accounts and (f) delivery of any stock certificates of Persons other than Loan Parties and Material Subsidiaries. “Excluded Subsidiary” means, (a) any not-for-profit Subsidiary, (b) any captive insurance entity, (c) any merger Subsidiary formed in connection with a Permitted Acquisition so long as such merger Subsidiary is merged out of existence pursuant to such Permitted Acquisition or dissolved within [**] of its formation thereof or such later date as permitted by Administrative Agent in its reasonable discretion, (d) [reserved], (e) any Subsidiary that (i) had assets representing [**]% or less of the total assets of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the last day of the most recent Fiscal Quarter for which financial statements have been, or were required to be, delivered pursuant to Section 3.1(f), Section 5.1(b) or (c), as applicable (the “Test Date”), (ii) contributed [**]% or less of the total revenues of Borrower and its Subsidiaries, for the Fiscal Quarter ended on the Test Date, and (iii) had, as of the applicable Test Date, Cash and Cash Equivalents representing [**]% or less of the total Cash and Cash Equivalents of Company and its Subsidiaries, for the Fiscal Quarter ended on the Test Date; provided, if at any time and from time to time after the Closing Date, Subsidiaries that are not Loan Parties comprise in the aggregate more than [**]% of the total assets of Company and its Subsidiaries as of the Test Date, contribute more than [**]% of the total revenues of Company and its Subsidiaries for the Fiscal Quarter ended on the Test Date, and hold, as of the applicable Test Date, more than [**]% of the total Cash and Cash Equivalents of Company and its Subsidiaries for the Fiscal Quarter ended on the Test Date, then Borrower shall, not later than [**] after the date by which financial statements for such period are required to be delivered (or such longer period as the Administrative Agent may agree in its reasonable discretion), designate in writing to Administrative Agent that one or more of such Subsidiaries is no longer an Excluded Subsidiary for purposes of this Agreement to the extent required such that the foregoing condition ceases to be true, (f) [reserved], or (g) any Subsidiary that is prohibited or restricted by any Requirement of Law or by contractual obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in

- 14 - contemplation thereof (unless in connection with a Joint Venture otherwise permitted hereunder) or for the purpose of avoiding a guarantee of the Obligations) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization, unless such consent, approval, license or authorization has been obtained or Visirna and any of its Subsidiaries. The Excluded Subsidiaries on the Closing Date are set forth on Schedule 1.1(b). Notwithstanding anything to the contrary, the Borrower may, in its reasonable discretion, designate any Subsidiary that otherwise qualifies as an “Excluded Subsidiary” pursuant to any one or more of clauses (a) through (g) above as not being an Excluded Subsidiary by written notice to the Administrative Agent (any such subsidiary as an Excluded Subsidiary, a “Designated Guarantor”) and, following such designation, may re-designate such Subsidiary as an Excluded Subsidiary with the consent of the Administrative Agent. “Excluded Taxes” has the meaning specified in Section 2.15(a). “Extraordinary Receipts” means any cash received by Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds of issuances of Capital Stock of the Borrower, other transactions described in Section 2.10(b), (c), (e), (f), (g), (h), (i), (j) and (k) hereof or other Asset Sales not described in the foregoing), including, without limitation, (a) tax refunds, (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (including but not limited to infringement actions and breach of contract claims for the enforcement of Intellectual Property Rights), (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments (excluding reimbursements for out-of-pocket costs and expenses actually incurred and paid to non-Affiliates of the Borrower or any of its Subsidiaries), and (f) any purchase price adjustment received in connection with any purchase agreement. “Fair Share” has the meaning specified in Section 7.2. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, in effect as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement, treaty, or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code. “Fazirsiran” means the pharmaceutical product candidate having the chemical structure set forth on Schedule 1.1(a), including all forms, presentations, strengths, doses, and formulations (including any method of delivery), either alone or as a Combination Product, and all other “Products” (as defined in the Fazirsiran License Agreement) licensed or sublicensed to one or more third parties under the Fazirsiran License Agreement. “Fazirsiran License Agreement” means that certain Exclusive License and Co-Funding Agreement, by and between Takeda Pharmaceuticals U.S.A., Inc. and Arrowhead Pharmaceuticals Inc. dated as of October 7, 2020, as amended by that certain First Amendment entered into as of March 15, 2022 but effective retroactively as of October 7, 2020. “Fazirsiran Payments” means [**].

- 15 - “Fazirsiran Payment Adjustment” has the meaning set forth in Section 2.10(e). “Fazirsiran Payment Shortfall Amount” has the meaning set forth in Section 2.10(e). “FDA” means the U.S. Food and Drug Administration or any successor thereto. “FDA Laws” means the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and all applicable statutes, rules, regulations, and orders and Requirements of Law administered, implemented, enforced or issued thereunder by FDA, or any applicable statutes, rules, regulations, and orders and Requirements of Law administered, implemented, enforced or issued by any comparable Governmental Authority. “Federal Health Care Program Laws” means collectively, federal Medicare or federal or state Medicaid statutes, Sections 1128, 1128A, 1128B, 1128C or 1877 of the Social Security Act (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c, 1320a-7h and 1395nn), the federal TRICARE statute (10 U.S.C. § 1071 et seq.), the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), and related regulations or other Requirements of Law that directly or indirectly govern the health care industry, programs of Governmental Authorities related to healthcare, health care professionals or other health care participants, or relationships among health care providers, suppliers, distributors, manufacturers and patients, and the pricing, sale and reimbursement of health care items or services including the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs. “Federal Health Care Programs” shall mean the Medicare, Medicaid and TRICARE programs and any other state or federal health care program, as defined in 42 U.S.C. § 1320a-7b(f). “Fee Letter” means the letter agreement, dated the Closing Date, between Company and Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time. “Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments. “First Commercial Sale” means, with respect to a Product and a country, the first sale for monetary value to a third party by the Borrower or its Subsidiaries for use or consumption by the end user of such Product in such country after regulatory approval for such Product has been obtained in such country. Sales prior to receipt of regulatory approval for such Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale. “Fiscal Quarter” means a fiscal quarter of any Fiscal Year. “Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on September 30 of each calendar year.

- 16 - “Flow of Funds Agreement” means that certain Flow of Funds Agreement, dated as of the Closing Date, duly executed by Company, Administrative Agent, and any other person party thereto, in form and substance reasonably satisfactory to Administrative Agent. “Foreign Legal Reservations” shall mean: (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court and principles of good faith and fair dealing; (b) the application of bankruptcy, insolvency, liquidation, reorganization, court schemes, moratorium, administration, receivership, examinership or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (c) the existence of timing limitations with respect to the bringing of claims under applicable limitation laws and the defenses of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for, or to indemnify a Person against, non-payment of stamp duty may be void; (d) the principle that in certain jurisdictions and under certain circumstances a Lien granted by way of fixed charge may be re-characterized as a floating charge or that security purported to be constituted as an assignment may be re-characterized as a charge; (e) the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void; (f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; (g) [reserved]; (h) the principle that a court may not give effect to any parallel debt provisions, covenants to pay or other similar provisions; (i) the principle that certain remedies in relation to regulated entities may require further approval from government or regulatory bodies or pursuant to agreements with such bodies; and (j) the principles of private and procedural laws which affect the enforcement of a foreign court judgment. “Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. “Foreign Official” means any officer or employee of a non-U.S. government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization. “Foreign Sovereign Immunities Act” means the US Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611), as amended.

- 17 - “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “FTC” means the U.S. Federal Trade Commission or any successor thereto. “Funding Default” has the meaning specified in Section 2.17. “Funding Notice” means a written notice substantially in the form of Exhibit A. “GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof. “Global Net Sales” means, with respect to any Product for any period (except with respect to any such Product that is the subject of a Product Agreement, in which case, the equivalent definition to this “Global Net Sales” definition included in such Product Agreement to the extent applicable to such revenues shall control), (a) the consolidated worldwide gross revenues generated by (a) the sale of such Product by the Borrower, its Affiliates, or Licensees, throughout the world during such period, less, without duplication, (i) customary trade, quantity and cash discounts allowed in the ordinary course, (ii) amounts repaid or credited due to refunds, credits, rebates, charge backs, retroactive price adjustments and any other similar allowances which effectively reduce the selling price, (iii) amounts repaid or credited due to product returns, (iv) an allowance for transportation, distribution, packaging, freight, postage, shipping and insurance expenses or other distribution expenses, to the extent not reimbursed by the purchaser of the Product, not to exceed [**] of gross invoiced sales, (v) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of non-limiting illustration, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program, (vi) the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such Product, (vii) customs and excise duties and other non- recoverable taxes or duties levied or imposed on such revenues (excluding income or net profit taxes or franchise taxes of any kind), to the extent not reimbursed by the purchaser of the Product, (viii) that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) that is allocated to such sales (ix) [reserved], and (x) credit card charges (including processing fees) accrued on such sales of Product and not already taken as a gross-to- net deduction in accordance with GAAP in the calculation of sales of Product (collectively, the “Permitted Deductions”), and (b) any additional consideration received by the Borrower, or any of its Subsidiaries in connection with the sale of such Product by the Borrower, its Subsidiaries, or Licensees to third parties (including any transfer price received from distributors with respect to such Product), all, in respect of clauses (a) and (b), as determined in accordance with GAAP (or applicable international accounting standards) and calculated on a basis consistent with the applicable financial statements of the Borrower, its Affiliates, or Licensees. For purposes of determining Global Net Sales of Products, a “sale” shall not include transfers or dispositions of such Product for pre-clinical or clinical purposes or as samples or for charitable, promotional, manufacturing, testing, qualification or regulatory purposes, in each case, to the extent at or below the Borrower’s, its Affiliates’, or Licensees’ cost of goods therefor. Global Net Sales shall not include sales or transfers between or among the Borrower, its Affiliates, or its or their or Licensees for subsequent resale by such selling entity. Except with respect to any Product that is a Combination Product under its applicable Product Agreement, in which case, the definition of such Combination Product (or the provisions of such Product Agreement specifying the calculation of net sales with respect to a Combination Product) included in such Product Agreement shall control, if any Product is sold as a Combination Product in any country, then Global Net Sales for such Combination Product will be calculated by the following (such process, the “Combination Product Calculation”): (1) multiplying the actual Global Net Sales of such Combination Product in such country by the fraction A/(A+B), where A is the weighted (by sales volume) average gross

- 18 - sales price in such country of the Product if sold separately in such country, and B is the weighted average gross sales price in such country of the ready for sale form of the other therapeutically active ingredient(s) in the Combination Product that are not a Product (the “Other Components”), if sold separately in such country; (2) if, on a country-by-country basis, the Other Components are not sold separately in a country, Global Net Sales in such country for the purpose of determining royalty payments on Global Net Sales of the Combination Product shall be calculated by multiplying actual Global Net Sales of such Combination Product in such country by the fraction A/C where A is the weighted average gross sales price in such country of the Product, if sold separately in such country, and C is the weighted average gross sales price of the Combination Product in such country; (3) if, on a country-by-country basis, a Product is not sold separately, Global Net Sales in such country for the purpose of determining royalty payments on Global Net Sales of the Combination Product shall be calculated by multiplying the actual Global Net Sales of such Combination Product by the fraction (C-B)/C, where B is the weighted average gross sales price in such country of the Other Components, if sold separately in such country, and C is the weighted average gross sales price in such country of the Combination Product; or (4) if, on a country-by-country basis, neither a Product nor the Other Components are sold separately in such country, Global Net Sales of the Combination Product in such country for the purposes of determining royalty payments on such Global Net Sales of such Combination Product shall be determined by the Borrower based on the relative fair market value of such Product and Other Components, taking into account the medical contribution to the Other Components, and all other factors reasonably relevant to the relative value of, the Product, on the one hand, and all of the Other Components as applicable, collectively, on the other hand. “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, including any patent office, in each case whether associated with a state of the United States, the United States or a foreign entity or government. “Governmental Authorization” means any permit, license, authorization, clearance, approval, Registration, plan, directive, administrative order, consent order or consent decree of or from any Governmental Authority. “Grantor” has the meaning specified in the Pledge and Security Agreement. “GSK4532990” means the pharmaceutical product candidate having the chemical structure set forth on Schedule 1.1(a), including all forms (including salt forms), presentations, strengths, doses, and formulations (including any method of delivery), either alone or as a Combination Product, and all other “Products” (as defined in the GSK4532990 License Agreement) licensed or sublicensed to one or more third parties under the GSK4532990 License Agreement. “GSK4532990 License Agreement” means that certain Exclusive License Agreement by and between Arrowhead Pharmaceuticals, Inc. and GlaxoSmithKline Intellectual Property (No. 3) Limited dated as of November 22, 2021. “Guaranteed Obligations” has the meaning specified in Section 7.1. “Guarantor” means each Subsidiary of Borrower and each other Person which guarantees, pursuant to Article VII or otherwise, all or any part of the Obligations. For the avoidance of doubt, no Excluded Subsidiary shall be a Guarantor except at the election of Borrower in accordance with Section 5.10. “Guarantor Subsidiary” means each Guarantor.

- 19 - “Guaranty” means (a) the guaranty of each Guarantor set forth in Article VII and (b) each other guaranty, in form and substance satisfactory to Administrative Agent, made by any other Guarantor for the benefit of the Secured Parties guaranteeing all or part of the Obligations. “Hazardous Materials” means, regardless of amount or quantity, (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law, (b) petroleum and its refined products, (c) polychlorinated biphenyls, (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials, (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws, and (f) any substance or materials that are otherwise regulated under Environmental Law. “Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing. “Hedging Agreement” means any interest or foreign exchange rate swap agreement, interest rate or foreign exchange cap agreement, interest rate or foreign exchange collar agreement, interest rate or foreign exchange hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure or foreign exchange exposure associated with Borrower’s and its Subsidiaries’ operations, and (b) not for speculative purposes. “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. “Historical Financial Statements” means as of the Closing Date, (a) the audited financial statements of Borrower and its Subsidiaries, for the Fiscal Year ended September 30, 2023, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (b) the financial statements of Borrower and its Subsidiaries for the Fiscal Quarter ended March 31, 2024, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Quarter. “Immaterial Subsidiary” means a Subsidiary of the Borrower described in clause (e) of the definition of Excluded Subsidiary. “Increased Cost Lenders” has the meaning specified in Section 2.18. “Incremental Term Loans” means the Term Loans funded after the Closing Date pursuant to Section 2.1(a)(iii).

- 20 - “Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition to the extent such earn-outs and deferred payment obligations are fixed and non-contingent (excluding any such obligations incurred under ERISA and excluding trade payables incurred in the ordinary course of business and repayable in accordance with customary trade terms), (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above, (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Hedging Agreement, whether entered into for hedging or speculative purposes, (l) Disqualified Capital Stock, and (m) any Royalty Monetization Transaction. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person. Notwithstanding anything herein to the contrary, Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) endorsements of checks or drafts arising in the ordinary course of business, (iii) Capital Stock to the extent not constituting Disqualified Capital Stock, (iv) any obligations in respect of any Permitted Equity Derivative, (v) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits or any deferred obligations incurred under ERISA until such obligations become a liability on the balance sheet of such Person in accordance with GAAP, (vi) purchase price adjustments or earn outs or other contingent payments of a similar nature (including any non-compete payments and consulting payments) made in connection with any Investment or other acquisitions permitted hereunder, in each case, to the extent such obligations have not become due and payable (provided that deferred payments that are fixed or not subject to a bona fide contingency shall constitute Indebtedness to the extent provided in clause (d) above), (vii) non-compete or consulting obligations incurred in connection with Investments or other acquisitions until such obligations become a liability on the balance sheet of such Person in accordance with GAAP, (viii) unsecured installment payments or the deferred purchase price of property or services to the extent payable solely in Qualified Capital Stock of such Person, and (ix) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset.

- 21 - “Indemnified Liabilities” means, collectively, any and all liabilities (including Environmental Liabilities and Costs), obligations, losses, damages (including natural resource damages), fines, penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, monitoring, abatement, cleanup, removal, remediation or other response or corrective action necessary to remove, remediate, clean up, abate or otherwise address any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted in writing against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)), (b) the statements contained in the proposal letter delivered by any Lender to Company prior to the Closing Date with respect to the transactions contemplated by this Agreement, or (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning specified in Section 10.3. “Indemnitee Agent Party” has the meaning specified in Section 9.6. “Initial Delayed Draw Term Loan” means the Term Loans funded after the Closing Date pursuant to Section 2.1(a)(ii). “Initial Term Loan” means the Term Loan funded on the Closing Date pursuant to Section 2.1(a)(i). “Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund the Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all such Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment is set forth on Appendix A- 1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitment as of the Closing Date is $400,000,000. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law. “Intellectual Property” has the meaning specified in the Pledge and Security Agreement. “Intellectual Property Rights” means any and all rights, title and interests in and to all intellectual property rights of every kind and nature however denominated, as they exist throughout the world, including (a) any Patent;

- 22 - (b) trademarks, trade names, service marks, brands, trade dress and logos, packaging design, slogans, domain names and the goodwill and activities associated therewith (collectively, “Trademarks”); (c) copyrights, mask work rights, confidential information, trade secrets, database rights, including all compilations, databases and computer programs, manuals and other documentation, and all derivatives, translations, adaptations, and combinations of the above (collectively, “Copyrights”); (d) Know-How; (e) rights of publicity, and moral rights; and (f) any and all other intellectual property rights or proprietary rights, whether or not patentable, including any and all registrations, applications, recordings, licenses, common-law rights, statutory rights, administrative rights, and contractual rights relating to any of the foregoing, claims of infringement and misappropriation against third parties, and regulatory filings, submissions and approvals. “Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the Closing Date, made by the Loan Parties and their Subsidiaries in favor of Administrative Agent for the benefit of the Secured Parties in form and substance reasonably satisfactory to Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time. “Interest Payment Date” means (a) the last Business Day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date and (b) the final maturity date of the Loans (whether by scheduled maturity, acceleration or otherwise). “Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended. “Investment” means (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the securities or Capital Stock or all or substantially all of the assets of any other Person (or of any product, division, product line or business line of such other Person), (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person, of any Capital Stock of such Person, (c) any direct or indirect loan, advance, or capital contributions (or transfer or similar payment made from one entity to its Subsidiary in lieu of any capital contributions that would otherwise be required) by Borrower or any of its Subsidiaries to any other Person, including all indebtedness (including, without limitation, any intercompany indebtedness) and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, and (d) any direct or indirect guarantee of any obligations of any other Person. The amount of any Investment shall be (i) the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment; minus (ii) the amount of dividends or distributions actually received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment that in each case is received in cash or Cash Equivalents (not in excess of the amount of Investments originally made). “Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form in which the Borrower or any of its Subsidiaries holds any Capital Stock; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party. On the Closing Date, the only Joint Venture is Visirna.

- 23 - “Joint Venture Proceeds” means any and all proceeds payable to Borrower or any of its Subsidiaries pursuant to a Joint Venture, including but not limited to dividends, whether paid in cash, equity or any other form of consideration; provided, that, any amounts payable in respect of the research, development, manufacture and/or Commercialization of any Partnered Asset shall be treated as Royalties, Milestones, or Profit Share Amounts (as the case may be) in respect of such Partnered Asset. “Junior Debt” has the meaning assigned to such term in the definition of Restricted Junior Payment. “Know-How” means all information and materials, including but not limited to discoveries, improvements, processes, methods, protocols, formulations formulas, data (including pharmacological, toxicological, non-clinical data, clinical data, analytical and quality control data, manufacturing data and descriptions, market data, financial data or descriptions), inventions, devices, assays, chemical formulations, specifications, product samples and other samples, physical, practices, procedures, technology, techniques, designs, drawings, correspondence, computer programs, documents, apparatus, results, strategies, Regulatory Documentation, information and submissions pertaining to, or made in association with, filings with any Governmental Authority, research in progress, algorithms, data, databases, data collections, chemical and biological materials (including any compounds, DNA, RNA, clones, vectors, cells and any expression product, progeny, derivatives or improvements thereto), and the results of experimentation and testing, including samples in each case, knowledge, know-how, trade secrets and the like, in written, electronic, oral or other tangible or intangible form, patentable or otherwise, which are not generally known. “Lender” means each lender listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement. “Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise. “License Agreements” has the meaning set forth in Section 4.23(b). “Licensee” means any third party to which Company, any of its Subsidiaries, or any of their respective licensees, directly or indirectly through multiple tiers, grants a license, a sublicense, or other right to develop, manufacture or Commercialize a Product in any jurisdiction. “Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, license or sublicense, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of securities or Capital Stock, any purchase option, call or similar right of a third party with respect to such securities or Capital Stock. “Loan” means any Term Loan. “Loan Account” means an account maintained hereunder by Administrative Agent on its books of account at the Payment Office, and with respect to Company, in which it will be charged with the Term Loan made to, and all other Obligations incurred by the Loan Parties.

- 24 - “Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letter, the Flow of Funds Agreement, any Guaranty, the Intercompany Subordination Agreement, the Perfection Certificate, any intercreditor agreement executed pursuant to Section 9.8(a)(ii)(A), and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of Administrative Agent or any Lender in connection herewith. “Loan Party” means Company or any Guarantor. “Loan Party Partner” has the meaning set forth in Section 4.33(a). “Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time. “Market Capitalization Milestone” means the Company achieves an aggregate market capitalization of the Company (based on the closing price of the Common Stock on the date of such calculation) of greater than (i) $[**] for the purposes of the definition of Permitted Acquisition and Section 2.10(f) of this Agreement and (ii) $[**] for purposes of the definition of Required Milestone Cash Amount. “Material Adverse Effect” means a material adverse effect with respect to (a) the business operations, properties, assets, financial condition, or liabilities of Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to fully and timely perform its obligations under any Loan Document to which it is a party, (c) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document to which it is a party, (d) the validity, perfection or priority of Administrative Agent’s Liens on the Collateral or (e) the rights, remedies and benefits available to, or conferred upon, Administrative Agent and any Lender or any other Secured Party under any Loan Document. “Material Contract” means (a) any contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, non-performance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect and (b) those contracts and arrangements listed on Schedule 4.15 with respect to Material Products. “Material Product” means [**]. “Material Real Property” means (i) the fee-owned real property that is located at the Verona Technology Park at 1080 Arrowhead Way, Verona, Wisconsin 53593 (the “Wisconsin Facility”) and (ii) any other fee-owned real property that is owned by any Loan Party with a fair market value in excess of $[**] (at the time of acquisition, as reasonably estimated by the Borrower in good faith). “Material Regulatory Liabilities” means (a) any Liabilities arising from the violation of FDA Laws, Public Health Laws, Federal Health Care Program Laws, or other applicable comparable Requirements of Law, or the terms, conditions of or requirements applicable to any Registrations (including costs of actions required under applicable Requirements of Law, including FDA Laws and Federal Health Care Program Laws, or necessary to remedy any violation of any terms or conditions applicable to any Registrations), including, but not limited to, withdrawal of approval, revocation, or suspension of a Governmental Authorization for, or recall, import detention, or seizure of, any Product, and (b) any loss of recurring annual revenues as a result of any loss, suspension or limitation of any Registrations, which, in the case of the foregoing clauses (a) and (b), (i) exceeds $[**] individually or in the aggregate or (ii) would reasonably be expected to result in a Material Adverse Effect. “Material Subsidiary” means a Subsidiary of the Borrower other than an Immaterial Subsidiary.

- 25 - “Milestones” means, with respect to any Product and Platform Technology, (i) any and all milestone payments received by or on behalf of Borrower or any of its Subsidiaries under any Permitted Product Agreement or pursuant to any Royalty Monetization Transaction in respect of such Product or Platform Technology (including but not limited to research milestones, development milestones, commercialization milestones, milestones payable on the First Commercial Sale of a Product, and purchase price milestones (including the RPI Milestones)), (ii) any and all payments received by or on behalf of Borrower or any of its Subsidiaries in lieu of such payments described in the foregoing clause (i), (iii) any and all interest payments received by Borrower or any of its Subsidiaries assessed on any payments described in the foregoing clauses (i) and (ii), and (iv) without duplication of any payment actually made under clauses (i), (ii) and (iii), any and all “proceeds” recoverable or recovered with respect to any of the foregoing. “MOIC” has the meaning specified in the Fee Letter. “Monetized Territory” has the meaning set forth in the definition of “Pipeline Asset Monetization”. “Moody’s” means Moody’s Investor Services, Inc. “Mortgage” means a mortgage, deed of trust or deed to secure debt that encumbers Real Property, in form and substance satisfactory to Administrative Agent, made by a Loan Party in favor of Administrative Agent for the benefit of the Secured Parties, securing the Obligations and delivered to Administrative Agent. “Mortgage Deliverables” has the meaning specified in Section 5.11. “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA. “Narrative Reports” means, with respect to the financial statements for which such narrative report is required, (a) a customary management discussion and analysis report in a customary form for the Borrower for the applicable fiscal quarter or fiscal year and for the period from the beginning of the then- current fiscal year to the end of the period to which the relevant financial statements relate and (b) a narrative report, in a form to be mutually agreed by Borrower and Administrative Agent and which is intended to provide the following information (i) Company’s material clinical development activities involving any Products (other than Partnered Assets), including the timing/enrollment, material changes to design and latest estimate for completion for such clinical development programs, (ii) any Products (other than Partnered Assets) Commercialized by the Company, monthly units, ASP and net sales by country, and (iii) any reports summarizing development or commercialization activities received by the Borrower or any of its Subsidiaries in connection with any Joint Ventures or from Licensees with respect to their respective Partnered Assets. “Net Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments received by or on behalf of Borrower or any of its Subsidiaries from such Asset Sale (including, in the case of any Permitted Product Agreement, any up-front payments, Royalties, Milestones, Joint Venture Proceeds, Profit Share Amounts and other similar payments), minus (ii) any bona fide costs or expenses incurred in connection with such Asset Sale that are properly attributable to such Asset Sale and to the extent paid or payable to non-Affiliates, including (A) income or gains Taxes paid or reasonably estimated to be payable in connection therewith, (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (C) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s

- 26 - indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale and (D) any reasonable and documented out-of-pocket fees or expenses incurred in connection therewith; provided that upon release of any such reserve, the amount released shall be considered Net Proceeds, provided further that any Asset Sale comprising a Permitted Product Agreement shall not be subject to the deductions set forth in this subsection (ii), and (b) with respect to any insurance, condemnation, taking or other casualty proceeds, an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries (A) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual costs or expenses incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, and (B) any bona fide costs and expenses incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith. “New License Agreement” has the meaning set forth in Section 5.12(c). “NIH” has the meaning specified in the definition of Public Health Laws. “Non-Core Markets” means any country or jurisdiction that is not a Core Market. “Note” means a promissory note evidencing the Initial Term Loan or a Delayed Draw Term Loan, as applicable. “Notice” means a Funding Notice. “Obligations” means all obligations of every nature of each Loan Party and its Subsidiaries from time to time owed to Administrative Agent (including former Administrative Agents), the Lenders or any of them, in each case, under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), any Yield Maintenance Premium, any MOIC, fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance). “OFAC” has the meaning specified in the definition of “Anti-Terrorism Laws”. “OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced. “Olpasiran” means the pharmaceutical product candidate having the chemical structure set forth on Schedule 1.1(a), including all forms, presentations, strengths, doses, and formulations (including any method of delivery), either alone or as a Combination Product, and all other “Licensed Products” (as defined in the Olpasiran License Agreement) licensed or sublicensed to one or more third parties under the Olpasiran License Agreement.

- 27 - “Olpasiran License Agreement” means that certain Second Collaboration and License Agreement by and between Amgen Inc. and Arrowhead Pharmaceuticals, Inc. dated as of September 28, 2016. “Orange Book” means the FDA publication “Approved Drug Products with Therapeutic Equivalence Evaluations,” which identifies drug products approved by the FDA under the Federal Food, Drug, and Cosmetic Act as well as patent and exclusivity information related to approved drug products, as may be amended from time to time. “Orange Book Patent” means any Product Patents issued in the U.S. and listed in Orange Book pursuant to 21 U.S.C. Section 355(b)(1), as such patent listing may be amended from time to time, together with all foreign counterpart patents. “Organizational Documents” means (a) with respect to any corporation or company, its certificate, articles or memorandum of incorporation, organization or association, and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its articles of organization, and its operating agreement (or, in each case of (a) through (d), the equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction). In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official. “Other Connection Taxes” has the meaning specified in Section 2.15(a). “Other Taxes” has the meaning specified in Section 2.15(a). “Outbound License Agreement” means, individually or collectively as the context requires, the agreements listed in Items 1 through and including 5 of Schedule 4.23(b)(ii). “Participant Register” has the meaning specified in Section 10.6(h)(ii). “Partnered Assets” means (a) [**], (b) [**], and (c) any Products that are the subject of any Specified Transaction after such Specified Transaction is entered into. “Patent” means any patent or patent application, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any of the foregoing patent applications, any certificate, reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent or other governmental actions which extend the duration or any of the subject matter of a patent, and any substitution patent, confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing. “PATRIOT Act” has the meaning specified in Section 4.29. “Payment Office” means Administrative Agent’s office located at 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201 or such other office or offices of Administrative Agent as may be designated in writing from time to time by Administrative Agent and Company. “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

- 28 - “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA. “Perfection Certificate” means that certain Perfection Certificate, dated as of the Closing Date. “Permitted Acquisition” means any acquisition by Company or its wholly owned Subsidiaries, whether by purchase, merger, in-licensing or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, or Patents, or similar or related Intellectual Property rights of, any Person; provided, (a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable and material Governmental Authorizations; (c) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor Subsidiary in connection with such acquisition shall be owned [**]% by a Loan Party, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary, each of the actions required to be taken as of such date as set forth in Section 5.10, Section 5.11 and/or Section 5.12, as applicable; (d) Borrower and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended; (e) to the extent the Market Capitalization Milestone is not satisfied, in the case of an acquisition with total consideration in excess of $[**], and solely to the extent reasonably available to the Company, the Company shall have delivered to Administrative Agent at least [**] (or such shorter period as agreed to by Administrative Agent in writing) prior to such proposed acquisition such information and documents that Administrative Agent may reasonably request, including, without limitation, financial information with respect to such acquired assets, to the extent such financial information is available, and drafts of the respective acquisition agreements related thereto; (f) any Person or assets or division as acquired in such Permitted Acquisition shall be in the same business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date (or in lines of business reasonably related or incidental thereto, or such other lines of business as may be consented to by Administrative Agent (such consent not to be unreasonably withheld or delayed)); (g) the acquisition shall have been approved by the Board of Directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired or a court of competent jurisdiction; and (h) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within [**] or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within [**];

- 29 - (i) the total consideration (excluding any portion thereof paid with Common Stock of the Company or with proceeds of a substantially concurrent (and in no event more than [**] before or after such acquisition) issuance of Common Stock) paid or payable in connection with (x) an individual acquisition shall not exceed $[**] and (y) all such acquisitions consummated since the Closing Date shall not exceed $[**]; and (j) all such assets so acquired shall be subject to the mandatory prepayment obligations set forth in Section 2.10(h) and Section 2.10(i). “Permitted Convertible Indebtedness” means any Indebtedness of Borrower that is convertible based on a fixed conversion rate (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) into shares of Common Stock of Borrower (or other securities or property following a merger event or other change of the Common Stock of Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such Common Stock or such other securities); provided that (a) at the time such Indebtedness is incurred, no Default or Event of Default has occurred and is continuing or would occur as a result of such incurrence, (b) all necessary corporate, company, shareholder or similar actions shall be taken and consents obtained in connection with the issuance of such Indebtedness, (c) the issuance of such Indebtedness shall be consummated in compliance with all applicable Requirements of Law, and (d) the documentation evidencing such Indebtedness shall have been delivered to Administrative Agent and shall be on customary terms for similar convertible transactions in the public markets (as determined by Borrower in good faith) but in all cases including all of the following terms: (i) it shall not have a cash pay interest rate that exceeds [**]% per annum, (ii) it shall be (and shall remain at all times) unsecured to the Obligations, (iii) it shall not have a maturity (and shall not have any scheduled amortization of principal) prior to the date that is [**] after the Term Loan Maturity Date in effect at the time such Indebtedness is incurred, (iv) if it has any negative covenants, such covenants (including covenants relating to incurrence of Indebtedness), shall not be more restrictive than those set forth herein, (v) it shall have no restrictions on Borrower’s or its Subsidiaries’ ability to grant liens securing the Obligations, (vi) it shall not prohibit the incurrence of the Obligations, (vii) it is not guaranteed by any Subsidiary and (viii) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of the Company (or any of its Subsidiaries) (such indebtedness or other payment obligations a “Cross-Default Reference Obligation”) contains a cure period of at least [**] (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least [**]% (or any other applicable percentage) in the aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision. “Permitted Equity Derivative” means any forward purchase, accelerated share repurchase, call option, warrant or other derivative transactions in respect of Borrower’s Common Stock; provided, that (w) the terms, conditions and covenants of each such transaction shall be customary for transactions of such type, as determined by Borrower in good faith, (x) such transaction may, at the option of Borrower, be settled in Common Stock of Borrower, (y) such transaction is entered into contemporaneously and otherwise in connection with the issuance of Permitted Convertible Indebtedness or the Restricted Junior Payments in respect of such transaction are otherwise permitted pursuant to Section 6.5(f), and (z) such transaction shall be classified in Borrower’s stockholders’ equity under FASB ASC 815-40 or any successor provision. “Permitted Fazirsiran Reduction” means [**]. “Permitted Indebtedness” means:

- 30 - (a) the Obligations; (b) to the extent constituting Indebtedness, Permitted Intercompany Investments; provided, that such Indebtedness shall be unsecured and, to the extent such Indebtedness is owed by a Loan Party to a Subsidiary that is not a Loan Party, the parties thereto are party to an Intercompany Subordination Agreement; (c) Indebtedness incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or Asset Sales permitted hereunder; (d) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries; (e) Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations; (f) (i) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; and (ii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within [**] of incurrence; (g) Indebtedness described in Schedule 6.1, and any Permitted Refinancing Indebtedness in respect of such Indebtedness; (h) Indebtedness in an aggregate amount outstanding not to exceed at any time, together with the aggregate amount of Indebtedness incurred pursuant to clause (m) below, $[**] with respect to (i) Capital Leases and (ii) purchase money Indebtedness (including any Indebtedness acquired in connection with a Permitted Acquisition); provided that any such Indebtedness shall be secured only by the asset subject to such Capital Lease or by the asset acquired in connection with the incurrence of such Indebtedness; (i) guaranties with respect to Indebtedness of Borrower or any of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness to the extent such guaranties are not prohibited by Section 6.7; provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such guaranty shall be subordinated to the Obligations on terms at least as favorable to the Secured Parties as those contained in the subordination of such Indebtedness; (j) unsecured Indebtedness of Borrower owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by Borrower of the Capital Stock of Borrower that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate outstanding principal amount of all such Indebtedness incurred

- 31 - pursuant to this clause (j) does not exceed $[**], and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Administrative Agent; (k) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period; (l) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, deferred purchase price and compensation, or other similar arrangements incurred by such Person in connection with the consummation of one or more Permitted Acquisitions, any Investment permitted hereunder or any license, transfer or other Asset Sale permitted hereunder; (m) Indebtedness of a Person whose assets or Capital Stock are acquired by Borrower or any of its Subsidiaries in a Permitted Acquisition in an aggregate amount not to exceed, together with the aggregate amount of Indebtedness incurred pursuant to clause (h) above, $[**] at any one time outstanding; provided, that such Indebtedness (i) was in existence prior to the date of such Permitted Acquisition, (ii) is either purchase money Indebtedness or a Capital Lease with respect to equipment or mortgage financing with respect to a facility or other Indebtedness reasonably satisfactory to the Administrative Agent, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition; (n) Permitted Convertible Indebtedness and any Permitted Refinancing Indebtedness in respect thereof in an aggregate outstanding principal amount not to exceed the greater of $[**] and [**]% of the aggregate market capitalization of the Company (based on the closing price of the Common Stock on the trading date immediately prior to the incurrence of such Indebtedness); provided that, any such Indebtedness incurred pursuant to this clause (n) shall not exceed $[**] in the aggregate at any time; (o) Indebtedness consisting of obligations in respect of letters of credit, bank guarantees, surety bonds or performance bonds in an aggregate outstanding principal amount not to exceed $[**]; (p) [reserved]; (q) Indebtedness owed to any financial institution in respect of purchasing or debit card programs, credit card programs and related liabilities arising from ordinary course treasury, depository or cash management services, including any payments in connection with the termination thereof; (r) Indebtedness consisting of take-or-pay obligations contained in supply arrangements in the ordinary course of business; (s) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; (t) Indebtedness incurred in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for collection purposes, in each case incurred or undertaken in the ordinary course of business; (u) guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners;

- 32 - (v) to the extent constituting Indebtedness, obligations under a Permitted Royalty Transaction; provided that with respect to any Permitted Royalty Transaction entered into after the Closing Date (i), prior to entering into a Permitted Royalty Transaction, the Borrower shall provide written notice to the Lenders of any process run by or on behalf of the Borrower involving a Royalty Monetization Transaction and to negotiate in good faith with the Lenders should the Lenders elect to submit a bid for such Royalty Monetization Transaction; provided that the Borrower shall in no way be precluded from soliciting other bids and conducting contemporaneous negotiations with other third party bidders for such Royalty Monetization Transaction; (w) [reserved]; (x) obligations under any Hedging Agreement; (y) any Permitted Equity Derivatives; (z) other Indebtedness of Borrower and its Subsidiaries, which is unsecured in an aggregate amount not to exceed at any time $[**]; and (aa) ordinary course tenant improvement loans relating to leased property. For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt. “Permitted Intercompany Investments” means Investments by (a) a Loan Party to or in another Loan Party, (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party; provided that no Intellectual Property Rights; provided, that, no Product or Intellectual Property Rights with respect to any Product shall be assigned, transferred, contributed, licensed, sublicensed, or otherwise disposed by any Loan Party to a Subsidiary that is not a Loan Party pursuant to this clause (b) except for Registrations required to be transferred to satisfy regulatory requirements in jurisdictions outside the United States, and non-exclusive licenses required to permit such Subsidiary to operate and/or run clinical trials in the ordinary course of business, (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or an advance, such Subsidiary that is not a Loan Party subordinates the obligations owed by the Loan Party to the Obligations pursuant to an Intercompany Subordination Agreement and (d) a Loan Party to a subsidiary that is not a Loan Party; provided that, with respect to this clause (d), (i) the aggregate outstanding amount of such Investments does not exceed $[**] in the aggregate outstanding at any time, (ii) Company and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 on a pro forma basis after giving effect to such Investment and (iii) in the event such Subsidiary becomes a Loan Party, such Investment is deemed to occur under clause (a) above upon such Subsidiary becoming a Loan Party; provided, further, that, no Product or Intellectual Property Rights with respect to any Product shall be assigned, transferred, contributed, licensed, sublicensed, or otherwise disposed by any Loan Party to a Subsidiary that is not a Loan Party pursuant to this clause (d) except for Registrations required to be transferred to satisfy regulatory requirements in jurisdictions outside the United States, and non-exclusive licenses required to permit such Subsidiary to operate and/or run clinical trials in the ordinary course of business. “Permitted Investments” means: (a) Investments in Cash and cash equivalents (including Cash Equivalents);

- 33 - (b) equity Investments owned as of the Closing Date in any Subsidiary and equity Investments owned after the Closing Date in any Subsidiary as a result of the formation of a Subsidiary to the extent otherwise permitted hereunder; (c) Permitted Intercompany Investments; (d) loans and advances to employees of Borrower and its Subsidiaries (i) made in the ordinary course of business and described on Schedule 6.6, and (ii) any refinancings of such loans after the Closing Date in an aggregate amount not to exceed $[**] at any time outstanding; (e) Permitted Acquisitions; (f) Investments described in Schedule 6.7 as of the Closing Date; (g) any Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes; (h) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (i) Investments in the ordinary course of business consisting of customary trade arrangements with customers; (j) advances made in connection with purchases of goods or services in the ordinary course of business; (k) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition; (l) so long as no Event of Default has occurred and is continuing or would result therefrom, Investments in Joint Ventures; provided that, the aggregate amount of all such Investments in Joint Ventures shall not exceed $[**]; (m) Permitted Equity Derivatives; (n) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (o) Investments in Hedging Agreements; (p) any Investment of the non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with this Agreement;

- 34 - (q) Investments consisting of earnest money deposits made by Borrower or its Subsidiaries in connection with any letter of intent or other agreement in respect of any Investment permitted by this Agreement; (r) [reserved]; (s) guarantees of operating leases or of other obligations, in each case, that do not constitute Indebtedness, and are entered into by Borrower or any Subsidiary in the ordinary course of business; (t) Investments consisting of the redemption, purchase, repurchase or retirement of any Capital Stock of Borrower permitted by this Agreement; (u) [reserved]; and (v) so long as no Event of Default has occurred and is continuing or would result therefrom, other Investments in Cash in an aggregate amount outstanding not to exceed $[**]. “Permitted Liens” means: (a) Liens in favor of Administrative Agent for the benefit of Secured Parties granted pursuant to any Loan Document; (b) Liens for Taxes (i) not yet due and payable or (ii) if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves required by GAAP have been made; (c) statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue; (d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof; (e) easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder; (g) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

- 35 - (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (k) Liens described in Schedule 6.2; provided that any such Lien shall only secure the Indebtedness that it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof; (l) Liens securing Capital Leases or purchase money Indebtedness permitted pursuant to clause (h) of the definition of Permitted Indebtedness; provided, any such Lien shall encumber only the asset subject to such Capital Lease or the asset acquired with the proceeds of such Indebtedness; (m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; (n) Liens assumed by Borrower and its Subsidiaries in connection with a Permitted Acquisition that secure Indebtedness permitted by clause (m) of the definition of Permitted Indebtedness; (o) Liens solely on any cash and Cash Equivalents (and related segregated Deposit Accounts or Securities Accounts) securing Indebtedness permitted pursuant to clause (o) of the definition of Permitted Indebtedness, and (ii) Liens on cash deposits not exceeding $[**] in the aggregate securing Indebtedness permitted pursuant to clause (q) of the definition of Permitted Indebtedness; (p) [reserved]; (q) Liens in favor of vendors or suppliers of such Person in the ordinary course of business to the extent encumbering property purchased from or provided by such vendors or suppliers and the proceeds thereof; (r) Liens securing any judgments, writs or warrants of attachment or similar process not constituting an Event of Default under Section 8.1(h); (s) Liens that are contractual rights of setoff relating to purchase orders entered into with customers, vendors or suppliers of such Person in the ordinary course of business; (t) to the extent constituting Liens, licenses and sublicenses pursuant to Asset Sales permitted under Sections 6.9(b)(xi), (b)(xvii), (b)(xviii), (b)(xix), and non-exclusive licenses permitted under Section 6.9(b)(xx); (u) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Borrower or its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting

- 36 - arrangements, as part of a bank’s standard term and conditions; provided, that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; (v) Liens (i) of a collection bank arising under Section 4-210 of the UCC, or any comparable or successor provision, on items in the course of collection; and (ii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry; (w) Permitted Security Interests (as defined below) granted pursuant to any Permitted Royalty Transaction; (x) Liens on specific items of inventory or other goods and proceeds of the Borrower or a Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (y) Liens arising from, or from UCC financing statement filings regarding, operating leases entered into by the Borrower or its Subsidiaries in the ordinary course of business or consistent with industry practice; (z) Liens on inventory arising out of conditional sale, title retention, consignment or similar arrangements with customers or suppliers, in each case to the extent entered into in the ordinary course of business or consistent with industry practice; (aa) any encumbrance or restriction, including any put and call arrangements, related to Capital Stock in any Joint Venture set forth in the operating or organizational documents of such Joint Venture or any related joint venture, shareholders’ or similar agreement; (bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (cc) [reserved]; (dd) [reserved]; (ee) [reserved]; (ff) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon; and (gg) other Liens incurred in the ordinary course of business of Borrower or any Subsidiary of Borrower with respect to obligations that do not exceed, together with Liens described in clause (b) above, $[**] in the aggregate at any one time outstanding; provided, that, such Lien shall not be on Product Intellectual Property Rights, Platform Intellectual Property Rights or Registrations. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, no Liens on any Product (other than inventory), Intellectual Property Rights relating to any Product or Registrations relating to any Product shall be permitted under this Agreement (other than non-consensual

- 37 - Liens constituting “Permitted Liens” and Liens described in clauses (a), (t) and (w) above). “Permitted Plozasiran Agreement” means any agreement with respect to a Permitted Royalty Transaction with respect to Plozasiran, subject to the prepayment obligations required by Section 2.10(g). “Permitted Product Agreement” means a Product Agreement that grants a license or sublicense of any rights under any Product Intellectual Property Rights, Platform Intellectual Property Rights, Registrations, Regulatory Documentation, or Collateral that allows the Licensee to research, develop, Commercialize, manufacture, distribute or otherwise utilize a Product in any Core Market or Non-Core Market; provided that, any such Product Agreement (i) [**], (ii) permits the disclosure of royalty, development, commercialization and similar reports, and copies of any written notices (other than filings, submissions, reports, notices, correspondence and other documentation related to routine patent prosecution in the ordinary course and any materials that would be deemed privileged in connection with patent litigation) furnished to or by any the Loan Parties pursuant to such Product Agreement, to the Administrative Agent and the Lenders in accordance with Section 5.1(e), and (iii) [**]; provided that, if requested by Borrower, the Administrative Agent shall enter into [**], in form and substance reasonably satisfactory to the Administrative Agent, in connection with the entry by Borrower or any Subsidiary into any Permitted Product Agreement. “Permitted Product Transaction” means the grant of a license or sublicense or any other disposition of any rights under any Product Intellectual Property Rights, Platform Intellectual Property Rights, Registrations, Regulatory Documentation, or Collateral pursuant to a Permitted Product Agreement. “Permitted Reduction” means a Reduction taken by a counterparty to a Permitted Product Agreement, including any such agreement for a Partnered Asset, against any payment of any Royalties, Milestones, Profit Share Amounts or Joint Venture Proceeds pursuant to the express terms of such Permitted Product Agreement, excluding any amount owing from the Borrower or any of its Subsidiaries to the counterparty of such Permitted Product Agreement in respect of any right of such counterparty against the Borrower or any of its Subsidiaries arising from or in connection with such Permitted Product Agreement (other than an obligation owing from the Borrower or any of its Subsidiaries to such counterparty due to any overpayment of Royalties, Milestones, Profit Share Amounts or Joint Venture Proceeds by such counterparty). “Permitted Refinancing Indebtedness” means any Indebtedness of Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Borrower or any of its Subsidiaries; provided that: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); (b) such Permitted Refinancing Indebtedness (i) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Term Loans;

- 38 - (c) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Obligations on terms at least as favorable to Administrative Agent and the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (d) such Indebtedness is incurred either by Borrower or by the Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and (e) in the case of Permitted Convertible Indebtedness, such Indebtedness complies with the terms set forth in the proviso of the definition of Permitted Convertible Indebtedness. “Permitted Reinvestment Purposes” has the meaning specified in Section 2.10(b)(ii). “Permitted Royalty Transaction” means (a) the Royalty Monetization Transaction pursuant to the RPI Agreement as in effect on November 9, 2022 (as amended, supplemented or otherwise modified from time to time in a manner not adverse to the Lenders, it being understood that any amendment, supplement or modification that would (i) adversely affect the amount or timing of the payment of the RPI Milestones or (ii) sell any additional Royalties, Milestones or other payments with respect to any Product would be adverse to Lenders) and (b) any Royalty Monetization Transaction involving the sale by Borrower to any third party of up to a [**]% Royalty entitlement or [**]% Product Revenues entitlement (in the aggregate), in each case, on net sales of Plozasiran, including the grant of a Permitted Security Interest to such third party in connection with such Permitted Royalty Transaction. “Permitted Security Interest” means, solely in connection with a Permitted Royalty Transaction under clause (b) of such defined term, (a) a first priority security interest on the Royalties or Product Revenues sold to a third party pursuant to a Permitted Royalty Transaction, and (b) with respect to a sale of Product Revenues, a second priority security interest (subordinated in all respects to the Administrative Agent’s first priority security interest pursuant to an intercreditor agreement reasonably acceptable to the Administrative Agent) on the Plozasiran Product Intellectual Property Rights, in each case granted by the Borrower to a buyer of such Royalties or Product Revenues in connection with such Permitted Royalty Transaction solely to secure the payment of such Royalties or Product Revenues. “Permitted Zodasiran Agreement” means any Permitted Product Agreement with respect to Zodasiran entered into between the Borrower or any of its Subsidiaries with another Person solely with respect to any research, development, manufacture, use, marketing, Commercialization and/or distribution arrangements with respect to Zodasiran and/or the granting of any exclusive licenses in any territory with respect to Zodasiran subject to any prepayments required by Section 2.10(f); provided that, such transaction must be consummated on or prior to August 7, 2026. “Person” means and includes natural persons, corporations, companies, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities. “Personal Information” means any information that identifies or can be used to identify a natural person, including any information defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information,” or “nonpublic personal information” under applicable Data Protection Laws.

- 39 - “Pipeline Asset Monetization” means, with respect to any Pipeline Product (excluding, for the avoidance of doubt, any Material Product), (i) the sale, assignment, conveyance, transfer, or other disposition for value of Capital Stock pursuant to any Joint Venture that relates solely to one or more Pipeline Products in a specific territory (including worldwide), (ii) the license or sublicense to a third party for value of any Pipeline Product in a specific territory (including worldwide) pursuant to a Permitted Product Agreement, and/or or (iii) the sale, assignment, conveyance, transfer, or other disposition for value of all or substantially all of the Pipeline Assets for such Pipeline Product required to develop, manufacture and Commercialize such Pipeline Product in a specific territory (including worldwide); provided that (A) solely in case of (iii) above, such transactions do not include or otherwise relate to any tangible or intangible assets used or held for use in the development, manufacture or Commercialization of any Material Product, and (B) in each case (i), (ii) and (iii) above, all amounts received by Borrower and its Subsidiaries in respect of such territory (a “Monetized Territory”) shall be subject to the mandatory prepayments set forth in Section 2.10(h) (it being understood, for the avoidance of doubt, that any amounts generated by Borrower and its Subsidiaries from the development, manufacture and Commercialization by the Loan Parties of such Pipeline Product outside such Monetized Territory shall be subject to the mandatory prepayments set forth in Section 2.10(i)). Notwithstanding anything to the contrary, the Sarepta Transactions shall be deemed not to be a Pipeline Asset Monetization. “Pipeline Assets” shall mean, with respect to a Pipeline Product, on a territory-by-territory basis, the Product Intellectual Property Rights, Regulatory Documentation, and other tangible and intangible assets exclusively relating to such Pipeline Product in a territory, in each case, solely to the extent such tangible and intangible assets are both (x) required to develop and Commercialize such Pipeline Product, and (y) are not related to or otherwise useful for the development, manufacture or Commercialization of any other Product (other than such Pipeline Product in such territory). For the avoidance of doubt, Pipeline Assets specifically exclude all Platform Intellectual Property Rights and all other tangible and intangible assets that are related to or otherwise useful for the development, manufacture, use or Commercialization of any Product other than such Pipeline Product and specifically shall not include real property, plant, equipment, inventory and other tangible assets of Borrower, any of its subsidiaries or Affiliates or any deposit accounts, cash and cash equivalents, investment property, and instruments of Borrower, any of its subsidiaries and Affiliates. “Pipeline Percentage” has the meaning specified in Section 2.10(h). “Pipeline Product” means any Product, other than Material Products, being researched, developed, manufactured or Commercialized by the Borrower, any of its Subsidiaries, or any Licensees from time to time, including any Product acquired after the Closing Date of this Agreement, regardless of form, including, for the avoidance of doubt, any Product that was the subject of a Specified Transaction as of the Closing Date that is not consummated within the time period set forth in subsection (c) of the definition of “Specified Transaction”. “Platform Intellectual Property Rights” means any and all (a) Platform Technology, (b) Platform Patents, and (c) Intellectual Property Rights other than Platform Technology and Platform Patents owned by or exclusively licensed to, or purported to be owned by or exclusively licensed to, Borrower or its Subsidiaries relating to the Platform Technology (but excluding all Product Intellectual Property Rights) or that, absent a valid license or other rights under such other Intellectual Property Rights, would be infringed or misappropriated by the research, development, manufacture, use or Commercialization of the Platform Technology, including the Platform Patents and such other Intellectual Property Rights listed on Schedule 4.23(c)(ii). “Platform Patents” means the U.S. and foreign Patents and pending Patent applications owned or Controlled by the Borrower or any of its Subsidiaries, now or in the future, that claim or otherwise cover

- 40 - generally the Platform Technology, including the making, using or selling of RNAi Molecules generally and do not specifically claim or otherwise cover solely the making, using or selling of only a specific Product. “Platform Patents” include the Patents listed on Schedule 4.23(c)(ii). “Platform Technology” means all Know-How owned or Controlled by the Borrower and its Subsidiaries, now or in the future, that relates generally to the composition of matter, formulation, form, or methods of use, delivery or manufacture of RNAi Molecules regardless of gene target and do not specifically relate to the composition of matter, formulation, form, or methods of use, delivery or manufacture solely of a specific Product. “Pledge and Security Agreement” means the Pledge and Security Agreement executed by Grantors in favor of Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time. “Plozasiran” means the pharmaceutical product candidate having the chemical structure set forth on Schedule 1.1(a), including all forms (including salt forms), presentations, strengths, doses, and formulations (including any method of delivery), either alone or as a Combination Product, and including any other licensed products licensed or sublicensed to a third party under any Permitted Plozasiran Agreement. “Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. “Principal Office” means Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company and each Lender. “Pro Rata Share” means, with respect to: (a) (i) a Lender’s obligation to make the Initial Term Loan, the percentage obtained by dividing (A) such Lender’s Initial Term Loan Commitment by (B) the Total Initial Term Loan Commitment, (ii) a Lender’s obligation to make a Delayed Draw Term Loan, the percentage obtained by dividing (A) such Lender’s Delayed Draw Term Loan Commitment by (B) the aggregate amount of the Lenders’ Delayed Draw Term Loan Commitments and (iii) a Lender’s right to make an Incremental Term Loan, the percentage obtained by dividing (A) such Lender’s outstanding Term Loans and unfunded Delayed Draw Term Loan Commitments by (B) the aggregate amount of all of the Lenders’ outstanding Term Loans and unfunded Delayed Draw Term Loan Commitments; (b) a Lender’s right to receive payments of interest, fees and principal with respect to a Term Loan, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the aggregate unpaid principal amount of the Term Loan; and (c) all other matters, the percentage obtained by dividing (i) the sum of such Lender’s Delayed Draw Term Loan Commitment and the unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the sum of the Total Delayed Draw Term Loan Commitment and the aggregate unpaid principal amount of the Term Loan.

- 41 - “Product” means any product or product candidate being researched, developed, manufactured, or Commercialized by the Borrower, its Subsidiaries or any Licensees on or after the Closing Date, including but not limited to Zodasiran, any Pipeline Product, any Partnered Assets, and Plozasiran, including all forms (including salt forms), presentations, strengths, dosages and formulations (including any method of delivery), but excluding any third party product manufactured by Borrower or such Subsidiary solely on a contract manufacturing basis for such third party that is not a Licensee under a License Agreement. “Product Agreement” means any agreement or Joint Venture entered into between Company or any of its Subsidiaries with another Person that includes any research, development, manufacturing, marketing, Commercialization and/or distribution arrangements, the granting of a license or sublicense of, or covenant not to assert, any rights under any Product Intellectual Property Rights, Platform Intellectual Property Rights, Registrations, Regulatory Documentation, or Collateral. For the avoidance of doubt, the License Agreements and the RPI Agreement are “Product Agreements”. “Product Intellectual Property Rights” means, on a Product-by-Product basis, any and all Product Patents and other Intellectual Property Rights owned by or exclusively licensed to, or purported to be owned by or exclusively licensed to, Borrower or its Subsidiaries that (a) are necessary and used exclusively in the research, development, manufacture, use or Commercialization of such Product and (b) are not necessary or used in the research, development, manufacture, use or Commercialization of any other Product, including, for each Partnered Asset, the Patents, registered and applied for Copyrights, and registered and applied for Trademarks constituting such Intellectual Property Rights listed on Schedule 4.23(c)(i). “Product Patents” means, on a Product-by-Product basis, the U.S. and foreign Patents and pending Patent applications (other than Platform Patents) that are owned or Controlled by the Borrower or any of its Subsidiaries, now or in the future, that claim or otherwise cover solely the composition of matter, formulation, form, or method of use, delivery or manufacture of such specific Product (and no other Product), including the making, using, or selling of such specific Product, and are necessary to the research, development, manufacture, use or Commercialization of such Specific Product. “Product Patents” include the Patents listed on Schedule 4.23(c)(i). “Product Revenue” means, for any period, (a) the consolidated gross revenues of the Borrower and its Subsidiaries generated solely through the commercial sale of Products to third parties by the Borrower and its Subsidiaries or any of its or their Licensees during such period, less, without duplication, any Permitted Deductions, and (b) the consolidated gross revenues of the Borrower and its Subsidiaries generated solely through the commercial supply of products to Licensees and distributors calculated at the applicable transfer price, all, in respect of clauses (a) and (b), as determined in accordance with GAAP and calculated on a basis consistent with the applicable financial statements of the Borrower or its Subsidiaries. For purposes of determining Product Revenue, a “sale” shall not include transfers or dispositions of such Product for pre-clinical or clinical purposes or as samples or for charitable, promotional, manufacturing, testing, qualification or regulatory purposes, in each case, to the extent at or below the Borrower’s or its Subsidiaries’ cost of goods therefor. Product Revenue shall not include sales or transfers between or among the Borrower or its Affiliates, or its or their Licensees. If any Product is sold as a Combination Product in any country, then Product Revenue for such Combination Product will be calculated by the Combination Product Calculation (replacing each instance of “Global Net Sales” thereunder with “Product Revenue,” mutatis mutandis). “Product Revenue Report” has the meaning set forth in Section 5.1(t). “Profit Share Amount” means with respect to any Permitted Product Agreement that includes a profit sharing or profit and loss sharing arrangement in a particular territory (a “Profit Share Territory”),

- 42 - for a particular Fiscal Quarter, the amount equal to the Loan Parties’ percentage of the gross profits generated from all sales of Products made in the Profit Share Territory in such Fiscal Quarter (including any Sublicense Revenue), regardless of whether such sales are made by a Loan Party, any counterparty or any Licensees under such Permitted Product Agreement; provided, however, that notwithstanding the foregoing, in the case of Fazirsiran, the Profit Share Amount shall be amount equal to [**]% of (a) Net Sales (as defined in the Fazirsiran License Agreement) of Products (as defined in the Fazirsiran License Agreement), regardless of whether such sales are made by a Loan Party or any counterparty under the Fazirsiran License Agreement, and (b) Sublicense Revenue in the Profit-Share Territory (each term, as defined in the Fazirsiran License Agreement). “Profit Share Territory" has (a) with respect to Fazirsiran, the meaning assigned to that term in the Fazirsiran License Agreement, and (b) with respect to all other Products, the meaning assigned to such term in the definition of Profit Share Amount. “Projections” has the meaning specified in Section 4.8. “Protective Advances” has the meaning specified in Section 9.11. “Public Health Laws” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation, product approval or licensure, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, labeling, promotion, clinical trial registration or post market requirements of any drug, biologic or other medical product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the FDA Laws and the Public Health Service Act (42 U.S.C. § 201 et seq.), as well as comparable applicable foreign laws, and including without limitation the regulations promulgated by the FDA at Title 21 of the Code of Federal Regulations and all applicable regulations promulgated by the National Institutes of Health (“NIH”) and codified at Title 42 of the Code of Federal Regulations, and guidance, compliance, guides, and other policies issued by the FDA, the NIH and other comparable Governmental Authorities. “Qualified Capital Stock” means, with respect to any Person, all Capital Stock of such Person that is not Disqualified Capital Stock. “Qualified Cash” means, as of any date of determination, (x) prior to the date that is [**] after the Closing Date (or such later date as agreed in writing by the Administrative Agent in its reasonable discretion), the amount of unrestricted Cash and Cash Equivalents (other than restrictions created by the Collateral Documents) of the Loan Parties that is in Deposit Accounts or Securities Accounts located in the United States and (y) on and after the date that is [**] after the Closing Date (or such later date as agreed in writing by the Administrative Agent in its reasonable discretion), the amount of unrestricted Cash and Cash Equivalents (other than restrictions created by the Collateral Documents) of the Loan Parties that is in Deposit Accounts or Securities Accounts located in the United States, or any combination thereof and, in each case subject to a first priority perfected security interest (including in the case of Deposit Accounts and Securities Accounts located in the United States, subject to a Control Agreement). “Qualified Entity” means any entity that (a) is a pharmaceutical and/or biologics company with global annual revenue for its most recently ended fiscal year that is equal to or greater than $[**] and (b) [**]. “Real Estate Asset” means, at any time of determination, any Real Property owned by a Loan Party, but only to the extent such Real Property constitutes Collateral and is encumbered by a Mortgage pursuant to the terms of this Agreement.

- 43 - “Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person. “Recipient” has the meaning assigned to such term in Section 10.20. “Reduction” means any set-off, counterclaim, credit, reduction or deduction, whether by contract or otherwise, taken against Royalties, Milestones, Sublicense Revenues, Profit Share Amounts or Joint Venture Proceeds. “Register” has the meaning specified in Section 2.3(b). “Registrations” shall mean authorizations, approvals, licenses, permits, certificates, registrations, listings, certificates, or exemptions of or issued by any Governmental Authority (including marketing approvals, investigational new drug applications or clinical trial applications, product recertifications, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) that are required for the research, development, manufacture, commercialization, distribution, import, export, marketing, storage, transportation, pricing, Governmental Authority reimbursement, use and sale of Products. “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time. “Regulatory Action” means any administrative or regulatory action, proceeding or investigation, warning letter, untitled letter, other notice of violation letter, recall, seizure, injunction or complaint for injunction, Section 305 notice or other similar written communication, consent order or consent decree, issued under the Public Health Laws by the FDA, the U.S. Department of Health and Human Services, the U.S. Department of Justice, or any comparable Governmental Authority in any other regulatory jurisdiction, including any inspectional observations recorded on a Form FDA 483, any Establishment Inspection Report, and any written request from FDA for a regulatory meeting. “Regulatory Documentation” means all (a) Registrations, (b) written correspondence and reports submitted to or received from Governmental Authorities (including minutes and official contact reports relating to any communications with any Governmental Authority) and all supporting documents with respect thereto, including all advertising and promotion documents, adverse event files, and complaint files, and (c) non-clinical and clinical data, research protocols, and data contained or relied upon in any of the foregoing, in each case ((a), (b), and (c)) relating to any Product. “Reinvestment Amounts” has the meaning specified in Section 2.10(b)(ii). “Related Fund” means, with respect to any Lender that is an investment fund or an Affiliate of an investment fund, any other Person that makes, purchases, holds or otherwise invests in commercial loans and that is managed, administered or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor. “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

- 44 - “Remedial Action” means all actions taken to (a) correct or address any actual or threatened non- compliance with Environmental Law, (b) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment, (c) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (d) perform pre- remedial studies and investigations and post-remedial operation and maintenance activities; or (e) perform any other actions authorized or required by Environmental Law or Governmental Authority. “Replacement Lender” has the meaning specified in Section 2.18. “Required Lenders” means Lenders whose Pro Rata Share (calculated in accordance with clause (c) of the definition thereof) aggregate at least 50.1%. “Required Milestone Cash Amount” means (a) at all times when the Market Capitalization Milestone is satisfied, $[**] or (b) at any time when the Market Capitalization Milestone is not satisfied and remains unsatisfied for a period of [**], $[**]; provided, that, if the Market Capitalization Milestone is unsatisfied for a period of [**], the Required Milestone Cash Amount shall remain at $[**] until such time as the Market Capitalization Milestone is satisfied for a period of [**]. “Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders of that class, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Act or any comparable transaction under any similar law, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding, and (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Indebtedness. “Restricted License” means any Product Agreement entered into after the Closing Date that (i) cannot be collaterally assigned to secure the Obligations, or otherwise contains provisions that restrict or penalize the granting of a security interest in or Lien securing the Obligations on such Product Agreement or the related Product Intellectual Property Rights, (ii) restricts the assignment of such Product Agreement upon the sale or other disposition of all or substantially all of the assets to which such Product Agreement relates (other than customary provisions requiring the assumption by the applicable purchaser of all obligations under such Product Agreement), or (iii) does not permit the disclosure of information to be provided thereunder to Administrative Agent and the Lenders, any purchaser or prospective purchaser in a foreclosure or other transfer of all or any portion of the Collateral (subject to customary confidentiality obligations); provided a Product Agreement shall not be a “Restricted License” by virtue of clause (iii) if

- 45 - Borrower and/or the applicable Subsidiary has used commercially reasonable efforts to remove or not include any such restriction. “RNAi Molecule” means a molecule comprising an exogenous double-stranded oligonucleotide (i.e., RNA or modified variants thereof) comprising a nucleotide sequence designed to inhibit the expression of a gene using the RNA interference mechanism. “Royalties” means (i) any and all royalty payments received by or on behalf of Borrower or its Subsidiaries under any Permitted Product Agreement with respect to a Product, (ii) any and all payments received by Borrower or its Subsidiaries in lieu of such payments described in the foregoing clause (i) under the applicable Permitted Product Agreement, (iii) any and all interest payments received by or on behalf of Borrower or its Subsidiaries under a Permitted Product Agreement assessed on any payments or amounts described in the foregoing clauses (i) and (ii), and (iv) without duplication of any payment actually made under clauses (i), (ii) and (iii), any and all “proceeds” recoverable or recovered with respect to any of the foregoing. “Royalty Monetization Transaction” means any monetization transaction involving the sale, transfer, option or collateralization of (i) any monetary payments (contingent or otherwise) payable to Borrower or its Subsidiaries by a counterparty under a Product Agreement (including any Royalties, Milestones and Profit Share Amounts payable thereunder), or (ii) any Product Revenues, in each case whether in whole or in part, in each case (i) and (ii) including but not limited to sales of royalty streams, royalty bonds and other royalty financings, synthetic royalty and revenue interest transactions (including but not limited to clinical trial funding arrangements), and hybrid monetization transactions. “Royalty Reports” means any royalty reports, net sales reports or other similar reports deliverable by a counterparty pursuant to any Permitted Product Agreement. “RPI Agreement” means that certain Royalty Purchase Agreement by and between Borrower and Royalty Pharma Investments 2019 ICAV, dated as of November 9, 2022. “RPI Milestones” means the “Additional Purchase Price Payments” payable to Borrower pursuant to Section 2.1(b) of the RPI Agreement. “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation. “Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country or territory sanctions program administered and enforced by OFAC. “Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above. “Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced

- 46 - from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Lender or any Loan Party or any of their respective Subsidiaries or Affiliates. “Sarepta” means Sarepta Therapeutics, Inc. “Sarepta Agreements” means the license and collaboration agreement between the Borrower and Sarepta entered into on November 25, 2024 relating to the Sarepta Transactions and any related agreements, without giving effect to any amendments including assets not included in the Sarepta Agreements on November 25, 2024. “Sarepta Upfront Payment” shall mean the $500,000,000 upfront payment described in the Sarepta Agreements made pursuant to the Sarepta Transactions. “Sarepta Transactions” means the transactions to be entered into between the Borrower and Sarepta Therapeutics, Inc. as described in the Sarepta Agreements. “Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement. “Securities Account” means a securities account (as defined in the UCC). “Securities Act” means the Securities Act of 1933. “Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit E. “Solvent” means, with respect to any Loan Party, that as of the date of determination, both (a)(i) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets, (ii) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the transactions contemplated by the Projections, and (iii) such Loan Party has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5). “Specified Jurisdictions” means, as of any date of determination, the United States and the jurisdiction of organization or formation of a Loan Party. “Specified Transactions” means, with respect to any Pipeline Assets (other than Plozasiran), any Pipeline Asset Monetization transaction that is under negotiation prior to the Closing Date if (a) the transaction and all material economic terms thereof are identified by the Borrower to the Administrative Agent in writing prior to the Closing Date , (b) prior to entering into such transaction the Borrower shall have delivered to the Administrative Agent the final term sheet for such transaction, the terms of which shall be no less favorable to the Borrower than the terms previously disclosed to the Administrative Agent by the Borrower, and (c) [**].

- 47 - “Sublicence Revenue” means any amounts (other than Royalties and Milestones) payable to Borrower or its Subsidiaries by a counterparty under a Product Agreement based on sublicenses granted by such counterparty to a Sublicensee under such Product Agreement as such amounts are defined under the equivalent definition included in such Product Agreement; provided that, for clarity, in the case of Fazirsiran, the term “Sublicense Revenue” shall have the meaning set forth in the Fazirsiran License Agreement. “Subsidiary” means, with respect to any Person, any corporation, company, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock, shares, or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Notwithstanding anything to the contrary, for purposes of the Agreement, Visirna and its Subsidiaries and Calando Pharmaceuticals, Inc. shall be deemed not to be a Subsidiary of the Borrower or any Loan Party. “Survey” means a survey of any Real Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any material exterior construction on the site of such Real Property or any easement, right of way or other interest in the Real Property has been granted or become effective through operation of law or otherwise with respect to such Real Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than [**] prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Real Property, (iii) certified by the surveyor (in a manner reasonably acceptable to Administrative Agent) to the Administrative Agent, and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy relating to such Real Property and issue the endorsements of the type required hereunder. “Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) or other charge imposed by any Governmental Authority, and any interest, penalties, additions to tax or other liabilities with respect thereto. “Term Loan” means, collectively, the Initial Term Loan and each Delayed Draw Term Loan. “Term Loan Commitment” means, collectively, the Initial Term Loan Commitment and the Delayed Draw Term Loan Commitments. “Term Loan Maturity Date” means the earlier of (a) August 7, 2031 and (b) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise; provided, that, if such date is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day. “Terminated Lender” has the meaning specified in Section 2.18.

- 48 - “Termination Date” means the date all Obligations (other than contingent obligations with respect to which no claim has been made) are paid in full and the expiration or termination of the Commitments of the Lenders under this Agreement. “Test Date” has the meaning specified in the definition of Excluded Subsidiary. “Threshold Amount” means $[**]. “Title Company” has the meaning specified in Section 5.11. “Title Policy” has the meaning specified in Section 5.11. “Total Delayed Draw Term Loan Commitment” means the sum of the amounts of the Lenders’ Delayed Draw Term Loan Commitments. “Total Initial Term Loan Commitment” means the sum of the amounts of the Lenders’ Initial Term Loan Commitments. “Trademarks” has the meaning ascribed to such term in the definition of “Intellectual Property Rights.” “True Up Payment” has the meaning specified in the Fee Letter. “U.S.” or “United States” means the United States of America (including all possessions and territories thereof). “U.S. Tax Compliance Certificate” has the meaning specified in Section 2.15(d)(i)(B)(3). “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction. “Unpaid Interest” shall mean interest that is unpaid, including by the funding of a Delayed Draw Term Loan, or is otherwise not capitalized. “Visirna” means Visirna Therapeutics Inc. “VISIRNA JV Products” means the RNAi Molecules that are the subject of that certain License Agreement dated April 25, 2022, between Company and Visirna Therapeutics, Inc. and collectively are defined therein as the “Licensed Compounds” and “Licensed Products”, including [**], in the “Licensee Territory” as defined therein, and further including all forms (including salt forms), presentations, strengths, doses, and formulations (including any method of delivery), either alone or as a Combination Product[**]. “Visirna JV Documents” means that certain (i) License Agreement by and between Arrowhead Pharmaceuticals, Inc., a Delaware corporation and Visirna Therapeutics, Inc. dated as of April 25, 2022 (the “Visirna License Agreement”), (ii) Share Purchase Agreement by and among Visirna Therapeutics, Inc., Arrowhead Pharmaceuticals, Inc., Vivo Capital Fund IX (Cayman), L.P., and Vivo Innovation Fund II Holdings, L.P. entered into on April 25, 2022, (iii) Shareholders Agreement between Visirna Therapeutics, Inc., Arrowhead Pharmaceuticals, Inc., Vivo Capital Fund IX (Cayman), L.P., Vivo Innovation Fund II Holdings, L.P., and the other parties thereto from time to time, entered into as of April 25, 2022, (iv) Amended and Restated Memorandum of Association of Visirna Therapeutics, Inc., adopted by a special resolution passed on April 25, 2022, (v) Letter re: Management Rights from Visirna

- 49 - Therapeutics, Inc. to Vivo Capital Fund IX (Cayman), L.P. and Vivo Innovation Fund II Holdings, L.P., dated as of April 25, 2022, and (vi) Clinical Trial Collaboration Agreement by and between Visirna Therapeutics, Inc. and Arrowhead Pharmaceuticals, Inc. entered into as of May 9, 2024. “Visirna License Agreement” has the meaning set forth in the definition of “Visirna JV Documents”. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness. “Wisconsin Facility” has the meaning specified in the definition of Material Real Property. “Yield Maintenance Premium” has the meaning specified in the Fee Letter. “Zodasiran” means the pharmaceutical product candidate having the chemical structure set forth on Schedule 1.1(a), including all forms (including salt forms), presentations, strengths, doses, and formulations (including any method of delivery), either alone or as a Combination Product, and including all other products licensed or sublicensed to a third party under any Permitted Zodasiran Agreement. “Zodasiran Upfront Payment” has the meaning specified in Section 6.9(b)(xix). “Zodasiran Upfront Payment Balance” has the meaning specified in Section 2.10(f). Section 1.2 Accounting and Other Terms. (a) Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Sections 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470 20 on financial liabilities shall be disregarded, (ii) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied. (b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined

- 50 - in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise determine. (c) For purposes of determining compliance with any incurrence or expenditure tests set forth in this Agreement, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars ($)) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by Administrative Agent or, in the event no such service is available, on such other basis as is reasonably satisfactory to Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by Administrative Agent or, in the event no such service is available, on such other basis as is reasonably satisfactory to Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Section 1.3 Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, including any MOIC or Yield Maintenance Premium, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.2 or Section 10.3 of this Agreement that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees, charges (including loan fees, service fees, professional fees, and expense reimbursement) and other Obligations that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Administrative Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to the Administrative Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as the Administrative Agent reasonably determines is appropriate to secure such contingent Obligations, and (c) the termination of all of the Term Loan Commitments. Notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and

- 51 - Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective. Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document), (b) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (c) any reference herein to any Person shall be construed to included such Person’s successors and permitted assigns and (d) any reference to “on behalf of” with respect to any payments to the Borrower, any Loan Party or any Subsidiary of the Borrower, shall mean a payment made to any agent or representative of such Person (and not, for the avoidance of doubt, the counterparty to any contract or agreement). This Section 1.3 shall apply, mutatis mutandis, to all Loan Documents. Section 1.4 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to Administrative Agent or any Lender, such period shall in any event consist of at least one full day. Whenever any action or delivery to be taken or made under this Agreement or any other Loan Document shall be stated to be due on a day other than a Business Day, such action or delivery shall be deemed to be due on the next succeeding Business Day; provided, however, that any notices relating to any defaults, Events of Default or remedial actions associated therewith shall be deemed to have been received and/or to occur immediately upon receipt by the intended recipient. Section 1.5 Certain Matters of Construction. References in this Agreement to “determination” by Administrative Agent include good faith estimates by Administrative Agent (in the case of quantitative determinations) and good faith beliefs by Administrative Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of Administrative Agent, any agreement entered into by Administrative Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by Administrative Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by Administrative Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Administrative Agent and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular

- 52 - action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. ARTICLE II LOANS Section 2.1 Term Loans. (a) Initial Term Loans; Delayed Draw Term Loans; Incremental Term Loans. Subject to the terms and conditions hereof: (i) each Lender severally agrees to make, on the Closing Date, an Initial Term Loan to Company in an amount equal to such Lender’s Initial Term Loan Commitment; (ii) each Lender severally agrees to make, after the Closing Date and at any time prior to the Delayed Draw Commitment Termination Date, one or more Initial Delayed Draw Term Loans to Company in an aggregate principal amount not to exceed such Lender’s Delayed Draw Term Loan Commitment; and (iii) at the option of the Borrower, and subject to the approval of the Lenders in their sole discretion, each Lender may, severally and not jointly, make Incremental Term Loans to the Borrower in an aggregate amount not to exceed $100,000,000. The Company may make only one borrowing under the Initial Term Loan Commitment, which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.9 and 2.10, all amounts owed hereunder with respect to the Initial Term Loan and the Delayed Draw Term Loan shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date, after giving effect to the funding of such Initial Term Loans on the Closing Date. Each Lender’s Delayed Draw Term Loan Commitment shall be permanently reduced immediately and without further action upon the funding of each Delayed Draw Term Loan after the Closing Date in an amount equal to such Lender’s Pro Rata Share (calculated in accordance with clause (b) of the definition thereof) of such funded Delayed Draw Term Loan on such Credit Date. Each Lender’s Delayed Draw Term Loan Commitment shall terminate immediately and without further action on the Delayed Draw Commitment Termination Date; provided that, if at any time, the Total Delayed Draw Term Loan Commitment exceeds the amount of necessary to pay interest on the Term Loans through the Term Loan Maturity Date, the Administrative Agent shall be entitled to reduce the Total Delayed Draw Term Loan Commitment and the Delayed Draw Term Loan Commitment of each Lender on a quarterly basis upon notice to the Borrower and the Lenders without further action. (b) Borrowing Mechanics for Term Loans. (i) Company shall deliver to Administrative Agent a fully executed Funding Notice no later than three Business Days prior to the Closing Date (or such shorter period permitted by Administrative Agent), with respect to Term Loans made on the Closing Date. No Funding Notice shall

- 53 - be required to be executed in connection with the Initial Delayed Draw Term Loans and to the extent required by any Lender, the Administrative Agent shall provide any notice required of funding of Initial Delayed Draw Term Loans as described in the next sentence. Promptly upon receipt by Administrative Agent of any such Funding Notice and/or within 1 Business Day (or such earlier date required by any Lender) of the date an interest payment is due, Administrative Agent shall notify each Lender of the proposed borrowing. Administrative Agent and Lenders (A) may act without liability upon the basis of written or facsimile notice believed by Administrative Agent in good faith to be from Company (or from any Authorized Officer thereof designated in writing purportedly from Company to Administrative Agent), (B) shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Term Loan on behalf of Company until Administrative Agent receives written notice to the contrary, and (C) shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice. (ii) Each Lender shall make its applicable Term Loan available to Administrative Agent not later than 12:00 p.m. on the applicable Credit Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the applicable Term Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be wired to the account of Company at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Company in the applicable Funding Notice. (iii) During the Delayed Draw Commitment Period, drawings under the Delayed Draw Term Loan Commitments shall (A) not be made more than once in any Fiscal Quarter on each Interest Payment Date and (B) be applied solely to pay interest on the Loans. The Administrative Agent shall provide notice to the Borrower that the Initial Delayed Draw Term Loans have been funded. (iv) With respect to any Funding Notice requesting Incremental Term Loans, (i) the Administrative Agent shall promptly forward such Funding Notice to each Lender and (ii) each Lender shall, within fifteen (15) Business Days of receipt of such Funding Notice, elect or decline to commit, on the applicable Credit Date, to provide its Pro Rata Share of such Term Loans. During such fifteen (15) Business Day period, the Borrower shall provide to the Administrative Agent, for distribution to the Lenders, such information as reasonably requested by the Lenders, including, without limitation any information related to the use of funds of such Incremental Term Loans. The making of any Incremental Term Loans will be subject to entering into an amendment to this Agreement that is reasonably acceptable to the Borrower and the Administrative Agent. (c) Pro Rata Shares; Availability of Funds. (i) Pro Rata Shares. All Loans (other than the Incremental Term Loans) shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby. (ii) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender in writing prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its reasonable discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such

- 54 - corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at 15% per annum. Nothing in this Section 2.1(c)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder. Section 2.2 Use of Proceeds. The proceeds of the Term Loans shall be applied by Company to fund working capital, capital expenditures and general corporate purposes of Borrower and its Subsidiaries. The proceeds of the Initial Delayed Draw Term Loans made after the Closing Date shall be applied by Company solely to pay interest on the Loans. The Incremental Term Loans made after the Closing Date shall be applied by Company in a manner as agreed upon between the Company and the Administrative Agent. No portion of the proceeds of the Term Loan shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act. Section 2.3 Evidence of Debt; Register; Lenders’ Books and Records; Notes. (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Company’s Obligations in respect of any Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. (b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the principal amount of the Term Loans (and stated interest therein) of each Lender from time to time (the “Register”). The Register shall be available for inspection by Company at any reasonable time and from time to time upon reasonable prior written notice. Administrative Agent shall record in the Register the Term Loans (and stated interest thereon), and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Company’s Obligations in respect of any Term Loan. Company hereby designates the entity serving as Administrative Agent to serve as Company’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.3, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.” (c) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a Note or Notes.

- 55 - Section 2.4 Interest. (a) Except as otherwise set forth herein, each Loan shall bear interest at the rate of 15.00% per annum on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof. (b) Interest payable hereunder shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan applicable to such Loan, and the date of payment of such Loan shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan. (c) Except as otherwise set forth herein, interest on each Term Loan shall be payable in arrears (i) on each Interest Payment Date and (ii) on the Term Loan Maturity Date; provided that, (A) interest accrued pursuant to Section 2.6 shall be payable on demand and (B) in the event of any repayment or prepayment of any Term Loan, accrued interest and any additional amounts payable pursuant to the terms of the Fee Letter shall be payable on the date of such repayment or prepayment. Section 2.5 [Reserved]. Section 2.6 Default Interest. Upon the occurrence and during the continuance of an Event of Default under Sections 8.1(a), (f) or (g), and after notice from the Administrative Agent acting at the direction of the Required Lenders, after the occurrence and during the continuance of any other Event of Default retroactive to the date of occurrence of such Event of Default, the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loans or any fees or other amounts owed hereunder (including any MOIC or Yield Maintenance Premium), shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is [**]% per annum in excess of the interest rate otherwise payable hereunder with respect to the Term Loans (the “Default Rate”). All interest payable at the Default Rate shall be payable in cash on demand. Payment or acceptance of the Default Rate of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender. Section 2.7 Fees. (a) Company agrees to pay to Administrative Agent all fees payable by it in the Fee Letter in the amounts and at the times specified therein. (b) All fees referred to in Section 2.7(a) shall be calculated on the basis of a 360 day year and the actual number of days elapsed. Section 2.8 Repayment of Term Loans. The principal amounts of the Term Loans shall be repaid, together with all other amounts owed hereunder with respect thereto, in full in cash no later than the Term Loan Maturity Date. Section 2.9 Voluntary Prepayments and Commitment Reductions. (a) Voluntary Prepayments.

- 56 - (i) Subject to the terms of the Fee Letter, Company may prepay at any time the Term Loan on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 (or the remaining balance of the Term Loans if less) and integral multiples of $1,000,000 in excess of that amount. (ii) All such prepayments shall be made (A) upon not less than three (3) Business Days’ prior written notice given to Administrative Agent by 10:00 a.m. on the date required (and Administrative Agent will promptly transmit such or original notice by facsimile or email to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, that any notice of prepayment may be conditioned upon the effectiveness of other credit facilities or any other financing, disposition, sale or other transaction. Any such voluntary prepayment shall be applied as specified in Section 2.11(a) with respect to the Term Loans. (b) Voluntary Commitment Reductions. (i) Company may, upon not less than three Business Days’ prior written notice confirmed in writing to Administrative Agent (which written notice Administrative Agent will promptly transmit by facsimile or email to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part any unused portion of the Delayed Draw Term Loan Commitments; provided, any such partial reduction of the Delayed Draw Term Loan Commitments shall be in an aggregate minimum amount of $1,000,000 (or the remaining balance of the Commitments if less) and integral multiples of $1,000,000 in excess of that amount. (i) Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Delayed Draw Term Loan Commitments shall be effective on the date specified in Company’s notice and shall reduce the Delayed Draw Term Loan of each Lender proportionately to its Pro Rata Share thereof; provided, that any notice of termination or reduction may be conditioned upon the effectiveness of other credit facilities or any other financing, disposition, sale or other transaction. (ii) In addition to the foregoing, the Administrative Agent may, at any time and from time to time, reduce the Total Delayed Draw Term Loan Commitment (and the Delayed Draw Term Loan Commitment of each Lender) to an amount which remains sufficient to pay all interest for the remaining term of the Agreement, calculated as of the date of any such reduction. Section 2.10 Mandatory Prepayments. (a) [Reserved]. (b) Insurance/Condemnation Proceeds. No later than the [**] following the date of receipt by any Loan Party of any Net Proceeds from insurance payment or any condemnation, taking or other casualty event in excess of $[**] in the aggregate in any Fiscal Year, Company shall prepay the Term Loan as set forth in Section 2.11(a) in an aggregate amount equal to such Net Proceeds in excess of $[**]; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) Company has delivered Administrative Agent prior written notice of Company’s intention to apply such Net Proceeds (the “Reinvestment Amounts”) to the costs of research, development, manufacturing, Commercialization, license, purchase, or other acquisition or investment of or in other assets or Products used or useful in the business of the Loan Parties, including working capital, capital expenditures and Permitted Acquisitions (the “Permitted Reinvestment Purposes”), (iii) the monies are held in a Deposit Account or Securities

- 57 - Account in which the Administrative Agent has a perfected first-priority security interest, and (iv) the Loan Parties complete such cost payment, reinvestment or purchase within [**] after the initial receipt of such monies, the Loan Parties shall have the option to apply such Reinvestment Amounts to any Permitted Reinvestment Purposes in an aggregate amount not to exceed (1) $[**] in respect of any individual event and (2) $[**] in the aggregate during the term of this Agreement; provided, that if any such Net Proceeds are no longer intended to be or cannot be so reinvested during the applicable [**] period, an amount equal to any such Net Proceeds shall be applied within [**] after Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in Section 2.11(a). (c) Issuance of Debt. On the date of receipt by Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans in an aggregate amount equal to [**]% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non- Affiliates, including reasonable legal fees and expenses. (d) Extraordinary Receipts. On the date of receipt by or on behalf of any Loan Party of any Net Proceeds from any Extraordinary Receipts in excess of $[**] in the aggregate in any Fiscal Year, the Borrower shall prepay the Term Loan as set forth in Section 2.11(a) in the amount of such Extraordinary Receipts in excess of $[**]; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower has delivered Administrative Agent prior written notice of the Borrower’s intention to apply the Reinvestment Amounts to Permitted Reinvestment Purposes, (iii) the monies are held in a Deposit Account or Securities Account in which the Administrative Agent has a perfected first-priority security interest, and (iv) the Loan Parties complete such purchase within [**] after the initial receipt of such monies, the Borrower shall have the option to apply such Reinvestment Amounts to any Permitted Reinvestment Purpose in an aggregate amount not to exceed (A) $[**] in respect of any individual Extraordinary Receipt and (B) $[**] in the aggregate for all Extraordinary Receipts during the term of this Agreement; provided, that if any such Net Proceeds are no longer intended to be or cannot be so reinvested during the applicable [**] period, an amount equal to any such Net Proceeds shall be applied within [**] after Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in Section 2.11(a). (e) Partnered Assets. No later than [**] following the date of receipt of any Joint Venture Proceeds or consideration for the Capital Stock of a Joint Venture by or on behalf of any Loan Party, or with respect to Product Revenue, Royalties, Milestones and Profit Share Amounts, [**] following the last day of each Fiscal Quarter, the Borrower shall prepay the Term Loan as set forth in Section 2.11(a) in an amount equal to: (x) [**]% of (i) Product Revenues (excluding sales of Product by a Licensee), (ii) Joint Venture Proceeds, and (iii) any Profit Share Amounts, in each case generated or received by the Loan Parties in respect of the Partnered Assets (other than amounts set forth in clause (y)); (y) [**]% of any Royalties and Milestones; in the case of clauses (x) and (y), to the extent attributable to the research, development, manufacture and/or Commercialization of any Partnered Asset (including any Pipeline Asset after it becomes subject to a consummated Specified Transaction described in Section 6.9(b)(xviii)); provided that, with respect to Fazirsiran, on a Fiscal Quarter-by-Fiscal Quarter basis, in each case (x) and (y) above, Borrower shall prepay the Term Loan in an amount equal to the lesser of (A) [**], and (B) [**]. For the avoidance of

- 58 - doubt, any Fazirsiran Payment Shortfall Amount that is not prepaid in a Fiscal Quarter shall be carried over to the subsequent Fiscal Quarter unless the Fazirsiran Payment Shortfall Amount is zero); and provided further that, with respect to Olpasiran, the prepayments with respect to Royalties in (y) shall, with respect to Royalties that were sold to RPI under the RPI Agreement, instead include [**]% of all RPI Milestones, if any, received by the Loan Parties, and the other amounts in (x) and (y) shall remain as set forth above; and (z) [**]% of the Net Proceeds received in connection with the sale, liquidation or disposition of any Capital Stock of a Joint Venture. (f) Zodasiran. In connection with the development, manufacture and/or Commercialization of Zodasiran by or on behalf of Borrower, its Subsidiaries, and their respective Licensees (including under any Permitted Zodasiran Agreement described in Section 6.9(b)(xix)), subject to Section 2.10(f)(A) below, the Borrower shall prepay the Term Loan as set forth in Section 2.11(a) in an amount equal to (x) [**]% of any Royalties and Milestones under any Permitted Zodasiran Agreement, (y) [**]% of (i) Product Revenues (excluding sales of Product by a Licensee), (ii) Joint Venture Proceeds, and (iii) Profit Share Amounts, in each case (y)(i)-(iii), generated or received by or on behalf of the Loan Parties in respect of the Zodasiran (other than amounts set forth in subclause (z) of this Section 2.10(f)) and (z) [**]% of any Zodasiran Upfront Payment (provided that the prepayment amount under this item (z) shall not exceed $[**] or if the Permitted Zodasiran Agreement is effected after [**] after the Closing Date and prior to [**] the Closing Date, $[**]), which, (A) with respect to subclause (x) of this Section 2.10(f), shall be payable within [**] after receipt thereof by or on behalf of the Borrower or any of its Subsidiaries and (B) with respect to subclause (y) of this Section 2.10(f), shall be payable within [**] following the last day of each Fiscal Quarter, and (C) with respect to subclause (z) of this Section 2.10(f), shall be payable as follows: (1) if the Market Capitalization Milestone is not satisfied on the date of receipt thereof, within [**] following the date of receipt thereof by or on behalf of any Loan Party and (2) if the Market Capitalization Milestone is satisfied on the date of receipt thereof by any Loan Party and remains satisfied while there is a Zodasiran Upfront Payment Balance outstanding, the Zodasiran Upfront Payment shall be paid in four equal installments (any outstanding balances owed at any time, the “Zodasiran Upfront Payment Balance”) as follows: (a) the first installment shall be payable within [**] after receipt of such Zodasiran Upfront Payment by or on behalf of the Borrower or any of its Subsidiaries, (b) the second installment shall be payable on the date that is [**] of the receipt of such Zodasiran Upfront Payment by or on behalf of the Borrower or any of its Subsidiaries, (c) the third installment shall be payable on the date that is [**] of the receipt of such Zodasiran Upfront Payment by or on behalf of the Borrower or any of its Subsidiaries, and (d) the fourth installment shall be payable on the date that is the [**] of the receipt of such Zodasiran Upfront Payment by or on behalf of the Borrower or any of its Subsidiaries; provided that, if at any time the Market Capitalization Milestone is not satisfied while there is a Zodasiran Upfront Payment Balance outstanding, the entire Zodasiran Upfront Payment Balance shall become due and payable immediately. (g) Plozasiran. In connection with the Commercialization of Plozasiran by Borrower and its Subsidiaries, Borrower shall prepay the Term Loan as set forth in Section 2.11(a) in an amount equal to [**]% of Global Net Sales of Plozasiran in such Fiscal Quarter, which shall be payable within [**] following the last day of each Fiscal Quarter. (h) Pipeline Assets. No later than [**] following the date of receipt by any Loan Party of any Net Proceeds from any Pipeline Asset Monetization (including, for the avoidance of doubt, any Pipeline Asset Monetization with respect to a Product that was the subject of a Specified Transaction as of the Closing Date but that is not consummated within the time period set forth in subsection (c) of the definition of “Specified Transaction”), Company shall prepay the Term Loan, as set forth in Section 2.11(a), from all Net Proceeds received from such Pipeline Asset Monetization an amount equal to (i) [**]% of the

- 59 - first $[**] of Net Proceeds received and (ii) [**]% of such Net Proceeds received in excess of $[**]; provided, that, notwithstanding the foregoing, at and after such time as both (x) the Company has Qualified Cash in excess of $[**] and (y) the Lenders have earned and been paid (without (a) receipt of the True Up Payment or (b) including any optional prepayment pursuant to Section 2.9(a)(i) in such calculation) an amount equal to [**], the applicable percentage in clause (i) and (ii) above shall be reduced to [**]% of such Net Proceeds. For the avoidance of doubt, any Asset Sale of Plozasiran, any Asset Sale of Zodasiran, any upfront fee received in connection with a Specified Transaction and any amounts received in connection with the Sarepta Transactions shall not be subject to this Section 2.10(h). (i) Other Products. (A) With respect to any Product (excluding (i) Plozasiran, (ii) Zodasiran, (iii) any Partnered Asset and (iv) any amounts received in connection with transactions for which prepayments are required to be made and are made pursuant to Section 2.10(e) through (h) above and clauses (j) and (k) below), no later than [**] following the last day of each Fiscal Quarter following the Closing Date (or if later, within [**] following the end of the month during which the relevant payments are received), Company shall prepay the Term Loan as set forth in Section 2.11(a) in an amount equal to [**]% of Global Net Sales of such Product for such Fiscal Quarter. (B) With respect to third party products manufactured by the Loan Parties solely on a contract manufacturing basis for a third party that is not a Licensee, an amount equal to [**]% of net revenue received by a Loan Party in connection with such manufacture within [**] following the end of the calendar month in which such net revenue is received. For the avoidance of doubt, any amounts received in connection with the Sarepta Transactions on or after the Amendment No. 1 Effective Date shall not be subject to this Section 2.10(i). (j) Royalty Reductions and Milestone Reductions. If a counterparty to the Takeda License Agreement exercises any Reduction against any payment of any Royalties, Milestones, Sublicense Revenue, Profit Share Amounts or Joint Venture Proceeds, other than for a Permitted Reduction, Borrower shall promptly (and in any event within [**] following receipt of the royalty report or other report affected by such Reduction) make a true-up payment to the Administrative Agent such that the Administrative Agent receives the full amount of the Royalties, Milestones, Sublicense Revenue, Profit Share Amounts and Joint Venture Proceeds that would have been payable to the Administrative Agent had such Reduction not occurred. (k) Sarepta Transaction Payments. On and after the Amendment No. 1 Effective Date, the Company shall repay the Term Loans as follows: (A) no later than [**] following the receipt by the Company or any of its Subsidiaries of the Sarepta Upfront Payment, the Company shall prepay the Term Loans in an aggregate amount equal to $[**], (B) on each of the first [**] anniversaries of the Amendment No. 1 Effective Date, the Company shall prepay the Term Loans in an amount equal to $[**], (C) on [**], the Company shall prepay the Term Loans in an amount equal to $[**], (D) on [**], the Company shall prepay the Term Loans in an amount equal to $[**] and (E) on [**], the Company shall prepay the Term Loans in an amount equal to $[**]; provided that, except as set forth in clauses (A), (B), (C), (D) and (E) above, no other repayments or prepayments of Term Loans shall be required in respect of amounts received in connection with the Sarepta Transactions. (l) Prepayment Certificate. Concurrently with any prepayment of the Term Loan pursuant to Section 2.10(a) through Section 2.10(j), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable proceeds and compensation owing to Lenders pursuant to the Fee Letter, if any, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

- 60 - Section 2.11 Application of Prepayments. (a) Application of Prepayments of Term Loans. (i) Any prepayment of the Term Loan pursuant to Section 2.9 and (ii) so long as no Application Event has occurred and is continuing, any mandatory prepayment of any Loan pursuant to Section 2.10, in each case, shall be applied as follows: first, (i) if the prepayment will not result in a full prepayment of all outstanding Term Loans, (x) 50% of such prepayment shall be applied ratably to prepay the principal of the Term Loan and (y) 50% of such prepayment shall be applied to prepay the 2.0x MOIC Payment (as defined in the Fee Letter) or the Yield Maintenance Premium (as defined in the Fee Letter), as applicable and (ii) if the prepayment will result in a full prepayment of all outstanding Term Loans, ratably to prepay the principal of the Term Loans, together with any fees payable under the Fee Letter relating to such prepayment, until paid in full; second, to prepay accrued and Unpaid Interest on the Term Loan; (b) [Reserved]. (c) At any time an Application Event has occurred and is continuing, all payments shall be applied pursuant to Section 2.12(f). Nothing contained herein, except as provided in Section 2.11(a) and Section 2.11(d), shall modify the provisions of Section 2.12(b) regarding the requirement that all prepayments be accompanied by accrued interest and fees on the principal amount being prepaid to the date of such prepayment and the applicable MOIC or Yield Maintenance Premium, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable. (d) Notwithstanding anything contained herein or in the Fee Letter to the contrary, (A) in the event the allocation of the prepayment amounts in clause (a) first (i)(y) of this Section 2.11 results in fees being prepaid in excess of the actual amounts required to be paid under the Fee Letter upon repayment in full of the Term Loans, such excess fees shall be reallocated and applied to reduce the amount of the Obligations (other than fees) payable upon such repayment to the extent necessary to cause the Paid Amounts (as defined in the Fee Letter and for the avoidance of doubt including the fees under the Fee Letter) paid to the Lenders in cash at any time not to exceed (i) on and prior to August 7, 2028, an amount equal to 2.00 times the principal amount of the Initial Term Loans on the Closing Date and (ii) after August 7, 2028, an amount equal to 2.50 times the principal amount of the Initial Term Loans on the Closing Date and (B) the fees payable under Sections 5 and 6 of the Fee Letter shall in no event exceed (x) if the Term Loans are repaid in full on and prior to August 7, 2028, an amount that, together with all Paid Amounts, equals 2.00 times the principal amount of the Initial Term Loans on the Closing Date and (ii) if the Term Loans are repaid in full after August 7, 2028, an amount that, together with all Paid Amounts, equals 2.50 times the principal amount of the Initial Term Loans on the Closing Date. Section 2.12 General Provisions Regarding Payments. (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 3:00 p.m. (New York City time) on the date such payment is due and payable to Administrative Agent’s Account. Funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next Business Day. (b) All payments in respect of the principal amount of any Term Loan shall be accompanied by payment of accrued interest (other than as provided for in Section 2.11(a)) on the principal

- 61 - amount being repaid or prepaid, the MOIC, the Yield Maintenance Premium and all commitment fees and other amounts payable with respect to the principal amount being repaid or prepaid. (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent. (d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder. (e) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 3:00 p.m. to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full. (f) At any time an Application Event has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.2, all payments or proceeds received by Administrative Agent hereunder or under any Collateral Document in respect of any of the Obligations, including, but not limited to all proceeds received by Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows: first, ratably to pay the Obligations in respect of any fees (other than any Yield Maintenance Premium), expense reimbursements, indemnities and other amounts then due and payable to Administrative Agent until paid in full; second, ratably to pay interest then due and payable in respect of Protective Advances until paid in full; third, ratably to pay principal of Protective Advances then due and payable until paid in full; fourth, ratably to pay the Obligations in respect of any fees (other than any Yield Maintenance Premium) and indemnities then due and payable to the Lenders with a Term Loan Commitment until paid in full; fifth, ratably to pay interest then due and payable in respect of the Term Loan until paid in full; sixth, ratably to pay the principal of the Term Loan until paid in full;

- 62 - seventh, ratably to pay the Obligations in respect of any Yield Maintenance Premium then due and payable to the Lenders with a Term Loan until paid in full; and eighth, to the ratable payment of all other Obligations then due and payable until paid in full. (g) For purposes of Section 2.12(f) (other than clause eighth of Section 2.12(f)), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for purposes of clause eighth of Section 2.12(f), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding. (h) In the event of a direct conflict between the priority provisions of Section 2.12(f) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.12(f) shall control and govern. (i) The Lenders and Company hereby authorize Administrative Agent to, and Administrative Agent may, from time to time during the continuance of an Event of Default, charge the Loan Account with any amount due and payable by Company under any Loan Document to the extent not paid when due. Each of the Lenders and Company agrees that Administrative Agent shall have the right to make such charges whether or not any of the conditions precedent in Section 3.2 have been satisfied. Any amount charged to the Loan Account shall be deemed a Loan hereunder made by the Lenders to Company, funded by Administrative Agent on behalf of the Lenders and subject to Section 2.2. The Lenders and Company confirm that any charges which Administrative Agent may so make to the Loan Account as herein provided will be made as an accommodation to Company and solely at Administrative Agent’s discretion, provided that Administrative Agent shall from time to time upon the request of Administrative Agent, charge the Loan Account of Company with any amount due and payable under any Loan Document. The Administrative Agent shall provide a reasonably detailed invoice for any amounts charged to the Loan Account (unless such charge is made at the Company’s request) promptly upon request by the Company. Section 2.13 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender having Term Loans, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such

- 63 - payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders having Term Loans in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. Section 2.14 Increased Costs; Capital Adequacy. (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.15 (which shall be controlling with respect to the matters covered thereby), in the event that Administrative Agent or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by Administrative Agent or such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law): (i) subjects Administrative Agent or such Lender (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to Administrative Agent or such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Administrative Agent or such Lender; or (iii) imposes any other condition (other than with respect to Taxes) on or affecting Administrative agent or such Lender (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to Administrative Agent or such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by Administrative Agent or such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to Administrative Agent or such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Administrative Agent or such Lender in its reasonable discretion shall determine) as may be necessary to compensate Administrative Agent or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Administrative Agent or such Lender shall deliver to Company (with a copy to Administrative Agent, if applicable) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Administrative Agent or such Lender under this Section 2.14(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or

- 64 - administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Term Loans or other obligations hereunder with respect to the Term Loan to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within [**] after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.14(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Section 2.15 Taxes; Withholding, Etc. (a) Withholding of Taxes. All sums payable by any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax, other than (i) Taxes imposed on or measured by the recipient’s net income (however denominated), branch profits Taxes and franchise Taxes imposed on the recipient, in each case, (A) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (B) as the result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document) (all such Taxes described in clause (B), “Other Connection Taxes”), (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment hereunder pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan or commitment hereunder (other than pursuant to an assignment request by the Borrower under Section 2.18) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Lender’s failure to comply with Section 2.15(d) and (iv) any withholding Taxes imposed under FATCA (all such Taxes described in clauses (i) through (iv), collectively or individually, “Excluded Taxes”). If any Loan Party or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Loan Party to Administrative Agent or any Lender under any of the Loan Documents: (1) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (2) Company shall timely pay the full amount of any such Tax to the relevant Governmental Authority before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (3) if such Tax is an Indemnified Tax, then the sum payable by such Loan Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any such deductions, withholdings or payments applicable to additional sums payable under this Section 2.15), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (4) within [**] after paying any sum

- 65 - from which it is required by law to make any deduction or withholding, Company shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such deduction, withholding or payment, a copy of the return reporting such withholding, deduction or payment, or other evidence satisfactory to Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority. (b) Other Taxes. The Loan Parties shall pay to the relevant Governmental Authorities (or, at the option of Administrative Agent, timely reimburse it for the payment of) any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18) (“Other Taxes”). Within [**] after paying any such Other Taxes, each Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence satisfactory to Administrative Agent that such Other Taxes have been paid to the relevant Governmental Authority. (c) Tax Indemnification. (i) The Loan Parties hereby jointly and severally indemnify and agree to hold Administrative Agent and any Lender harmless from and against the full amount of all Indemnified Taxes (including, without limitation, Indemnified Taxes imposed or asserted on or attributable to any amounts payable under this Section 2.15) payable or paid by such Person or required to be withheld or deducted from a payment to such Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Such indemnification shall be paid within [**] from the date on which Administrative Agent or Lender makes written demand therefor. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (ii) Each Lender shall severally indemnify Administrative Agent, within [**] after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(h)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph. (d) Evidence of Exemption From Withholding Tax. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative

- 66 - Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(d)(i)(A), (i)(B) and (i)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person: (A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to any Loan Party described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance

- 67 - Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; (ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and (iii) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Company and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Company or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or Administrative Agent as may be necessary for Company and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(d)(i)(A), FATCA shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding the above, a Lender shall not be required to deliver any form or other form of documentation pursuant to this Section 2.15(d)(i)(A) that such Lender is not legally able to deliver. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent of its legal inability to do so. (e) Treatment of Certain Refunds. If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of- pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.15(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.15(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified

- 68 - party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (f) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loans, and the repayment, satisfaction, or discharge of all obligations under any Loan Document. Section 2.16 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.13, 2.14 or 2.15, it will (at the request of Borrower) use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.13, 2.14 or 2.15 would be reduced and if, as determined by such Lender in its reasonable discretion, the making, issuing, funding or maintaining of such Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.16 unless Company agrees to pay all reasonable incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.16 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error. Section 2.17 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender violates any provision of Section 9.5(c), or, other than at the direction or request of any regulatory agency or authority, defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) a Term Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents; and (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to Term Loans of other Lenders as if such Defaulting Lender had no Term Loans outstanding and the outstanding Term Loans of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Term Loans of other Lenders (but not to the Term Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Term Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b). No Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.17, performance by Company of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.17. The rights and remedies against a Defaulting Lender under this Section 2.17 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 9.5(c).

- 69 - Section 2.18 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender has declined or is unwilling to designate a different lending office in accordance with Section 2.16; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Administrative Agent and Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Company and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.7; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14 or 2.15; and (3) in the event such Terminated Lender is a Non- Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. For the avoidance of doubt, all fees that would otherwise be due and payable to any Non-Consenting Lender, including, without limitation, any Yield Maintenance Premium, shall continue to be due and payable to such Non-Consenting Lender. ARTICLE III CONDITIONS PRECEDENT Section 3.1 Closing Date. The effectivness of this Agreement is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date: (a) Loan Documents. Administrative Agent shall have received copies of each Loan Document duly executed and delivered by each applicable Loan Party for each Lender. (b) Organizational Documents; Incumbency. Administrative Agent shall have received a Secretary’s or Director’s Certificate for each Loan Party attaching (i) copies of each Organizational Document of such Loan Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers or directors of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary, assistant secretary or a director as being in full force

- 70 - and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request. (c) Organizational and Capital Structure. The organizational structure and capital structure of Borrower and its Subsidiaries shall be as set forth on Schedule 4.2. (d) Governmental Authorizations and Consents. Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired. (e) Personal Property Collateral. Administrative Agent shall have received: (i) subject to Section 5.14, evidence reasonably satisfactory to Administrative Agent of the compliance by each Loan Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of Capital Stock (including stock certificates, if any, representing pledged Capital Stock along with appropriate endorsements), instruments and chattel paper, and any agreements governing deposit and/or securities accounts as provided therein), together with (A) appropriate financing statements on Form UCC-1 in form for filing in such office or offices as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests purported to be created by each Pledge and Security Agreement and each other Collateral Document and (B) evidence satisfactory to Administrative Agent of the submission for filing of such UCC- 1 financing statements; (ii) a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any assets or property of any Loan Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens); and (iii) evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording reasonably required by Administrative Agent. (f) Financial Statements; Projections. Lenders shall have received from Borrower (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of Borrower and its

- 71 - Subsidiaries, which shall be based on the financial statements of Borrower and its Subsidiaries for the Fiscal Quarter ended March 31, 2024, and adjusted to reflect the transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent, and (iii) the Projections. (g) Evidence of Insurance. Administrative Agent shall have received a certificate from Company’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with, subject to Section 5.14, endorsements naming Administrative Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5, in each case, in form and substance reasonably satisfactory to Administrative Agent. (h) Opinions of Counsel to Loan Parties. Lenders and, with respect to the opinions of counsel for the Loan Parties, their respective counsel shall have received executed copies of the favorable written opinions of Gibson Dunn & Crutcher LLP, counsel for the Loan Parties, as to such other matters as Administrative Agent may reasonably request, dated the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to Administrative Agent and Lenders). (i) Fees. Company shall have paid to Administrative Agent, the fees and expenses then due and payable pursuant to Section 2.7 and Section 10.2. (j) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a duly executed Solvency Certificate of the chief financial officer of Borrower, dated as of the Closing Date and addressed to Administrative Agent and Lenders, and in form, scope and substance satisfactory to Administrative Agent, certifying that after giving effect to the consummation of the transactions contemplated herein including the funding of the Initial Term Loan on the Closing Date, Borrower and its Subsidiaries are and will be Solvent. (k) Closing Date Certificate. Company shall have delivered to Administrative Agent a duly executed Closing Date Certificate, together with all attachments thereto. (l) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Loan Documents or that would reasonably be expected to have a Material Adverse Effect. (m) No Material Adverse Effect/Material Regulatory Liability. Since [**], no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect or a Material Regulatory Liability. (n) Bank Regulations. Administrative Agent shall have received all documentation and other information reasonably requested that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, and all such documentation (including the Beneficial Ownership Certification) and other information shall be in form and substance reasonably satisfactory to Administrative Agent. (o) Representations and Warranties. The representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered to Administrative Agent or

- 72 - any Lender pursuant hereto or thereto on or prior to the date hereof shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date. (p) No Default or Event of Default. No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute an Event of Default or a Default. (q) No Contravention. The making of the Term Loan shall not contravene any law, rule or regulation applicable to Administrative Agent or any Lender. (r) Registrations. All Registrations from the FDA, EMA and comparable Governmental Authorities in respect of the Products shall be valid and subsisting and in full force and effect. (s) Security Interests. The Loan Documents shall create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral secured thereby (subject to Permitted Liens and Section 5.14) located in the United States to the extent permitted by law and subject to the perfection requirements set forth in the Pledge and Security Agreement. (t) Sources and Uses. On or prior to the Closing Date, Company shall have delivered to Administrative Agent Company’s reasonable best estimate of all sources and uses of Cash and other proceeds on the Closing Date. (u) Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice as and when required by Section 2.1(b)(i). Each Lender, by delivering its signature page to this Agreement and funding the Initial Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document or item required to be approved by or satisfactory to Administrative Agent, Required Lenders or Lenders, as applicable, on the Closing Date. Section 3.2 Conditions to Each Credit Extension. The obligation of each Lender to make any Loan on any date following the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent: (a) with respect to any Delayed Draw Term Loans, on such Funding Date, at the time of the incurrence of such Delayed Draw Term Loan and also after giving effect thereto, no Event of Default under Sections 8.1(f) and (g) shall have occurred and be continuing; and (b) with respect to any Incremental Term Loans, the funding of such Term Loan shall have been approved by each Lender in its sole and absolute discretion.

- 73 - ARTICLE IV REPRESENTATIONS AND WARRANTIES In order to induce the Administrative Agent and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to the Administrative Agent and Lender, on the Closing Date, that the following statements are true and correct: Section 4.1 Organization; Requisite Power and Authority; Qualification. Each of Borrower and its Subsidiaries (a) is duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Company, to make the borrowings hereunder, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect. Section 4.2 Capital Stock and Ownership. The Capital Stock of each of the Subsidiaries of the Borrower has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Subsidiaries of the Borrower is a party requiring, and there is no membership interest or other Capital Stock of any Subsidiary of the Borrower outstanding which upon conversion or exchange would require, the issuance by any Subsidiaries of the Borrower of any additional membership interests or other Capital Stock of any Subsidiaries of the Borrower or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Subsidiaries of the Borrower. Schedule 4.2 correctly sets forth the ownership interest in each Subsidiary of Borrower and in their respective Subsidiaries. Section 4.3 Due Authorization. The execution, delivery and performance of the Loan Documents and the consummation by each Loan Party of the transactions contemplated hereby and by the other Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto. Section 4.4 No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of (i) any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, (ii) any of the Organizational Documents of Borrower or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent, on behalf of Secured Parties); (d) result in any default, non-compliance, suspension revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or any of its properties; or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

- 74 - Section 4.5 Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to applicable securities laws or the Collateral to be made, or otherwise delivered to Administrative Agent for filing and/or recordation, as of the Closing Date. Section 4.6 Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or in the case of any Loan Document entered into by a Foreign Subsidiary that is a Loan Party, any applicable Foreign Legal Reservations. Section 4.7 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments and the absence of footnotes. As of the Closing Date, neither Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets and, condition (financial condition or otherwise) of the Company and prospects of Borrower and any of its Subsidiaries taken as a whole. Section 4.8 Projections. On and as of the Closing Date, the projections of Borrower and its Subsidiaries for the period of Fiscal Year [**] through and including Fiscal Year [**] including quarterly projections for each Fiscal Quarter during the period of the Fiscal Quarter ended [**] through and including the Fiscal Quarter ending [**], (the “Projections”) are based on good faith estimates and assumptions made by the management of Borrower; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material. Section 4.9 No Material Adverse Effect. Since [**], no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Section 4.10 Adverse Proceedings, Etc. There are no Adverse Proceedings that (a) relate to any Loan Document or the transactions contemplated hereby or thereby or (b) individually or in the aggregate, would materially impair Administrative Agent’s security interest in the Collateral, Borrower’s and its Subsidiaries’ respective rights, powers or remedies with respect to applicable Products or could otherwise reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules, laws or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign except to the extent such default could not reasonably be expected to result in a Material Adverse Effect. Section 4.11 Payment of Taxes. All federal, state and other material Tax returns and reports of Borrower and its Subsidiaries required to be filed by or with respect to any of them have been timely filed, and all federal Taxes and all other material Taxes due and payable upon Borrower and its Subsidiaries and upon or with respect to their respective properties, assets, income, businesses and franchises which are due

- 75 - and payable have been paid when due and payable, except for (a) unpaid Taxes in an aggregate amount at any one time not in excess of $[**] and (b) Taxes that are being contested in good faith by appropriate proceedings diligenctly conducted and for which adequate reserves are being maintained in accordance with GAAP. Section 4.12 Properties, Title. (a) Each of Borrower and its Subsidiaries has (i) good, sufficient, marketable and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and valid title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (x) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9 or (y) defects in title or interests which would not, individually or in the aggregate, reasonably be expected to interfere with the Borrower or its applicable Subsidiary’s ability to conduct its business as currently conducted or utilize such property for its intended purpose. All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except as permitted by this Agreement, all such properties and assets are free and clear of Liens (other than Permitted Liens). As of the Closing Date, Schedule 4.12 contains a true, accurate and complete list of all Real Property owned or leased by Borrower and its Subsidiaries or where Collateral or books and records are located. (b) With respect to the Real Property: (i) there are no pending threatened condemnation proceedings relating to such Real Property; (ii) each lease is in full force and effect and there are no defaults; (iii) there are currently no options or rights of first refusal of any third party to purchase or lease such Real Property, or any portion thereof or interest therein; and (iv) each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Property necessary or used in the Company’s business, free and clear of all Liens other than Permitted Liens. Section 4.13 Environmental Matters. Except as any such failure could not reasonably be expected to result in a Material Adverse Effect: (a) No Environmental Claim has been asserted against any Loan Party or any predecessor in interest nor has any Loan Party received written notice of any threatened or pending Environmental Claim against Loan Party or any predecessor in interest. (b) There has been no Release of Hazardous Materials and there are no Hazardous Materials present in violation of Environmental Law at each of the Real Property currently owned or operated by any Loan Party. (c) The operation of the business of, and each of the Real Property owned or operated by, each Loan Party are in compliance with all Environmental Laws.

- 76 - (d) Each Loan Party holds and is in compliance Governmental Authorizations required under any Environmental Laws in connection with the operations carried on by it and the Real Property owned or operated by it. Section 4.14 No Defaults. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. Section 4.15 Material Contracts. (a) Schedule 4.15 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, which, together with any updates provided pursuant to Section 5.1(l), all such Material Contracts are in full force and effect and no defaults currently exist thereunder (other than as described in Schedule 4.15 or in such updates). (b) Except as described in Schedule 4.15, each Material Contract is a legal, valid and binding obligation of Borrower, its Subsidiaries and, to the knowledge of Borrower, each other party thereto, is enforceable in accordance with its terms and is in full force and effect, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as disclosed to the Administrative Agent prior to the Closing Date, neither Borrower nor its Subsidiaries, nor to the knowledge of Borrower or its Subsidiaries, any other party to any Material Contract, is or was in material breach or default, under the terms of any Material Contract. No condition exists which, with the giving of notice or the lapse of time or both, would reasonably be expected to constitute a material breach or default by Borrower or any of its Subsidiaries or that could result in any material liability or loss of rights of Borrower or such Subsidiary or termination of such Material Contract. Section 4.16 Governmental Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940. Section 4.17 Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any similar regulation in any other jurisdiction. Section 4.18 Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that has resulted or could resaonably be expected to result in a Material Adverse Effect. Section 4.19 Certain Fees. Except as disclosed to Administrative Agent prior to the Closing Date, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

- 77 - Section 4.20 Solvency. The Loan Parties and their Subsidiaries on a consolidated basis are, and upon the consummation of the transactions contemplated hereunder and the incurrence of the Credit Extension hereunder on the Closing Date, will be, Solvent. Section 4.21 ERISA. The underlying assets of Borrower and its Subsidiaries do not constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA) of one or more Benefit Plans and the execution, delivery and performance of this Agreement and the other Loan Documents do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Section 4.22 Compliance with Statutes, Etc. Each of Borrower and its Subsidiaries is in compliance with (i) its Organizational Documents and (ii) all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Section 4.23 Intellectual Property. (a) To the knowledge of the Loan Parties, each of Borrower and its Subsidiaries own, or hold licenses in, all Intellectual Property Rights it purports to own or in-license that are necessary to the conduct of its business as currently conducted and currently proposed to be conducted, including the discovery, development, manufacture, use and Commercialization of the Products. Except as set forth in the License Agreements identified or not required to be identified on Schedule 4.23(b), Borrower and its Subsidiaries have the exclusive right and license to research, develop, manufacture, use and Commercialize the Products and use the Platform Technology under the Product Intellectual Property Rights and Platform Intellectual Property Rights, the Registrations, and the Regulatory Documentation, except where the failure to have such exclusive rights and licenses would not reasonably be likely to result in a Material Adverse Effect. (b) Schedule 4.23(b) sets forth a true, correct and complete listing, under separate headings, of all Contractual Obligations, whether written or oral (i) under which Borrower or its Subsidiaries is granted a license or other material right to use any Product Intellectual Property Rights or Platform Intellectual Property Rights that any other Person owns or under which Borrower or its Subsidiaries owes any royalties or other payments to any Person, in each case, for the use of any such Intellectual Property Rights in the research, development, use, import or Commercialization of a Product (other than licenses received from contract research organizations (CROs), contract development and manufacturing organizations (CDMOs), contract manufacturing organizations (CMOs) or other service providers in the ordinary course of business), or (ii) under which Borrower or its Subsidiaries have granted any Person any right or interest in any Product Intellectual Property Rights, Platform Intellectual Property Rights, Registrations, and/or Regulatory Documentation (other than licenses given to contract research organizations (CROs), contract development and manufacturing organizations (CDMOs), contract manufacturing organizations (CMOs) or other service providers in the ordinary course of business), including co-existence agreements and covenants not to sue, except in each case of clauses (i) and (ii), Contractual Obligations relating solely to any Pipeline Product, where such Contractual Obligations are not material to the research, development, use, import or Commercialization of such Pipeline Product (collectively, “License Agreements”) that are in effect as of the Effective Date. Upon written request by the Administrative Agent (but no more frequently than every Calendar Quarter), Borrower shall update Schedule 4.23(b) to list any new License Agreements entered into after the Effective Date (including, for the avoidance of doubt, any Permitted Zodasiran Agreement and any Permitted Plozasiran Agreement, if any). A true, correct and complete copy of each License Agreement has been provided to the Administrative Agent by the Borrower prior to the Closing Date. Neither the Borrower nor any of its

- 78 - Subsidiaries, on the one hand, nor the respective counterparty(ies) thereto has made or entered into any amendment, supplement or modification to, or granted any waiver under any provision of any License Agreement. Each License Agreement identified on Schedule 4.23(b) is a valid and binding obligation of Borrower and, to the knowledge of such Loan Party, the counterpart(ies) thereto, and, to the knowledge of such Loan Party, is enforceable against each counterparty thereto in accordance with its terms, except as may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a proceeding in equity or at law). Each License Agreement identified on Schedule 4.23(b) will continue to be legal, valid, binding, enforceable (except as such enforceability may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a proceeding in equity or at law)), and in full force and effect on identical terms, immediately following the consummation of the transactions contemplated by this Agreement. Borrower has not received any written notice in connection with any such License Agreement challenging the validity, enforceability or interpretation of any provision of such agreement. Borrower has not (A) given written notice to a counterparty of the termination of any such License Agreement (whether in whole or in part) or any written notice to a counterparty expressing any intention to terminate any such License Agreement or (B) received from a counterparty thereto any written notice of termination of any such License Agreement (whether in whole or in part) or any written notice from a counterparty stating its intention to terminate any such License Agreement. Except as set forth on Schedule 4.23(b), Borrower has not consented to any assignment by the counterparty to any License Agreement of any of its rights or obligations under any such License Agreement, and, to the knowledge of such Loan Party, the counterparty has not assigned any of its rights or obligations under any such License Agreement to any Person. Borrower has not notified in writing the respective counterparty to any License Agreement or any other Person of any claims for indemnification under any License Agreement nor has Borrower received any written claims for indemnification under any License Agreement. Borrower has not received any written notice from, or given any written notice to, any counterparty to any License Agreement alleging any infringement of any of the Patent rights licensed thereunder. To the knowledge of the Loan Parties, there are no sublicenses (excluding subcontracting) that have been granted by a Licensee under any License Agreement. Except as has been disclosed to the Administrative Agent prior to the Closing Date, there is and has been no breach or default under any provision of any License Agreement either by Borrower or, to the knowledge of Borrower, by the respective counterparty (or any predecessor thereof) thereto, and, to the knowledge of Borrower, there is no event that upon notice or the passage of time, or both, would reasonably be expected to give rise to any breach or default either by Borrower or by the respective counterparty to such agreement. (c) Schedule 4.23(c) sets forth as of July 26, 2024 a true, correct and complete listing, including the owner and registration or application number, of (i) all the Product Intellectual Property Rights related to Zodasiran, Plozasiran and/or the Partnered Assets, and (ii) all Platform Intellectual Property Rights with respect to Material Products, in the case of (i) and (ii), that are U.S. (federal or state) and foreign (A) Patents, and identifies the owner of each such patent/application, (B) registered trademarks and trademark applications, (C) registered copyrights and copyright applications, (D) domain names, and (E) any other form of registered Product Intellectual Property Rights and Platform Intellectual Property Rights. Except as identified in Schedule 4.23(c): (1) the owner listed on Schedule 4.23(c) is the exclusive owner of such registration or application; (2) to the knowledge of such Loan Party, such registrations are valid, subsisting and enforceable; (3) none of such registrations or applications have lapsed or been abandoned, cancelled or expired, except for registrations or applications abandoned in the ordinary course of business; (5) Company has taken all reasonable steps to maintain such registrations or applications, including by timely filing fees and responses, except for registrations or applications abandoned in the ordinary course of business; and (5) to the knowledge of such Loan Party, each individual associated with the filing and prosecution of such registrations or applications, including the named inventors in the case of such Product Patents and Platform Patents, has complied in all material respects with all applicable duties of candor and good faith in dealing with any patent office, including the USPTO, in those jurisdictions where such duties exist. Company may update this list to add additional registrations or applications, so

- 79 - long as such amendment occurs by written notice to Administrative Agent, subject to Borrower’s obligations and restrictions under this Agreement. (d) Neither Borrower nor any of its Subsidiaries has received written notice of any threat of any, opposition, interference, reexamination, inter partes review, post-grant review, derivation or other post-grant proceeding, injunction, claim, suit, action, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim (collectively, “Disputes”) that challenges the validity, enforceability, infringement, ownership, or inventorship of any of the Product Intellectual Property Rights or Platform Intellectual Property Rights identified in Schedule 4.23(c), the Registrations and/or the Regulatory Documentation. Borrower and its Subsidiaries have not received any written notice that there is any, and, to their knowledge, there is no, Person who is or claims to be an inventor under any of the Product Patents or Platform Patents identified in Schedule 4.23(c) who is not a named inventor thereof. (e) Neither the Borrower nor any of its Subsidiaries is party to any past or pending and neither the Borrower nor its Subsidiaries has, since July 26, 2014, received written notice of any threat of any action, suit, or proceeding, or any investigation or claim by any Person that claims or alleges that the discovery, development, manufacture, use or Commercialization of any Product, once marketed, or the use of any Platform Technology does or could infringe on any Patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights. (f) Except as disclosed in Schedule 4.23(f), neither Borrower nor its Subsidiaries has entered into any Contractual Obligation (i) creating a Lien (other than a Permitted Lien under clauses (a), (t) and (w) of the definition thereof) on the Product Intellectual Property Rights, Platform Intellectual Property Rights, Registrations, Regulatory Documentation or License Agreements or any of its Royalties on, or proceeds from, sales of any Product, (ii) pursuant to which Borrower or its Subsidiaries has sold, transferred, assigned or pledged to any Person, Royalties on, or proceeds from, sales of any Product or use of any Platform Technology, or (iii) providing for Milestones or similar development-, commercialization- or intellectual property-related payments to any Person applicable (or that with further development and commercialization may become applicable) to any such Product or Platform Technology. Section 4.24 Insurance. Each of Borrower and its Subsidiaries keeps its property adequately insured and maintains (a) insurance to such extent and against such risks, as is customary with companies in the same or similar businesses, (b) workmen’s compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law or as may be reasonably required by Administrative Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 4.24 sets forth a list of all insurance maintained by each Loan Party on the Closing Date. Section 4.25 Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements, and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, in each case, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

- 80 - Section 4.26 Bank Accounts and Securities Accounts. Schedule 4.27 sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof). Section 4.27 Security Interests. The Collateral Documents create in favor of Administrative Agent, for the benefit of Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 3.1(e), the posssession by Administrative Agent of any certificated Capital Stock or instrument owned by such Loan Party, the recording of the Collateral Assignments for Security referred to in each Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law, (b) the recording of the Collateral Assignments for Security pursuant to each Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights and (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign Intellectual Property. Section 4.28 PATRIOT ACT and FCPA. To the extent applicable, each Loan Party is in compliance with (a) the laws, regulations and Executive Orders administered by OFAC, and (b) the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001 (the “PATRIOT Act”). Neither the Loan Parties nor any of their officers, directors, employees, agents or shareholders acting on the Loan Parties’ behalf shall use the proceeds of the Loans to make any payments, directly or indirectly (including through any third party intermediary), to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”). None of the Loan Parties nor any Affiliates of any Loan Parties, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws. None of the Loan Parties, nor any Affiliates of any Loan Parties, or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is a Blocked Person. None of the Loan Parties, nor any of their agents acting in any capacity in connection with the Loans or other transactions contemplated hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs. Section 4.29 Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements made or furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Closing Date, there are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could

- 81 - have a material adverse impact on the transactions contemplated hereby or the Material Products that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby. The information provided by the Loan Parties to Lenders in the Perfection Certificate (as supplemented in accordance with Section 5.1(n)) is true and correct in all material respects as of the date such Perfection Certificate was delivered. Section 4.30 Use of Proceeds. The proceeds of the Term Loans shall be applied by Company to fund working capital, capital expenditures and general corporate purposes of Borrower and its Subsidiaries; provided that, Incremental Term Loans shall be used in a manner as agreed upon between the Company and the Administrative Agent. No portion of the proceeds of the Term Loan shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act. Section 4.31 Regulatory Compliance. (a) Each of Borrower and its Subsidiaries have all Registrations from the FDA, EMA, comparable foreign counterparts or any other Governmental Authority required to conduct their respective businesses as currently conducted, except where the failure to have all such Registrations would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. Each of such Registrations is valid and subsisting in full force and effect, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. To the knowledge of the Loan Parties, neither FDA, EMA, nor any comparable Governmental Authority is considering limiting, suspending, or revoking such Registrations or changing the scope of the marketing authorization or the labeling of any Products subject to such Registrations. To the knowledge of the Loan Parties, there is no false or materially misleading information or significant omission in any Product application or other notification, submission or report to the FDA, EMA, or any comparable Governmental Authority that was not corrected by subsequent submission, and all such applications, notifications, submissions and reports provided Borrower and its Subsidiaries were true, complete, and correct in all material respects as of the date of submission to FDA, EMA, or any comparable Governmental Authority. Borrower and its Subsidiaries have not failed to fulfill and perform their obligations which are due under each such Registration, and no event has occurred or condition or state of facts exists which would constitute a breach or default under any such Registration, in each case that would reasonably be expected to cause the revocation, termination or suspension or material limitation of any such Registration, including but not limited to any form of clinical hold order. To the knowledge of the Loan Parties, any third party that develops, researches, manufactures, commercializes, distributes, stores, tests, advertises, promotes, sells or markets Products pursuant to an agreement with Borrower or its Subsidiaries (a “Loan Party Partner”) is in compliance with all Registrations from the FDA, EMA, and any comparable Governmental Authority insofar as they pertain to Products, and each such Loan Party Partner is, and since [**] has been, in compliance with applicable Public Health Laws, except, in each case, where the failure to so be in compliance would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. (b) Each of Borrower and its Subsidiaries is in compliance, and since [**] has been in compliance, with all Public Health Laws, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in Material Regulatory Liabilities. (c) To the extent applicable, all products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold, marketed or delivered by Borrower or any of its Subsidiaries or, to the knowledge of the Loan Parties, service providers providing services to Borrower or any of its Subsidiaries, that are subject to the jurisdiction of the FDA, EMA, or any

- 82 - comparable Governmental Authority have, since [**], been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold, marketed or delivered in compliance with the applicable Public Health Laws, except for such noncompliance that would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. To the knowledge of Borrower and its Subsidiaries, there are no defects in the design or technology embodied in any Material Products that are reasonably expected to prevent the safe and effective performance of any such Material Product for its intended use (other than such limitations specified in the applicable package insert, investigator brochure or informed consent), except for such defects that would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities or other Liabilities. None of the Products has been the subject of any tort, products liability or warranty action against Borrower or its Subsidiaries or, to the Borrower’s knowledge, any non-legal claim for clinical trial compensation by trial participants (d) Neither Borrower nor any of its Subsidiaries is currently subject to any material obligation arising pursuant to a Regulatory Action and, to the knowledge of the Loan Parties, no such material obligation or Regulatory Action has been threatened or initiated by a Governmental Authority. (e) (i) Neither Borrower nor any of its Subsidiaries has since [**] received any written notice or communication from the FDA, EMA, or any other Governmental Authority alleging material noncompliance with any Public Health Law and (ii) to the knowledge of the Loan Parties no Loan Party Partner has since [**] received any written notice or communication from the FDA, EMA, or any other Governmental Authority alleging material noncompliance with any Public Health Law, including without limitation any notice of inspectional observation, notice of adverse finding, notice of violation, warning letters, untitled letters or other notices from any Governmental Authority relating to such Loan Party Partner’s work for Borrower or such Subsidiary. There have been no recalls, field notifications, market withdrawals, administrative detentions, warnings, “dear doctor” letters, investigator notices, safety alerts or any other notices of action relating to an actual or potential lack of safety, efficacy, or regulatory compliance of any Products (“Safety Notices”) and no clinical hold orders issued by the FDA, EMA, or any other oversight authority with respect to an ongoing or anticipated clinical trial of any Product, and to the knowledge of the Loan Parties, there are no facts or circumstances that are reasonably likely to result in (x) a Safety Notice or clinical hold order or (y) a termination or suspension of research, testing, distribution, manufacturing or commercialization of any Material Product. Section 4.32 Government Contracts. Except as set forth on Schedule 4.34 as of the Closing Date hereof, neither Borrower nor any of its Subsidiaries is a party to any contract or agreement with any Governmental Authority and none of Borrower’s or such Subsidiary’s accounts receivables or other rights to receive payment are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state, county or municipal law. Section 4.33 Healthcare Regulatory Laws. (a) None of Borrower and its Subsidiaries, nor, to their knowledge, any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, is a party to, or bound by, any written order, individual integrity agreement, corporate integrity agreement, deferred or non-prosecution agreement or other written agreement with any Governmental Authority concerning their compliance with Federal Health Care Program Laws. (b) None of Borrower and its Subsidiaries, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor to the knowledge of the Loan Parties, any Loan Party Partner: (i) has been, since [**], charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program; (ii) has had,

- 83 - since [**], a civil monetary penalty assessed against them under Section 1128A of the Social Security Act; (iii) has been listed on the U.S. General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (iv) to the knowledge of the Loan Parties, is the target or subject of any current or potential suit, claim, action, proceeding, arbitration, mediation, inquiry, subpoena or investigation relating to any of the foregoing or any Federal Health Care Program- related offense, or which could result in the imposition of material penalties or the debarment, suspension or exclusion from participation in any Federal Health Care Program. None of Borrower and its Subsidiaries, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor any Loan Party Partner, has been debarred, excluded, disqualified or suspended from participation in any Federal Health Care Program or under any FDA Laws (including 21 U.S.C. § 335a). (c) None of Borrower and its Subsidiaries, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor to the knowledge of the Loan Parties, any Loan Party Partner, has, since [**], violated or engaged in any activity that is in violation of any Federal Health Care Program Laws or cause for false claims liability, civil penalties or mandatory or permissive exclusion from any Federal Health Care Program, except where the violation would not reasonably be expected to result, either individually or in the aggregate, in Material Regulatory Liabilities. (d) To the knowledge of the Loan Parties, no person has filed or has threatened to file against Borrower or any of its Subsidiaries, an action relating to any FDA Law, Public Health Law or Federal Health Care Program Law under any whistleblower statute, including without limitation, the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.). Section 4.34 Data Protection. Each of Borrower and its Subsidiaries is operating, and since [**] has been operating in material compliance with: (i) applicable Data Protection Laws; (ii) applicable industry standards; (iii) contractual obligations to which Borrower or any Subsidiaries is bound; and (iv) all of Borrower and each of its Subsidiaries’ internal privacy policies, in each case relating to privacy, data protection, consumer protection, consent or the collection, retention, protection, and use of Personal Information collected, used or maintained by Borrower or by third parties having access to the records of Borrower and each of its Subsidiaries that contain any Personal Information, except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Each of Borrower and its Subsidiaries has adopted and published privacy notices and policies that accurately describe in all material respects the privacy practices of Borrower or any Subsidiary (as applicable), to any website, mobile application or other electronic platform and complied with those notices and policies (collectively, with each of Borrower and each of its Subsidiaries’ internal privacy policies, the “Privacy Policies”). The execution, delivery and performance of this Agreement complies and will comply with all Data Protection Laws and Borrower’s and each Subsidiary’s Privacy Policies in each case in all material respects. Neither Borrower nor any Subsidiary, nor to the knowledge of the Loan Parties, any third party acting on behalf of Borrower or any Subsidiary, has experienced any material incidences in which Personal Information was or may have been stolen or improperly accessed, including any material breach of security or other material loss, unauthorized access, use or disclosure of Personal Information in the possession, custody or control of Borrower or any of its Subsidiaries or any third party acting on behalf of Borrower or any Subsidiary. Neither Borrower nor any Subsidiary, nor, to the knowledge of the Loan Parties, any third party acting on behalf of Borrower or any Subsidiary, has received any: (i) written, or to the knowledge of the Loan Parties, oral inquiry or complaint alleging material noncompliance with Data Protection Laws; (ii) written or, to the knowledge of the Loan Parties, oral claim for material compensation for loss or unauthorized collection, processing or disclosure of Data or other Personal Information; or (iii) written or, to the knowledge of the Loan Parties, oral notification of an application for rectification, erasure or destruction of material Data or other material Personal Information that is still outstanding.

- 84 - Section 4.35 Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any of Company or its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any of Company or its Subsidiaries are individually or in the aggregate material to the business or operations of such Loan Party or any of its Subsidiaries, or (b) any of Company or its Subsidiaries, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any of Company or its Subsidiaries are individually or in the aggregate material to the business or operations of Company or its Subsidiaries, in each case, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. There exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. ARTICLE V AFFIRMATIVE COVENANTS Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than any such contingent obligations or liabilities hereunder that by express terms thereof survive such payment in full of all Obligations), each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V. Section 5.1 Financial Statements and Other Reports. Unless otherwise provided below, Borrower will deliver to Administrative Agent and Lenders: (a) Cash Reports. Promptly, but in any event within [**], after the end of each fiscal month of Borrower where, if at any time during such month, the aggregate market capitalization of the Company (based on the closing price of the Common Stock on the date of such calculation) is less than $[**], a report of the current Cash and Cash Equivalent balances of the Loan Parties, which report shall identify unrestricted and restricted Cash and Cash Equivalents; provided that, if, at any time, the aggregate market capitalization of the Company (based on the closing price of the Common Stock on the date of such calculation) is less than $[**], Administrative Agent may request at any time, and Borrower shall promptly provide, a report of at least [**]% of the current Cash and Cash Equivalent balances of the Loan Parties, which report shall identify unrestricted and restricted Cash and Cash Equivalents (or, if greater, all Cash and Cash Equivalent balances required to satisfy the covenant set forth in Section 6.8). (b) Quarterly Financial Statements. Within [**] after the end of each Fiscal Quarter of each Fiscal Year (excluding the fourth Fiscal Quarter), the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; provided that so long as the Borrower is a public filer with the SEC, upon written notice to the Administrative Agent, such [**] period (excluding with respect to the Narrative Report described in clause (b) of the definition thereof) may be extended in accordance with any grace periods provided by the SEC with respect to delivery of such financial statements described in this Section 5.1(b); (c) Annual Financial Statements. Within [**] after the end of each Fiscal Year, (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Borrower and its

- 85 - Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and Narrative Reports with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by Borrower or that is otherwise reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, shall not contain any going concern emphasis of matter and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (other than any such exception, qualification or explanatory paragraph that is with respect to, or resulting from, the upcoming maturity of Indebtedness or any breach or potential breach of Section 6.8); provided that so long as the Borrower is a public filer with the SEC, upon written notice to the Administrative Agent, such [**] period (excluding with respect to the Narrative Report described in clause (b) of the definition thereof) may be extended in accordance with any grace periods provided by the SEC with respect to delivery of such financial statements described in this Section 5.1(c)); (d) Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Section 5.1(b) or Section 5.1(c), a duly executed and completed Compliance Certificate, together with evidence attached of the Cash balances contained in each Deposit Account of the Loan Parties; (e) Royalty Reports; Notice of Disputes. Promptly (but in any event within [**] ) after receipt by Borrower or any of its Subsidiaries, a copy of any Royalty Reports, material written communications to or from the counterparty under any License Agreement (other than filings, submissions, reports, notices, correspondence and other documentation related to routine patent prosecution in the ordinary course and any materials that would be deemed privileged in connection with patent litigation) or any written notices regarding the commencement of, or material developments in, any material third party disputes with respect to a Material Product, any Material Contract, any Product Intellectual Property Rights, any Platform Intellectual Property Rights or any Permitted Product Agreement. (f) Notice of Default. Promptly (but in any event within [**]) upon any executive officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Borrower with respect thereto; (ii) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences or results in, in any case or in the aggregate, a Material Adverse Effect or Material Regulatory Liabilities, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto; (g) Notice of Litigation. (A) Promptly (but in any event within [**]) upon any executive officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) relates to the Products, a material portion of the Collateral or the Material Contracts and would reasonably be expected to result in Material Regulatory Liabilities or Material Adverse Effect, or which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably requested by the Administrative Agent and available to Company and (B) concurrently with the delivery of the Compliance Certificate required under Section 5.1(c), a summary report of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding or (ii) any material

- 86 - development in any Adverse Proceeding that, in the case of either clause (i) or (ii), relates to the Material Products, a material portion of the Collateral or the Material Contracts, in each case occurring with respect to the fiscal quarter ended prior to the delivery of such Compliance Certificate; (h) ERISA. Promptly (but in any event within [**]) upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to result in a material Liability to a Loan Party, a written notice specifying the nature thereof, what action a Loan Party or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (i) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by Borrower and its Subsidiaries in the immediately succeeding Fiscal Year; (j) Regulatory and Product Notices. Each Loan Party shall promptly (but in any event within [**]) after the receipt or occurrence thereof notify Administrative Agent of: (i) any written notice received by Borrower or its Subsidiaries alleging potential or actual material violations of any Public Health Law by Borrower or its Subsidiaries, or any written notice from the FTC alleging potential unfair or anticompetitive business practices by Borrower or any of its Subsidiaries, (ii) any written notice that the FDA (or international equivalent) is limiting, suspending or revoking any Registration (including, but not limited to, by the issuance of a clinical hold order), (iii) any written notice that Borrower or its Subsidiaries has become subject to any Regulatory Action (other than any routine inspection or investigation in the ordinary course of business), (iv) the exclusion or debarment from any governmental healthcare program or debarment or disqualification by FDA (or international equivalent) of Borrower or its Subsidiaries or its or their Authorized Officers, (v) any written notice that a Borrower or any Subsidiary, or any of their Licensees (including Licensees under the Product Agreements or Material Contracts), is being investigated or is the subject of any allegation of potential or actual violations of any Federal Health Care Program Laws, (vi) any written notice that any Product of Borrower or its Subsidiaries has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product are pending or threatened in writing against Borrower or its Subsidiaries, (vii) any change in the scope of marketing authorization or the labeling of the products of Borrower and its Subsidiaries under any Registrations (which may be satisfied by a press release issued by Borrower),

- 87 - (viii) any other Regulatory Action threatened or initiated by a Governmental Authority in writing, or (ix) any written notice by a Governmental Authority that, to the Borrower’s knowledge, is considering or implementing such other Regulatory Action, except, in each case of (i) through (ix) above, where such action would not reasonably be expected to have, either individually or in the aggregate, Material Regulatory Liabilities; (k) Notice Regarding Material Contracts. Promptly (but in any event within [**]) (A) after a Loan Party or a Subsidiary of a Loan Party receives any notice (written or oral) of default or event of default under any Material Contracts, or (B) after Loan Party or a Subsidiary of a Loan Party receives or otherwise becomes aware of any dispute, litigation, purchase price adjustment (other than in accordance with the terms of such Material Contract), indemnity claim, exercise of rights of set-off or deduction (including any of the foregoing threatened in writing) under or with respect any Material Contract, in each case, reasonably expected to be in excess of $[**], and (ii) promptly (but in any event within [**]), after any new Material Contract (including any New License Agreement) is entered into, in each case of clauses (i) and (ii), furnish to Administrative Agent a written statement describing such event, with copies of such notices or new contracts together with all pertinent detail and information relating thereto in such Loan Party or Subsidiary of Loan Party’s possession, custody or control and to the extent allowed to be delivered pursuant to its terms, and an explanation of any actions being taken with respect thereto. Borrower shall promptly provide Administrative Agent with written notice upon becoming aware of a counterparty’s material breach of its obligations under any Material Contract; (l) Information Regarding Collateral. Company will furnish to Administrative Agent prior written notice of any change (a) in any Loan Party’s legal name, (b) in any Loan Party’s identity or corporate structure, or (c) in any Loan Party’s U.S. federal or other taxpayer identification number (if any). Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Company also agrees promptly to notify Administrative Agent if any material portion of the Collateral is damaged or destroyed; (m) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to Administrative Agent an Officer’s Certificate (a) confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.1(n) or identifying any such change and/or (b) identifying the UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations that must be made by the Administrative Agent to protect and perfect the security interests under the Collateral Documents during such [**] period; (n) Products. Promptly, but in any event within [**] after the receipt by Borrower or any of its Subsidiaries or occurrence thereof, as applicable, notify Administrative Agent of: (i) granting of any licenses or sublicenses under any Permitted Product Agreement received by Borrower; (ii) amending an existing Permitted Product Agreement, or entering into any new Permitted Product Agreement;

- 88 - (iii) any material written communications received from the FDA or other Governmental Authority that would reasonably be expected to result in a Material Adverse Effect; in each case, to the extent related to a Material Product. (o) Notices re Intellectual Property. Promptly (but in any event within [**]), deliver notice of material infringements of any material Intellectual Property Rights owned or licensed by such Loan Party or any of its Subsidiaries that are known to any Loan Party; (p) Regulatory Documentation. Except pursuant to the Company’s exercise of good faith business judgement to cease or limit the research or development of any such Product other than a Material Product, Company shall, either alone or through its Licensees (to the extent such Licensees have a sole control, responsibility and decision making rights over all regulatory submissions, filings and approvals for their respective Partnered Assets), be responsible for, and shall maintain, with respect to each Product, all submissions and filings for regulatory approval to and regulatory approvals granted by Governmental Authorities relating to such Products. Promptly following Administrative Agent’s reasonable request from time to time, Company shall promptly provide to Administrative Agent copies of any and all material regulatory filings submitted to any such Governmental Authorities with respect such Products; (q) Maintenance, Defense and Enforcement of Patents. Company shall take all commercially reasonable steps to maintain, defend and enforce all Patents within the Product Intellectual Property Rights and Platform Intellectual Property Rights, including by timely filing fees and responses with the United States Patent and Trademark Office or any applicable foreign counterpart (excluding any such Patents for which the Licensee under its applicable Product Agreement has been given sole or a first right to control of such maintenance, defense or enforcement and such Licensee has elected to exercise such right); provided that, for clarity, in no event shall the foregoing preclude Company from abandoning any such Patent so long as such determination is made pursuant to Company’s exercise of its reasonable business judgement, and Company shall provide prompt written notice to Administrative Agent of any material adverse occurrences with respect to any Product Patents or Platform Patents in each case necessary to the development, manufacture or Commercialization of the Material Products, and, upon Administrative Agent’s request from time to time, shall promptly provide Administrative Agent with complete and correct copies of (i) any certification received by Company, its Subsidiaries, or any of their respective licensors or licensees pursuant to 21 U.S.C. § 355(j)(2)(A)(vii)(I), (II), (III) or (IV) relating to any Orange Book Patents, and (ii) other than to the extent (and only to the extent) reasonably deemed privileged based on advice of Company counsel, any pleadings, briefs, declarations, correspondence and other documents relating to any Dispute involving any of the Orange Book Patents; (r) Other Information. (A) Promptly upon their becoming available and in any event within [**] of Borrower’s receipt thereof, copies of all amendments, waivers, consents, notices of defaults and reservations of rights with respect to and received by Borrower or its Subsidiaries from any holder of its Indebtedness having a principal amount greater than the Threshold Amount, (B) promptly after submission to any Governmental Authority, all material documents, submissions and information furnished to such Governmental Authority in connection with any investigation of any Loan Party (other than a routine inquiry), and (C) such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent; provided that if such information is of the type otherwise described in the other clauses of this Section 5.1, the relevant limitations applicable in such other sections shall apply; and (s) Product Revenue. From and after the First Commercial Sale of a Product in any country, for each Fiscal Quarter promptly, but in any event no later than [**] after the end of such, the

- 89 - Borrower shall provide to the Administrative Agent a report (a “Product Revenue Report”) setting forth in reasonable detail with respect to each Product, (i) gross sales and Product Revenues for the applicable Fiscal Quarter and Fiscal Year to date, on a country-by-country basis (including all permitted deductions from gross sales used to determine Product Revenues in form and substance substantially similar to what the Company has delivered to the Administrative Agent prior to the Closing Date), (ii) the calculation of the Product Revenues payable to the Administrative Agent for the applicable Fiscal Quarter, identifying, on a Product-by-Product and country-by-country basis, the number of units of each Product sold by Borrower and its Subsidiaries, (iii) the foreign currency exchange rates used (which shall be rates of exchange determined in a manner consistent with the Borrower’s method for calculating rates of exchange in the preparation of Borrower’s annual financial statements in accordance with GAAP consistently applied) and (iv) a detailed itemization, on a Product by Product basis, of all Royalties, Milestones, Profit Share Amounts, Sublicense Revenue, Joint Venture Proceeds and all corresponding Permitted Reductions, as applicable, for such Fiscal Quarter and a calculation of all amounts owed to the Administrative Agent, on behalf of the Lenders, under this Agreement. Notwithstanding the foregoing, the obligations in paragraphs (b), (c) and (s)(A) of this Section 5.1 may be satisfied with respect to financial information of Borrower and its Subsidiaries by furnishing Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, to the extent such information is in lieu of information required to be provided under Section 5.1(c), any such materials are accompanied by an auditor’s report (which report shall be unqualified as to going concern and scope of audit, shall not contain any going concern emphasis of matter and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (other than any such exception, qualification or explanatory paragraph that is with respect to, or resulting from, the upcoming maturity of Indebtedness or any breach or potential breach of Section 6.8)). Further, notwithstanding anything to the contrary in this Section 5.1, neither Borrower nor any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) in respect of which disclosure (or their respective representatives or contractors) is prohibited by Requirements of Law or any binding agreement or (ii) that is subject to attorney client or similar privilege or constitutes attorney work product, in each case based on the advice of counsel to Borrower. Section 5.2 Existence. Except as otherwise permitted under Section 6.9, each Loan Party will, and will cause each of Borrower’s Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and Governmental Authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted; provided, no Loan Party or any of Borrower’s Subsidiaries shall be required to preserve any such existence, right or Governmental Authorizations, qualifications, franchise, licenses and permits if such Person’s Board of Directors (or similar governing body) or any senior officer of such Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders. Section 5.3 Payment of Taxes and Claims. Each Loan Party will, and will cause each of Borrower’s Subsidiaries to, file all Tax returns required to be filed by or with respect to Borrower or any of its Subsidiaries and timely pay all Taxes imposed upon or with respect to it or any of its properties, assets, income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, except for (a) unpaid Taxes in an aggregate amount at any one time not in excess of $[**] and (b) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP.

- 90 - Section 5.4 Maintenance of Properties. Each Loan Party will, and will cause each of Borrower’s Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except to the extent any such failure to maintain could not reasonably be expected to have a Material Adverse Effect, and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent any such failure to comply could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall, and shall cause its Subsidiaries to, (A) maintain adequate administrative, physical, and technical security measures and procedures to protect the confidentiality, integrity, and security of the Loan Parties’ data systems and the Loan Parties’ data in all material respects, in all cases including from theft, corruption, loss or unauthorized use, access, interruption, deletion, or modification by any Person, and (B) keep all Loan Party data systems operational and maintain adequate backups and disaster recovery arrangements that are at least reasonable and at least consistent with, as protective as, and no less rigorous than, industry standards for companies and businesses of similar size in similar industries. Without limiting the generality of the foregoing, each Loan Party shall, and shall cause its Subsidiaries to, (x) maintain applicable equipment and software in physically secure premises, (y) utilize industry-accepted virus and intrusion checking software and firewalls, and (z) limit access to Loan Party data to only those employees and agents who need such access for the conduct of the business of the Loan Parties and their Subsidiaries, in each case except as would not reasonably result in a Material Adverse Effect. Section 5.5 Insurance. (a) The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance, and (ii) casualty insurance, such public liability insurance, third party property damage insurance or such other insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, in each case as determined by the Borrower in its reasonable business judgment. Each such policy of insurance shall, subject to Section 5.14, (1) name Administrative Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (2) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent, on behalf of Secured Parties as the loss payee thereunder. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, Administrative Agent may, upon [**] prior written notice to Borrower, arrange for such insurance, but at Company’s expense and without any responsibility on Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. (b) Each of the insurance policies required to be maintained under this Section 5.5 shall, subject to Section 5.14, provide for either (i) at least [**] prior written notice to Administrative Agent of the cancellation or substantial modification thereof or (ii) if not permitted by the applicable insurance provider after the use of commercially reasonable efforts to obtain such prior written notice, prompt notice following any cancelation or substantial modification thereof. Receipt of such notice shall entitle

- 91 - Administrative Agent (but Administrative Agent shall not be obligated), upon [**] prior written notice to Loan Parties, to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to this Section 5.5 or otherwise to obtain similar insurance (including with respect to coverage types, limits and premiums) in place of such policies, in each case at the expense of the Loan Parties. Section 5.6 Books and Records; Inspections. Each Loan Party will, and will cause each of Borrower’s Subsidiaries to, (a) maintain at all times at the chief executive office of Borrower copies of all material books and records of Borrower and its Subsidiaries, (b) keep adequate books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities, and (c) permit any representatives designated by Administrative Agent (including employees of Administrative Agent, any Lender or any consultants, auditors, accountants, lawyers and appraisers retained by Administrative Agent) to visit any of the properties of any Loan Party and any of Borrower’s Subsidiaries to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants and auditors, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested; provided that, absent the occurrence and continuance of an Event of Default, Administrative Agent and Lenders shall not exercise such rights more often than one time during any Fiscal Year. The Loan Parties agree to pay the reasonable and documented out-of-pocket costs and expenses incurred by the examiner in connection therewith. Upon the Administrative Agent’s request, which shall not be more frequently than once per Fiscal Year with respect to any individual License Agreement, the Borrower and its shall use commercially reasonable efforts to exercise any rights they may have under any License Agreement relating to a Product to cause an inspection and/or audit by an independent public accounting firm to be made of the books of account of any counterparty thereto for the purpose of determining the correctness of any payments made under the License Agreement and this Agreement. Section 5.7 Lenders Meetings. (a) Borrower will, upon the reasonable request of Administrative Agent or Required Lenders, participate in a conference call of Administrative Agent and Lenders once during each Fiscal Year at such time as may be agreed to by Borrower and Administrative Agent. Section 5.8 Compliance with Laws. (a) Each Loan Party will comply, and shall cause each of Borrower’s Subsidiaries and all other Persons, if any, on or occupying any Real Property, to comply in all respects, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), non-compliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, comply with all FDA Laws and Public Health Laws, and with all applicable Federal Health Care Program Laws, except where the failure to comply would not reasonably be expected to result, either individually or in the aggregate, in Material Regulatory Liabilities. All products developed, manufactured, tested, investigated, distributed or marketed by or on behalf of the Loan Parties and Borrower’s Subsidiaries that are subject to the jurisdiction of the FDA or any comparable Governmental Authority have been and shall be developed, tested, manufactured, investigated, distributed, sold and marketed in compliance with the FDA Laws and any other Requirement of Law, including, without limitation, good manufacturing practices, labeling, advertising, record-keeping, and adverse event

- 92 - reporting, except where the failure to comply would not reasonably be expected to result, either individually or in the aggregate, in Material Regulatory Liabilities. Section 5.9 Environmental. (a) Each Loan Party shall (i) keep its real property free of any Environmental Liens; (ii) maintain and comply in all material respects with all Governmental Authorizations required under applicable Environmental Laws, except as any such failure could not reasonably be expected to result in a Material Adverse Effect; (iii) take all steps to prevent any Release of Hazardous Materials from any property owned or operated by any Loan Party, except as any such failure could not reasonably be expected to result in a Material Adverse Effect; and (iv) ensure that there are no Hazardous Materials on, at or migrating from any owned Real Property, except as any such failure could not reasonably be expected to result in a Material Adverse Effect. (b) The Loan Parties shall promptly (but in any event within [**]) notify Administrative Agent in writing (A) of any material Environmental Claims asserted in writing against or material Environmental Liabilities and Costs of any Loan Party, and (B) any notice of Environmental Lien filed against any Real Property, and (ii) provide such other documents and information as reasonably requested by Administrative Agent in relation to any matter pursuant to this Section 5.9(b). Section 5.10 Subsidiaries. In the event that any Person becomes a Subsidiary of a Loan Party and such Person is not an Excluded Subsidiary, Company shall (a) within [**] of such Person becoming a Subsidiary or ceasing to be an Excluded Subsidiary cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement and/or applicable non-U.S. security document by executing and delivering to Administrative Agent a Counterpart Agreement and any other applicable required documents, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(e), and 3.1(h). With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company or ceased to be an Excluded Subsidiary, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof. In addition, at the election of Borrower, any Excluded Subsidiary of Borrower may become a Guarantor hereunder. Section 5.11 Real Estate Assets. In the event that any Loan Party acquires fee title to a Material Real Property (other than the Wisconsin Facility) during the term of this Loan, Borrower shall send to Administrative Agent a written notice of the occurrence of any such event promptly upon the occurrence of same. Within [**] after the acquisition of any such Material Real Property (or such later time as agreed to by Administrative Agent in its reasonable discretion), such Loan Party shall deliver to Administrative Agent the following (the “Mortgage Deliverables”): (a) a fully executed and notarized Mortgage, in proper form for creating a valid and enforceable lien on the Material Real Property described therein once recorded in the appropriate real estate records and in proper form for recording in such real estate records; (b) an opinion of counsel in the jurisdiction in which such Material Real Property is located with respect to the enforceability of such Mortgage and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent; (c)(i) an ALTA extended mortgagee title insurance policy or an unconditional commitment therefor with respect to such Mortgage (each, a “Title Policy”) from a reputable nationally recognized title company reasonably satisfactory to Administrative Agent (the “Title Company”), in an amount not less than the fair market value of such Real Estate Asset, together with a title report issued by the Title Company with respect thereto, dated not more than [**] prior to the date such Material Real Property was acquired and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, which Title Policy shall be

- 93 - effective as of the date of the Mortgage and otherwise be in form and substance reasonably satisfactory to Administrative Agent and (ii) evidence satisfactory to Administrative Agent that such Loan Party has paid to or deposited with the Title Company all expenses and premiums of the Title Company and all other sums required in connection with the issuance of such Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for such Material Real Property in the appropriate real estate records; (d) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Material Real Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto), and to the extent required by law, evidence of flood insurance with respect to such Material Real Property in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and in form and substance reasonably satisfactory to Administrative Agent; and (e) a Survey of such Material Real Property; provided, however, that a Survey shall not be required to the extent that (A) an existing survey together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Administrative Agent and (B) the Title Company removes the standard survey exception and provides customary survey related endorsements and other coverages in the applicable Title Policy. In addition to the foregoing, Borrower shall, at the reasonable request of Required Lenders, deliver to Administrative Agent an appraisal of such Material Real Property to verify the amount of the Mortgage and/or Title Policy, but only if required by applicable law or regulation. Section 5.12 Further Assurances. (a) At any time or from time to time upon the request of Administrative Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information reasonably requested hereunder. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Borrower’s Subsidiaries and all of the outstanding Capital Stock of Borrower’s Subsidiaries. Notwithstanding anything to the contrary, (a) in no event shall the Borrower or any of its Subsidiaries be required to take any Excluded Perfection Actions and (b) in the event that the Borrower shall at any time desire or be required to join a Foreign Subsidiary as a Guarantor, the Borrower and the Administrative Agent shall reasonably negotiate in good faith to amend this Agreement to subject any guarantee and collateral requirements vis-à-vis any such Foreign Subsidiary, to “agreed security principles” that are customary for the jurisdiction of organization or formation of such Foreign Subsidiary for facilities substantially similar to those provided for in this Credit Agreement (the “Agreed Security Principles”), and all guarantee and collateral requirements hereunder and under the other Loan Documents (subject to the qualifications applying thereto) shall, apply to such Foreign Subsidiary Guarantor and be subject in all cases to such Agreed Security Principles. (b) Without limiting the provisions of this Article 5 or any other rights or remedies the Administrative Agent may have under this Agreement, if any Outbound License Agreement is terminated in its entirety prior to the Term Loan Maturity Date, then, the applicable Loan Party shall reasonably discuss with the Administrative Agent such Loan Party’s development or commercialization plan, as applicable, whether itself or through a new licensee, for the Partnered Asset under such terminated Outbound License Agreement. (c) If Borrower enters into a new license with a third party, pursuant to which such third party is granted rights to make, have made, use, market, sell, offer for sale, import and otherwise exploit a Partnered Asset for any purpose that the original Licensee would have been permitted to make,

- 94 - have made, use, market, sell, offer for sale, import and otherwise exploit such Partnered Asset under the corresponding terminated Outbound License Agreement (a “New License Agreement”), then thereafter, (i) the New License Agreement shall be included for all purposes in the definitions of “Outbound License Agreement” and “Material Contract” (and the licensees thereunder shall be included for all purposes in the definition of “Licensee”) under this Agreement, (ii) such Partnered Asset (solely to the extent licensed under such New License Agreement) shall be subject to the mandatory prepayments set forth in Section 2.10(e), provided that any upfront payment under such New License Agreement shall be deemed a “Milestone” for purposes of such prepayment, and (iii) any payments that are equivalent to the Royalties, Milestones, up-front payments, Profit Share Amounts and Joint Venture Proceeds due under such New License Agreement and any rights similar shall be included for all purposes under this Agreement, and the Borrower’s rights and obligations under this Agreement in respect of such Outbound License Agreement shall apply in respect of its rights and obligations under the New License Agreement mutatis mutandis, in each case without any further action by the parties hereto to amend this Agreement. In the event that no New License Agreement is entered into, the Partnered Asset that was the subject of the corresponding terminated Outbound License Agreement shall be subject to the mandatory prepayment provisions of Section 2.10(i). Section 5.13 Control Agreements. Subject to Section 5.14, each of Borrower and each Guarantor Subsidiary shall hold all of its cash and Cash Equivalents in a Deposit Account or Security Account (i) in the case of any Deposit Account or Security Account maintained in the United States that is not an Excluded Account, subject to a Control Agreement and (ii) in the case of any Deposit Account or Security Account maintained outside of the United States that is not an Excluded Account, subject to a perfected first priority Lien under the laws of the applicable jurisdiction and subject to the Agreed Securities Principles, in each case, within [**] (or such later date reasonably acceptable to the Administrative Agent) after the later of (x) the Closing Date and (y) the opening of such Deposit Accounts or Securities Accounts. All such Control Agreements governed under the laws of a state or territory of the United States shall provide for “springing” cash dominion with respect to each such Deposit Account. Section 5.14 Post-Closing Matters. Company shall, and shall cause each of the Loan Parties to, satisfy the requirements set forth on Schedule 5.14 (except as otherwise agreed in writing (which may be by electronic communication) between the Borrower and the Administrative Agent) on or before the date specified for such requirement or such later date to be determined by Administrative Agent in its reasonable discretion. Section 5.15 Commercially Reasonably Efforts. Each Loan Party shall, either itself or through its Licensee(s), use Commerically Reasonable Efforts to develop and Commericalize each Material Product during the term of this Agreement. ARTICLE VI NEGATIVE COVENANTS Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than any such contingent obligations or liabilities hereunder that by the express terms thereof survive such payment in full of all Obligations), such Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI. Section 6.1 Indebtedness. No Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Permitted Indebtedness.

- 95 - Section 6.2 Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except, in each case of the foregoing, for Permitted Liens. Section 6.3 Material Contracts. Except as otherwise consented to by the Administrative Agent, none of Borrower or any of its Subsidiaries shall agree to any set-off, counterclaim or other deduction under or with respect to any Material Contract, other than any such set-off, counter claim or other deduction that is explicitly required by the terms of such Material Contract as in effect on the Closing Date or, with respect to any Material Contract entered into after the Closing Date, on the date such Material Contract became effective. Borrower and its Subsidiaries shall not materially breach any Material Contract, or otherwise default under any Material Contract, in such a manner as could reasonably be expected to give rise to a termination right of any other party to such Material Contract or loss of rights of any Loan Party thereunder. Borrower and its Subsidiaries shall not amend or permit the amendment of any provision of any Material Contract the result of which would be economically adverse in any material respect, taken as a whole, to Borrower. Section 6.4 No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.9, (b) restrictions by reason of customary provisions restricting assignments, Liens, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) restrictions under any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into Loan Party that was in existence at the time of such acquisition (or at the time it merges with or into any Loan Party in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designation, (d) restrictions on cash or other deposits or net worth imposed by customers under commercial contracts entered into in the ordinary course of business, (e) [reserved], (f) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture, (g) any encumbrance or restriction contained in Indebtedness otherwise permitted to be incurred hereunder and (h) any encumbrances or restrictions of the type referred to in the immediately preceding clauses (a) through (g) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to such immediately preceding clauses (a) through (h) above; provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, no Loan Party nor any of Borrower’s Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired. Section 6.5 Restricted Junior Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, in each case, except for:

- 96 - (a) the payment of dividends to Company’s equityholders in the form of Common Stock; (b) (i) the issuance of Capital Stock of Company upon the exercise of any warrants, options or rights to acquire such Capital Stock, including upon conversion of any Indebtedness that is convertible into or exchangeable for Capital Stock of Company, and (ii) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable into Capital Stock of Company; (c) the payment of dividends or other Restricted Junior Payments by a Subsidiary of Borrower to any Loan Party or such Subsidiary’s direct parent company; (d) the repurchase, retirement or other acquisition or retirement for value of Company’s Capital Stock held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of Company or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of Borrower or any Subsidiary; provided that the aggregate amounts of all such payments made pursuant to this clause (d), shall not, in the aggregate, exceed $[**]; (e) any payments pursuant to any Permitted Royalty Transaction; (f) (i) the purchase by Borrower of Common Stock (including pursuant to Permitted Equity Derivatives) contemporaneously and otherwise in connection with the incurrence of Permitted Convertible Indebtedness; provided that the aggregate consideration for such Common Stock in connection with such purchases shall not exceed [**]% of the net proceeds received by Borrower from the incurrence of such Permitted Convertible Indebtedness, and (ii) any non-cash settlement or unwind of a Permitted Equity Derivative; (g) so long as no Event of Default has occurred and is continuing or would result therefrom, other payments in an aggregate amount not to exceed $[**]; or (h) any payment on subordinated Indebtedness in accordance with the subordination agreement governing such Indebtedness. (i) Payment of Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9, (j) converting (or exchanging) any Indebtedness to (or for) Qualified Capital Stock of Borrower, (k) the issuance of Capital Stock (and cash in lieu of fractional shares in connection with such issuance) of the Borrower in connection with any conversion, exercise, repurchase, exchange, redemption, settlement or early termination or cancellation of Permitted Convertible Indebtedness (l) the issuance of Permitted Convertible Indebtedness or subordinated debt that constitutes Permitted Refinancing Indebtedness in exchange for other Permitted Convertible Indebtedness, (g) the redemption, purchase, exchange, early termination or cancellation of Permitted Convertible

- 97 - Indebtedness in an aggregate principal amount not to exceed the Net Proceeds received by the Borrower from the substantially concurrent issuance of additional Permitted Convertible Indebtedness, subordinated debt or Capital Stock in connection with a refinancing of the Permitted Convertible Indebtedness being redeemed, purchased, exchanged, terminated or cancelled; provided that additional Permitted Convertible Indebtedness constitutes Permitted Refinancing Indebtedness. Section 6.6 Restrictions on Subsidiary Distributions. Except as provided herein, no Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by clause (h) of the definition of Permitted Indebtedness that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, change of control, subletting or other transfers contained in leases, licenses, joint venture agreements and other agreements entered into in the ordinary course of business or as expressly permitted by this Agreement, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement. No Loan Party shall, nor shall it permit its Subsidiaries to, enter into any Contractual Obligations which would prohibit a Subsidiary of Borrower from being a Loan Party (other than Subsidiaries that are Excluded Subsidiaries, other than by virtue of clause (e) or (f) of the definition thereof). Section 6.7 Investments. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except Permitted Investments. Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in the making of any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5. Section 6.8 Minimum Qualified Cash. The Loan Parties shall not permit Qualified Cash at any time after the Closing Date to be less than the sum of (a) the Required Milestone Cash Amount and (b) any outstanding Zodasiran Upfront Payment Balance. Section 6.9 Fundamental Changes; Disposition of Assets. No Loan Party shall, nor shall it permit any of its Subsidiaries to: (a) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, except: (i) (x) any Subsidiary of Borrower that is a Loan Party may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; and (y) any Subsidiary of Borrower that is not a Loan Party may be merged with or into Borrower or any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any other Subsidiary; provided, that in each case of clauses (x) and (y), in the case of such merger involving Borrower, Borrower shall be the continuing or surviving Person and in the case of such merger

- 98 - not involving Borrower but involving a Guarantor Subsidiary, the Guarantor Subsidiary shall be the continuing or surviving person; or (ii) in connection with Permitted Acquisitions and other Permitted Investments; or (b) consummate any Asset Sale, in each case, in one transaction or a series of transactions, of all or any part of its business, assets or property of any kind whatsoever (including, without limitation, any Product (including, without limitation, any Intellectual Property Rights related thereto), any Product Agreement (including, without limitation, any of Company’s rights thereunder), and any Registration), whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except the following, provided, that, (A) in the case of clauses (x) (other than Asset Sales to the Borrower or any of its Subsidiaries), (xi), (xiv), (xv) (xvii), (xviii), (xix), (xx) (other than in the case of agreements or transactions between Loan Parties) and (xxii) which shall be on arms’ length and market terms and for fair market value and (B) any agreements or transactions existing on the Closing Date shall be deemed to be on arms’ length and market terms and for fair market value: (i) [reserved]: (ii) [reserved]; (iii) [reserved]; (iv) [reserved]; (v) the disposition, unwinding or other termination of any Hedging Agreement or any Permitted Equity Derivative or the entry into any Permitted Equity Derivatives; (vi) (A) Asset Sales of inventory and immaterial assets in the ordinary course of business and (B) the abandonment, disclaimer, forfeiture, dedication to the public, cancellation, non- renewal of Intellectual Property Rights in the ordinary course of business that is not material to any Material Product or Platform Technology and is no longer useful in any material respect in the business of the Borrower and its Subsidiaries; (vii) Asset Sales of obsolete or worn out, retired or surplus property, whether now owned or hereafter acquired, in the ordinary course of business; (viii) surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims in the ordinary course of business; (ix) Asset Sales to any Loan Party; (x) Asset Sales by any Subsidiary that is not a Loan Party; provided that, in connection with such Asset Sales the Company shall receive consideration of which not less than [**]% shall be in cash or Cash Equivalents; (xi) Asset Sales of Plozasiran pursuant to a Permitted Royalty Transaction under clause (b) of the definition thereof, which shall be subject to the prepayment provisions of Section 2.10(g);

- 99 - (xii) Asset Sales consisting of Permitted Liens and permitted Restricted Junior Payments; (xiii) use or transfer of Cash or Cash Equivalents, including the sale or disposition of Cash Equivalents for cash or other Cash Equivalents; (xiv) Asset Sales of Capital Stock in any Joint Venture to the other holders of Capital Stock in such Joint Venture; provided that in connection with such Asset Sales the Company shall receive consideration of which not less than [**]% shall be in cash or Cash Equivalents; (xv) other Asset Sales in an amount not to exceed $[**]; provided that in connection with such Asset Sales the Company shall receive consideration of which not less than [**]% shall be in cash or Cash Equivalents; (xvi) Asset Sales described in clause (c) of the definition thereof so long as any cash proceeds are subject to the requirements of Section 2.10(d); (xvii) Asset Sales of Pipeline Assets pursuant to one or more Pipeline Asset Monetizations (but excluding, for the avoidance of doubt, any Asset Sales in connection with any tangible (other than inventory) or intangible assets specific to (x) any Material Product, (y) any Specified Transaction, subject to the mandatory prepayments required by Section 2.10(h), and (z) any out-license of Platform Intellectual Property Rights other than pursuant to a Permitted Product Agreement solely for use in of such Platform Intellectual Property Rights in the development, manufacture and /or Commercialization of a Product or back-ups or follow-ons of such Product); provided that, in connection with such Asset Sales the Company shall receive consideration of which not less than [**]% shall be in cash or Cash Equivalents; (xviii) Asset Sales with respect to Pipeline Assets in connection with any Specified Transaction pursuant to a Permitted Product Agreement; provided that such Specified Transaction is consummated on terms no less favorable than those last disclosed in writing to the Administrative Agent prior to the consummation of such Asset Sale; provided, that, after the consummation of any such Specified Transaction, the assets subject to such Specified Transaction shall become Partnered Assets and shall be subject to the prepayments required by Section 2.10(e) (excluding any upfront fee received in connection with such Specified Transaction); and provided further that if any Specified Transaction is not consummated within the timeframe required in the definition of “Specified Transaction”, the Pipeline Assets that were the subject thereof shall continue to be subject to the mandatory prepayments required by Section 2.10(i); (xix) transactions pursuant to any Permitted Zodasiran Agreement; provided that, (A) if such transaction is with respect to any Non-Core Market, such transaction (x) shall be permitted without the consent of the Administrative Agent and (y) shall not be subject to any prepayments pursuant to Section 2.10(f) and (B) if such transaction is with respect to any Core Market, such transaction shall be permitted (1) (x) subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) or (y) without the consent of the Administrative Agent if such transaction is with a Qualified Entity, (2) so long as the Company receives an upfront payment in cash from such Person (including any Qualified Entity) in an amount equal to or greater than $[**] (or the dollar equivalent) (such payment, the “Zodasiran Upfront Payment”), and (3) subject to the required prepayments set forth in Section 2.10(f); provided further that, for the avoidance of doubt, in the event the Borrower does not enter into a Permitted Zodasiran Agreement within the time period set forth in the definition of “Permitted Zodasiran Agreement”, Zodasiran shall continue to be a Material Product subject to the prepayment

- 100 - obligations of Section 2.10(f), and Borrower shall not be permitted to enter into any Asset Sale with respect to Zodasiran without the prior written consent of the Administrative Agent.; (xx) the non-exclusive licensing or non-exclusive sublicensing of any Intellectual Property Rights and intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights, in each case, in the ordinary course of business and consistent with industry practice and, in each case, which does not materially interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (xxi) the Sarepta Transactions; (xxii) the lease, assignment or sublease of any real or personal property (other than any Product, Intellectual Property Rights or dispositions described in clause (e) of the definition of Asset Sale) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries; and (xxiii) involuntary loss, damage or description of property or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property. Section 6.10 Disposal of Subsidiary Interests. Except for any sale of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9 or with respect to Permitted Liens, no Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, in each case solely with respect to the interests of or in Loan Party, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law. Section 6.11 Sales and Lease Backs. No Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease. Section 6.12 Transactions with Shareholders and Affiliates. No Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any direct or indirect holder of [**]% or more of any class of Capital Stock of Borrower or any of its Subsidiaries or, or series of related transactions, with any Affiliate of Borrower or of any such holder with a value in excess of $[**]; provided, that the Loan Parties and Borrower’s Subsidiaries may enter into or permit to exist any such transaction if Administrative Agent has consented thereto in writing prior to the consummation thereof; provided, further, that the foregoing restrictions shall not apply to any of the following: (a) any transaction among the Borrower and its Subsidiaries that are not expressly prohibited hereunder;

- 101 - (b) reasonable and customary fees paid to current or former members of the Board of Directors (or similar governing body) of Borrower and its Subsidiaries; (c) compensation arrangements for current and former officers, directors, employees and consultants of Borrower and its Subsidiaries entered into in the ordinary course of business; (d) transactions (or series of related transactions) that have a value not in excess of $[**] in the aggregate during the term of this Agreement and that are, in the case of each such transaction (or series of related transactions), on terms that are not less favorable to the Borrower or a Subsidiary in any material respect than would be obtainable by the Borrower or such Subsidiary at such time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined in good faith by the senior management or the board of directors of the Borrower); provided that, to the extent such transaction pursuant to this clause (d) has a value equal to or in excess of $[**], such transaction must be approved by the independent board of directors of the Borrower; (e) any such transaction if Administrative Agent has consented thereto in writing prior to the consummation in its reasonable discretion; and (f) transactions pursuant to the Visirna JV Documents; provided that, they do not adversely affect (except in an immaterial amount) the Royalties required to be paid to the Borrower under the Visirna License Agreement as of the Closing Date; and (g) transactions described in Schedule 6.12 (including without limitation, any intercompany licenses or other arrangements existing on the Closing Date). Section 6.13 Conduct of Business. From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any material line of business other than the businesses engaged in by such Loan Party or its Subsidiaries on the Closing Date or any business reasonably related, complementary, incidental, ancillary thereto or any reasonable extensions thereto. Section 6.14 Changes to Certain Agreements and Organizational Documents. No Loan Party shall (i) amend or permit any amendments to any Loan Party’s Organizational Documents in a manner that is materially adverse to the Lenders in their capacities as such, including, without limitation, any amendment, modification or change to any of Loan Party’s Organizational Documents to effect a division or plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); (ii) amend or otherwise modify any provision of any Permitted Convertible Indebtedness if such amendment or change would be materially adverse to Administrative Agent or the Lenders; or (iii) amend or permit any amendments to, or terminate or waive any provision of, any Material Contract, if such amendment, termination, or waiver would be materially adverse to Administrative Agent or the Lenders. Section 6.15 Accounting Methods. The Loan Parties will not and will not permit any of their Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP). Section 6.16 Deposit Accounts and Securities Accounts. Subject to Section 5.14 and except for Excluded Accounts, no Loan Party shall establish or maintain a Deposit Account or a Securities Account that is not subject to a Control Agreement (or, with respect to any Deposit Accounts or Securities Accounts not maintained in the United States, a perfected first priority Lien under the laws of the applicable jurisdiction and subject to the Agreed Securities Principles) subject to non-consensual Permitted Liens described in clauses (u) and (v) of the definition thereof.

- 102 - Section 6.17 Anti-Terrorism Laws. None of the Loan Parties, nor any of their Affiliates or agents shall: (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the OFAC Sanctions Programs, the USA PATRIOT Act or any other Anti-Terrorism Law. Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming Borrower’s compliance with this Section 6.18. Section 6.18 Anti-Corruption Laws. No Loan Party shall use, or permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law. Section 6.19 Use of Proceeds. The Loan Parties will not and will not permit any of their Subsidiaries to use the proceeds of any Loan to directly, or to any Loan Party’s knowledge after due care and inquiry, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person or in any other manner that would result in a violation of Sanctions by any Person and no part of the proceeds of any Loan will be used directly or, to any Loan Party’s knowledge after due care and inquiry, indirectly in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Terrorism Laws. Section 6.20 Termination of Any Material Contract; Amendment of Any Outbound License Agreement. (a) Borrower shall not, and shall cause its Subsidiaries not to, (i) without the prior written consent of the Administrative Agent (such consent not to be unreasoanbly witheld, conditioned or delayed), exercise any termination right granted thereunder to terminate any Material Contract in its entirety or otherwise agree with the applicable counterparty thereto to terminate any Material Contract in its entirety, or (ii) exercise any termination right granted thereunder to terminate any Material Contract in part or otherwise agree with the applicable counterparty thereto to terminate any Material Contract in part; provided however that, in each case ((i) and (ii)), Borrower entering into any agreement that includes provisions (A) permitting termination for convenience of a Material Contract or (B) acknowledging that a counterparty to a Material Contract has terminated for convenience such Material Contract, in each case ((A) and (B)) are not a breach of this Section 6.20 or an instance of Borrower “agreeing” to terminate a Material Contract. (b) Borrower shall not, and shall cause its Subsidiaries not to, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), take any action with respect to any Outbound License Agreement which would reasonably be

- 103 - expected to have a material adverse effect on the amount, timing or duration of any Royalties, Milestones, Profit Share Amounts or Joint Venture Proceeds payable to the Borrower under such Outbound License Agreement. ARTICLE VII GUARANTY Section 7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”). Section 7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 7.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2. Section 7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and Unpaid Interest on such

- 104 - Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid. Section 7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows: (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety; (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default; (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions; (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations; (e) solely with respect to the applicable Guarantor (and without limiting the Borrower’s rights hereunder), any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every

- 105 - aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full in cash of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations. Section 7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full in cash of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting

- 106 - such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. Section 7.6 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been indefeasibly paid in cash in full and the Delayed Draw Term Loan Commitments have been terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Delayed Draw Term Loan Commitments have been terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Section 7.7 Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of the Beneficiaries shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof. Section 7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the Termination Date. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

- 107 - Section 7.9 Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or agents acting or purporting to act on behalf of any of them. Section 7.10 Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary. Section 7.11 Bankruptcy, Etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, administration, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, administrator, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced. (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder. Section 7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by

- 108 - merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale. ARTICLE VIII EVENTS OF DEFAULT Section 8.1 Events of Default. If any one or more of the following conditions or events shall occur: (a) Failure to Make Payments When Due. Failure by Company to pay (i) the principal of and premium, if any, on any Term Loan when due whether at stated maturity, by acceleration or otherwise; or (ii) within [**] when due any interest on any Term Loan or any fee or any other amount due hereunder; or (b) Default in Other Agreements. (i) Failure of any Loan Party or any Loan Party’s Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in a principal amount in excess of the Threshold Amount, in each case beyond the grace period, if any, provided therefor, or (ii) breach or default by any Loan Party with respect to any other material term of (A) one or more items of Indebtedness in the principal amount referred to in clause (i) above, or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause Borrower or any of Borrower’s Subsidiaries to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (c) Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.2, Section 5.1(a), (b), (c), (d), (e), (f), (j)-(o), (q) and (s), Section 5.2, Section 5.3, Section 5.5, Section 5.8, Section 5.10, Section 5.13, Section 5.14, Section 5.15 or Article VI; or (d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of Borrower’s Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made or deemed made; or (e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within [**] after the earlier of (i) an officer of such Loan Party becoming aware of such default, or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

- 109 - (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, administrator, trustee or other custodian of Borrowers or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for [**] without having been dismissed, bonded or discharged; or (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, administrator, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of Borrower or any of its Subsidiaries shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case an amount in excess of the Threshold Amount (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of [**] (or in any event later than [**] prior to the date of any proposed sale thereunder); or (i) Dissolution. Any order, judgment or decree shall be entered against any Loan Party or any of its Subsidiaries decreeing the dissolution or split up of such Loan Party or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of [**]; or (j) Change of Control. A Change of Control shall occur; or (k) Guaranties, Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full in cash of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full in cash of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Administrative Agent or any Secured Party to take any action within

- 110 - its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or (l) Proceedings. The indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person and such event has resulted or would reasonably be expected to result in a Material Adverse Effect; or (m) ERISA. The occurrence of any ERISA Event which, individually or in the aggregate, has resulted or would reasonably be expected to result in a Material Adverse Effect; or (n) [Reserved]; (o) Regulatory Event. A Regulatory Action or a Material Regulatory Liability with respect to any Product has occurred, and such event has resulted or would reasonably be expected to result in a Material Adverse Effect; or (p) Cessation of Business. (i) Any Loan Party or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than [**]; (ii) any other cessation of a substantial part of the business of Company or any of its Subsidiaries for a period which materially and adversely affects Company or any of its Subsidiaries; or (iii) any material damage to, or loss, theft or destruction of, any Collateral whether or not insured or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than [**], the cessation or substantial curtailment of revenue producing activities, if any such event or circumstance referred to in this subclause (iii) could reasonably be expected to have a Material Adverse Effect. Section 8.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may, and shall at the request of the Required Lenders: (a) declare that all or any portion of the Delayed Draw Term Loan Commitments shall immediately terminate and the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party; and/or (b) exercise on behalf of themselves and the Lenders all rights and remedies available to them and the Lenders under the Loan Documents or applicable law or in equity or under any other instrument, document or agreement now existing or hereafter arising; provided, that upon the occurrence of any event specified in Section 8.1(f) or (g) above, the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent or any Lender. Section 8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

- 111 - ARTICLE IX ADMINISTRATIVE AGENT Section 9.1 Appointment of Administrative Agent. (a) Sixth Street is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Sixth Street, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents to perform, exercise and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by Administrative Agent of the rights and remedies specifically authorized to be exercised by Administrative Agent by the terms of this Agreement or any other Loan Parties. (b) Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX (other than Section 9.8(a)(ii)) are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries. Section 9.2 Powers and Duties. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees Administrative Agent shall not have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Section 9.3 General Immunity. (a) No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

- 112 - (b) Exculpatory Provisions. Neither Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5). (c) Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or the Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders. Section 9.4 Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Term Loans, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders. Section 9.5 Lenders’ Representations, Warranties and Acknowledgment. (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the

- 113 - creditworthiness of Borrower and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders. (b) Each Lender, by delivering its signature page to this Agreement and funding its Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by Administrative Agent, Required Lenders or Lenders, as applicable on the Closing Date. Section 9.6 Right to Indemnity. EACH LENDER, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY ADMINISTRATIVE AGENT, ITS AFFILIATES AND ITS RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY LOAN PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER. IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PRO RATA SHARE THEREOF; AND PROVIDED FURTHER, THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE. Section 9.7 Successor Administrative Agent. (a) Administrative Agent may resign at any time by giving thirty days’ (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Required Lenders shall have the right, upon five Business Days’ notice

- 114 - to Company, to appoint a successor Administrative Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, securities or Capital Stock and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. (b) Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent, as applicable, hereunder to an Affiliate of Sixth Street without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Loan Documents. (c) Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub- agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of Section 9.3, Section 9.6 and of this Section 9.7 shall apply to any of the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.3, Section 9.6 and of this Section 9.7 shall apply to any such sub- agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

- 115 - Section 9.8 Collateral Documents and Guaranty. (a) Administrative Agent under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5 and without limiting subsection (b) below, without further written consent or authorization from Lenders, Administrative Agent (i) may execute any documents or instruments necessary to (A) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, or (B) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented and (ii) shall (A) enter into an intercreditor agreement, on terms and in form and substance reasonably satisfactory to Administrative Agent with respect to any Permitted Royalty Transaction, and (B) if requested by Borrower, enter into customary non-disturbance agreements or other similar agreements, in form and substance reasonably satisfactory to the Administrative Agent, in connection with the entry by Borrower or any Subsidiary into any Permitted Product Agreement; provided, that prior to or concurrently with making any request pursuant to this Section 9.8(a)(ii)(C), Borrower shall have used commercially reasonable efforts to negotiate the Permitted Product Agreement without a Lien release (and shall provide Administrative Agent reasonable documentation of the same); provided, further that the Administrative Agent, on behalf of and for the benefit of Lenders, will have a first priority security interest in all cash proceeds received or to be received by Borrower or any Subsidiary from such Permitted Product Agreement and Borrower shall use commercially reasonable efforts to grant to Administrative Agent, on behalf of and for the benefit of Lenders, a first priority security in such Permitted Product Agreement. (b) The Lenders and the Administrative Agent further hereby irrevocably agree that the Administrative Agent shall take all action necessary to release the Liens granted to the Administrative Agent by the Loan Parties on any Collateral (and the Lenders authorize the Administrative Agent to effect and document such release) (i) in full, upon the Termination Date, (ii) that is the subject of a sale or other disposition of assets permitted under this Agreement or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, (iii) to the extent such Collateral is comprised of property leased or licensed to a Loan Party, upon termination or expiration of such lease or license, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.05), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guaranty in accordance with the terms of this Agreement, or (vii) if such assets constitute Excluded Assets. The Administrative Agent shall be entitled to rely on a certificate in which the Borrower certifies that the Liens granted to the Administrative Agent on such assets may be released pursuant hereto or such assets constitute Excluded Assets or such Guarantor is an Excluded Subsidiary without further inquiry. The Lenders hereby authorize and instruct the Administrative Agent to, and the Administrative Agent agrees to, execute and deliver any instruments, acknowledgements, documents and agreements reasonably necessary or reasonably requested by the Borrower to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender and without any representation or warranty of any such Agent. (c) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and

- 116 - all powers, rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such

- 117 - acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. Section 9.9 Agency for Perfection. Administrative Agent and each Lender hereby appoints each other Lender as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Administrative Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefore shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions. In addition, Administrative Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing. Section 9.10 Reports and Other Information; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender: (a) is deemed to have requested that Administrative Agent furnish such Lender or Administrative Agent, promptly after it becomes available, a copy of each field audit or examination report with respect to Borrower or its Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of Administrative Agent, and Administrative Agent shall so furnish each Lender with such Reports, (b) expressly agrees and acknowledges that Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report, (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower’s and its Subsidiaries’ books and records, as well as on representations of such Person’s personnel, (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 10.20, and (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Company, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Company, and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Administrative Agent and any such other Lender or agent preparing

- 118 - a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender or Administrative Agent. In addition to the foregoing: (x) any Lender may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender a copy of any report or document provided by Borrower or its Subsidiaries to Administrative Agent that has not been contemporaneously provided by Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s notice to Administrative Agent, whereupon Administrative Agent promptly shall request of Company the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Company or such Subsidiary, Administrative Agent promptly shall provide a copy of same to such Lender, and (z) any time that Administrative Agent renders to Company a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender. Section 9.11 Protective Advances. Subject to the limitations set forth below, upon the occurrence and during the continuance of an Event of Default, Administrative Agent is authorized by Company and the Lenders, from time to time in Administrative Agent’s reasonable discretion (but Administrative Agent shall have absolutely no obligation to), to make disbursements or advances to Company, which Administrative Agent, in its reasonable discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by Company pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses (in each case a “Protective Advances”). Protective Advances may be made even if the conditions precedent set forth in Article III have not been satisfied. The interest rate on all Protective Advances shall be 15% per annum. Each Protective Advance shall be secured by the Liens in favor of Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. The Protective Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 2.12(i). Company shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Term Loan Maturity Date and the date on which demand for payment is made by Administrative Agent. Administrative Agent shall notify each Lender and Company in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. Without limitation to its obligations pursuant to Section 9.6, each Lender agrees that it shall make available to Administrative Agent, upon such Administrative Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Protective Advance. If such funds are not made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Prime Rate. Section 9.12 Erroneous Distribution. If all or any part of any payment or other distribution by or on behalf of the Administrative Agent to the Company or any of its Subsidiaries, any Lender, or other Person, on behalf of a Lender, is determined by the Administrative Agent in its sole discretion to have been made in error as determined by the Administrative Agent (any such distribution, an “Erroneous Distribution”), then the Company or the relevant Subsidiary, the relevant Lender or other Person, on behalf of a Lender, shall forthwith on written demand (accompanied by a reasonably detailed calculation of such Erroneous Distribution) repay to the Administrative Agent the amount of such Erroneous Distribution received by such Person. Any determination by the Administrative Agent, in its sole discretion, that all or

- 119 - a portion of any distribution to the Company or any of its Subsidiaries, a Lender or other Person, on behalf of a Lender, was an Erroneous Distribution shall be conclusive absent manifest error. Each of the Company and any of its Subsidiaries, Lender and other potential recipient, on behalf of a Lender, of an Erroneous Distribution hereunder waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Distribution. ARTICLE X MISCELLANEOUS Section 10.1 Notices. (a) Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party, Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Administrative Agent shall be effective until received by Administrative Agent. (b) Electronic Communications. (i) Administrative Agent and Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. (ii) Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Section 10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all of Administrative Agent’s actual and reasonable out-of-pocket costs and expenses of preparation, negotiation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (c) all the actual

- 120 - documented costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all of Administrative Agent ‘s actual documented costs and reasonable fees, expenses for, and disbursements of any of Administrative Agent’s auditors, accountants, consultants or appraisers whether internal or external, and all reasonable and documented out-of-pocket attorneys’ fees (including expenses and disbursements of outside counsel but excluding allocated costs of internal counsel) incurred by Administrative Agent; (e) all the actual documented costs and reasonable and documented expenses (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) [reserved]; (g) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings. Section 10.3 Indemnity. (a) IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.2, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH LOAN PARTY AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, ADMINISTRATIVE AGENT AND LENDER, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT AND EACH LENDER (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, NO LOAN PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 10.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE LOAN PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM. (b) To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against Lenders, Administrative Agent and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or

- 121 - punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Section 10.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender, and their respective Affiliates is hereby authorized by each Loan Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party (in whatever currency) against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, the participations under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness. Section 10.5 Amendments and Waivers. (a) Required Lenders’ Consent. Subject to Section 10.5(b) and 10.5(b)(i), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written consent of Administrative Agent and the Required Lenders. (b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would: (i) extend the scheduled final maturity of any Loan or Note; (ii) waive, reduce or postpone any scheduled repayment (but not prepayment); (iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6) or any fee payable hereunder; (iv) extend the time for payment of any such interest or fees; (v) reduce the principal amount of any Loan; (vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(b)(i);

- 122 - (vii) amend the definition of “Required Lenders” or “Pro Rata Share”; (viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents; (ix) subordinate (x) any of the Obligations or (y) any Lien created by this Agreement or any other Loan Document, except, in the case of this clause (y), Liens securing Permitted Product Transaction, Permitted Royalty Transaction or other transaction expressly permitted hereunder that is contemplated to have priority over the Liens securing the Obligations; or (x) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document. (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall amend, modify, terminate or waive any provision of Article IX as the same applies to Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of Administrative Agent, in each case without the consent of Administrative Agent. (d) Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the consent of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party. Section 10.6 Successors and Assigns; Participations. (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.6, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Maintenance of the Register. Company, Administrative Agent and Lenders shall, in accordance with the Register provisions of Section 2.3(b), deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Term Loan Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof. (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all

- 123 - or a portion of its Term Loan Commitment or Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments; provided, however, that each such assignment of an Initial Term Loan or Delayed Draw Term Loan Commitment shall be accompanied by a pro rata assignment of such Lender’s Delayed Draw Term Loan Commitments or Initial Term Loans, respectively): (i) to any Person meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Company and Administrative Agent; and (ii) to any Person otherwise constituting an Eligible Assignee with the consent of Company (so long as no Default or Event of Default has occurred and is continuing) (provided, that if Company shall not have responded in writing within [**] after receipt of written notice of the proposed assignment, Company shall be deemed to have approved such assignment) and Administrative Agent; provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $[**] (or such lesser amount as may be agreed to by Company and Administrative Agent). (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms or certificates with respect to tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.15(d) and all “know your customer” documentation. (e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms or certificates required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement. (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Term Loan Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Term Loan Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws. (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register: (A) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder);

- 124 - (C) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (D) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. (h) Participations. (i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Term Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Term Loan Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.14 and 2.15 (it being understood that the documentation required under Section 2.15(d) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(c); provided, (A) a participant shall not be entitled to the benefits of Section 2.15 unless, at the time such participant is claiming such benefits, Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.15 as though it were a Lender (B) the participant agrees to be subject to the provisions of Section 2.16 as if it were a Lender; and (C) the participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.13 as though it were a Lender. (ii) In the event that any Lender sells participations in its Commitments, Loans or in any other Obligation hereunder, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Company, maintain a register on which it enters the name and address of all participants in the Commitments, Loans or Obligations held by it and the principal amount (and stated interest thereon) of the portion of such Commitments, Loans or Obligations which are the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

- 125 - The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. A Commitment, Loan or Obligation hereunder may be participated in whole or in part only by registration of such participation on the Participant Register (and each Note shall expressly so provide). The Participant Register shall be available for inspection by Company at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, Administrative Agent (in its capacity as administrative agent) shall not have any responsibility for maintaining a Participant Register. (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender or Administrative Agent may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender or Administrative Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit or financial arrangement to or for the account of such Lender or Administrative Agent or any of its Affiliates and any agent, trustee or representative of such Person (without the consent of, or notice to, or any other action by, any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender or Administrative Agent, as between Company and such Lender or Administrative Agent, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event shall such Person, agent, trustee or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or “Agent” or be entitled to require the assigning Lender or Administrative Agent to take or omit to take any action hereunder. Section 10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. Section 10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.14, 2.15, 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Section 2.13, 9.3(b), 9.6 and 10.20 shall survive the payment of the Term Loans and the termination hereof. Section 10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Administrative Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Section 10.10 Marshalling; Payments Set Aside. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or

- 126 - payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred. Section 10.11 Severability. In case any provision in or obligation hereunder or any Note or other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Section 10.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt. Section 10.13 AHYDO.. The Borrower shall pay on the first Interest Payment Date occurring after the fifth anniversary of the date hereof and on each subsequent Interest Payment Date (or, if earlier, before the close of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after five (5) years from the date hereof) a portion of the accrued but Unpaid Interest on the Term Loans in an amount sufficient to ensure that the Term Loans will not be “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code (each payment a “Special Mandatory Repayment”) and that the Term Loans shall be treated as not having “significant original issue discount” within the meaning of Section 163(i)(2) of the Code, provided that any interest that is paid using the proceeds of a Delayed Draw Term Loan shall not be considered paid for purposes of this Section 10.13. This Section 10.13 shall be interpreted in a manner consistent with the intent that the Loans will not be an “applicable high yield discount obligation” and will not be treated as not having “significant original issue discount,” as such terms are defined above Section 10.14 Tax Treatment. The parties hereto agree that (a) the Loans are intended to be treated as contingent payment debt instruments within the meaning of Section 1.1275-4 of the Treasury Regulations for U.S. federal income and any other applicable tax purposes; (b) that interest and original interest payable under the Loans is not “contingent interest” within the meaning of Sections 871(h)(4) and 881(c)(4) of the Code and (c) to adhere to this Section 10.14 for U.S. federal income and any other applicable Tax purposes and not to take any action or file any Tax return, report or declaration inconsistent herewith unless otherwise required by applicable law. The Borrower shall not determine the comparable yield or the projected payment schedule (as defined in Section 1.1275-4 of the Treasury Regulations) of the Loans without the consent of the Lenders (not to be unreasonably conditioned, withheld or delayed). The inclusion of this Section 10.14 is not an admission by any Lender that it is subject to United States taxation. Section 10.15 Original Issue Discount. For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue Code, each Term Loan is being issued with original issue discount; please contact the chief financial officer of the Borrower to obtain information regarding the issue price, the amount of original issue discount and the yield to maturity.

- 127 - Section 10.16 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. Section 10.17 APPLICABLE LAW. THIS AGREEMENT (INCLUDING SECTION 10.17) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. Section 10.18 CONSENT TO JURISDICTION. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OR TO ANY PROCESS AGENT SELECTED FOR SUCH LOAN PARTY IN ACCORDANCE WITH SECTION 3.1(U) IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT ADMINSTRATIVE AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. Section 10.19 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS

- 128 - RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. Section 10.20 Confidentiality. Administrative Agent and Lender (each, a “Recipient”) shall hold all non-public, proprietary or confidential information regarding Company and its Subsidiaries and their businesses, in visual, written, electronic or other tangibles form, whether or not marked or designated as “confidential” and obtained by such Lender from (or on behalf of) Company or its Subsidiaries and all materials prepared by Recipient or any of their Affiliates that contain or are substantially based on any of the foregoing (collectively, “Confidential Information”) confidential and will use such information solely for purposes of this Agreement and related transactions contemplated hereunder, it being understood and agreed by Company that (a) Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of Recipient’s act or omission in breach of the terms hereof; (ii) is obtained by Recipient on a non-confidential basis from a third party that was not, to the knowledge of the Administrative Agent or such Lender, as applicable, legally or contractually restricted from disclosing such information by an obligation owed to the Company and its Subsidiaries; (iii) was in Recipient’s possession prior to disclosure by (or on behalf of) the Company and its Subsidiaries; or (iv) was or is independently developed by Recipient and (b) in any event, Administrative Agent or Lender may make (i) disclosures of such information to Affiliates of Administrative Agent or Lender and to their respective employees, officers, directors, partners, limited partners, current and prospective investors, managed funds, managed accounts, managers, members, agents, servicers, consultants, attorneys, accountants and advisors (and to other persons authorized by a Lender or Administrative Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.20), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by any such Lender of any Loans or any participations therein; provided that, prior to any disclosure such assignee, transferee or participant is informed of the confidential nature of the information and instructed to keep such Confidential Information confidential, (iii) [reserved], (iv) disclosure to any Lender’s financing sources; provided that, prior to any disclosure such financing source is informed of the confidential nature of the information and instructed to keep such Confidential Information confidential, (v) disclosures of such information to any actual or potential investors, members and partners of Administrative Agent, any Lender or their Affiliates; provided that prior to any disclosure, such investor or partner is informed of the confidential nature of the information and instructed to keep such Confidential Information confidential and (v) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, Administrative Agent and Lender shall make reasonable efforts to notify Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective

- 129 - Affiliates. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent and any Lender may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Loan Parties) (collectively, “Trade Announcements”). No Loan Party shall (i) issue any Trade Announcement or (ii) disclose the name of any Administrative Agent or any Lender, except (A) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission, (B) on a confidential basis to the Company’s controlled Affiliates and Subsidiaries and the Company’s and their controlled Affiliates’ and Subsidiaries’ Board of Directors (or equivalent governing body), employees, representatives and professional advisors, subject, in the case of this clause (B), to such person being subject to customary confidentiality obligations with respect to this Agreement, (C) to the extent such information becomes publicly available other than by reason of improper disclosure in violation of the confidentiality obligations set forth in this Section 10.20, (E) to a Tax authority, to the extent reasonably necessary in connection with the Tax affairs of the Company and/or any of its Affiliates or (C) with the prior approval of the Administrative Agent and such Lender. Section 10.21 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder. Section 10.22 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (including without limitation Assignment Agreement, amendments, Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually

- 130 - executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 10.23 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written notification of such execution and authorization of delivery thereof. Section 10.24 PATRIOT Act Notice. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the PATRIOT Act or other Anti-Terrorism Laws of the Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in connection with the PATRIOT Act. Section 10.25 Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (a) its obligations under the Loan Documents, (b) any legal proceedings to enforce such obligations and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Each Loan Party hereby agrees that the waivers set forth in this Section 10.25 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of the Foreign Sovereign Immunities Act. [Remainder of page intentionally left blank]

Execution Version CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SIXTH STREET LENDING PARTNERS 2100 McKinney Avenue, Suite 1500 Dallas, Texas 75201 PERSONAL AND CONFIDENTIAL November 26, 2024 Arrowhead Pharmaceuticals, Inc. 117 East Colorado Boulevard, Suite 700 Pasadena, CA 91105 Attention: Mr. Vince Anzalone, VP and Head of Investor Relations, Arrowhead Pharmaceuticals Dr. Christopher Anzalone, CEO, Arrowhead Pharmaceuticals Mr. Ken Myszkowski, CFO, Arrowhead Pharmaceuticals Amended and Restated Fee Letter Dear Ladies and Gentlemen: Reference is hereby made to the Financing Agreement, dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Financing Agreement”; terms not otherwise defined herein shall have the meaning set forth in the Financing Agreement) by and among ARROWHEAD PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), certain Subsidiaries of Borrower, as Guarantors, the lenders from time to time party thereto (the “Lenders”), SIXTH STREET LENDING PARTNERS (“Sixth Street”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”). On and after the Amendment No. 1 Effective Date, (x) this letter agreement (the “Amended and Restated Fee Letter”) amends that certain letter agreement, dated as of August 7, 2024 (the “Fee Letter”), between the Borrower and the Administrative Agent and (y) the Fee Letter shall be of no further force and effect and shall be superseded and replaced in its entirety by this Amended and Restated Fee Letter. Borrower and Administrative Agent hereby agree to the following: 1. Borrower agrees to pay to Administrative Agent, solely for its own account, an administration fee (the “Administration Fee”) in an amount equal to $[**] each quarter , payable quarterly in advance on the Closing Date (for the period from the Closing Date through September 30, 2024), and on the first Business Day of each October, January, April and July thereafter, until payment in full of the Obligations under the Financing Agreement, or otherwise as agreed by Borrower and Administrative Agent. 2. As consideration for the services, agreements and undertakings of each Lender that is TC Lending, LLC, SSLP Lending, LLC, Opps V Lending, LLC, Series 3 and TDL

Arrowhead Pharmaceuticals, Inc. November 26, 2024 Page 2 Lending, LLC, Series 33 (each, a “Sixth Street Lender” and collectively, the “Sixth Street Lenders”) under the Financing Agreement, Borrower agrees to pay (or cause to be paid) to Administrative Agent, for the account of each Sixth Street Lender, on the Closing Date, a fee equal to [**]% of the aggregate principal amount of Initial Term Loans of each such Sixth Street Lender that is actually funded under the Financing Agreement on the Closing Date (the “Arrangement Fee”). The Arrangement Fee shall be fully earned and shall be paid (and once paid shall be non- refundable) on the Closing Date. For the avoidance of doubt, the Arrangement Fee may, in each Sixth Street Lender’s sole discretion, be netted out of the proceeds of the Initial Term Loans funded on the Closing Date by such Sixth Street Lender. 3. Borrower agrees to pay (or cause to be paid) to Administrative Agent, for the account of each Sixth Street Lender, on the Closing Date, an upfront fee in an amount equal to [**]% of the aggregate principal amount of the Initial Term Loans funded on the Closing Date by each such Sixth Street Lender (the “Sixth Street Upfront Fee”), which is fully earned and due and payable to Administrative Agent, for the account of each such Sixth Street Lender, on the Closing Date. For the avoidance of doubt, the Sixth Street Upfront Fee may, in each Sixth Street Lender’s sole discretion, be netted out of the proceeds of the Initial Term Loans funded on the Closing Date by such Sixth Street Lender. The Sixth Street Upfront Fee is intended to be treated as original issue discount for U.S. federal income tax purposes. 4. If, on or prior to August 7, 2029, the Lenders have not earned and been paid an aggregate minimum multiple of invested capital as calculated below (“MOIC”) of at least 1.00 times the aggregate principal amount of the Initial Term Loans made on the Closing Date (the “1.0x MOIC”), Borrower shall prepay the Term Loan as set forth in Section 2.11(a) of the Financing Agreement, within one (1) Business Days after such date, with a one-time payment (such payment, the “True Up Payment”) equal to the amount necessary for the Lenders to achieve the 1.0x MOIC. The Administrative Agent shall provide the Borrower with an estimate, together with a supporting calculation, of the amount of the True Up Payment as of July 8, 2029. The amount so earned and paid shall mean, as of any date of determination, all fees (including payments made under Section 2.11(a) with respect to the 2.0x MOIC Payment), interest (including the amount of proceeds of Delayed Draw Term Loans funded to finance such interest payments), premiums and principal made to the Lenders in respect of the Initial Term Loan since the Closing Date up to and including amounts paid on such date of determination (including, unless expressly stated otherwise, the True Up Payment but excluding other amounts payable under the Loan Documents, including without limitation, the Administration Fee, indemnification obligations. reimbursement obligations for expenses and reimbursements obligations for other amounts paid or payable by the Administrative Agent or Lenders under the Financing Agreement) (such amount so earned and paid, the “Paid Amounts”). The True Up Payment shall be paid to the Administrative Agent for the account of the Lenders based on their pro rata share of the Initial Term Loans. 5. If, prior to the Term Loan Maturity Date, Borrower pays (or is deemed to pay in the case of an acceleration of the Term Loans), for any reason (including, but not limited to, any optional or mandatory payment, but excluding any True Up Payment and any mandatory payment made pursuant to Sections 2.10(e), (f), (g), (h), (i) and (j) of the Financing Agreement) solely after the occurrence of an Event of Default or after acceleration of the Term Loans in connection with an Event of Default (including in connection with the commencement of any

Arrowhead Pharmaceuticals, Inc. November 26, 2024 Page 3 Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws), all or any part of the principal balance of any Term Loan, Borrower shall pay to Administrative Agent, for the ratable benefit of all Lenders entitled to a portion of such prepayment, an amount (the “E of D Yield Maintenance Premium”) in cash equal to the present value, as of the date of the applicable payment or acceleration (the “E of D Calculation Date”), of all interest payments (including, without limitation, interest payable in cash, in kind or deferred) which would have otherwise been payable on the amount of the principal prepaid or accelerated from the date of prepayment (or deemed prepayment in the case of an acceleration) (determined using a rate of interest per annum equal to the rate of interest in effect pursuant to the terms of the Financing Agreement as of the date of such prepayment or acceleration) (the “E of D Subject Amount”) until the Term Loan Maturity Date (excluding interest on the E of D Subject Amount through the E of D Calculation Date, to the extent paid in cash on the E of D Calculation Date) discounted at the Treasury Rate plus 0.50% as of the E of D Calculation Date. Notwithstanding the foregoing, to the extent the E of D Yield Maintenance Premium becomes due and payable as a result of the occurrence of an Event of Default or acceleration of the Loans in connection with an Event of Default (including in connection with the commencement of any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws), the interest rate to be used in calculating the Yield Maintenance Premium shall be the interest rate applicable to the Term Loans plus [**]% per annum for the period from the occurrence of such Event of Default or acceleration (including in connection with the commencement of any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws) until the Term Loan Maturity Date. The term “Treasury Rate” shall mean, as of any date of determination, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date three (3) Business Days prior to the date of prepayment, to be the yield expressed as a rate listed in The Wall Street Journal (or, if such rate is not available in The Wall Street Journal, such other recognized data source as selected by the Administrative Agent in its sole discretion) for United States Treasury securities having a term of no greater than the period for the remaining months until the Term Loan Maturity Date. Nothing contained in this Section 5 shall permit any voluntary prepayment not otherwise permitted by the terms of the Financing Agreement. 6. If at any time (including on the Maturity Date), Borrower pays the Term Loan and all other payment Obligations (including any applicable E of D Yield Maintenance Premium but excluding any contingent obligations that are not required to be paid by the Borrower under the Financing Agreement) under the Financing Agreement in full, solely in the absence of the occurrence of an Event of Default or in the absence of an acceleration of the Term Loan in connection with an Event of Default (including in connection with the commencement of any Insolvency Proceeding or other proceeding pursuant to any other Debtor Relief Laws) (a) if such payment in full occurs from the Closing Date through and including August 7, 2028, and the Lenders have not earned and been paid (as calculated above and including the True Up Payment) a MOIC of at least 2.00 times the principal amount of the Initial Term Loan made on the Closing Date (the “2.0x MOIC”) on the date of such payment in full, Borrower shall pay to the Lenders on the date of such payment in full the amount necessary for Lenders to achieve the 2.0x MOIC after giving effect to all payments made on such date of payment (the “2.0x MOIC Payment”) and (b) if such payment in full occurs after August 7, 2028, Borrower shall pay to the Lenders on the date of such payment in full an amount equal to the greater of (x) the 2.0x MOIC Payment and (y) an amount (the “Non-E of D Yield Maintenance Premium” and, together with the E of D Yield

Arrowhead Pharmaceuticals, Inc. November 26, 2024 Page 4 Maintenance Premium, the ”Yield Maintenance Premium”) in cash equal to the present value, as of the date of the applicable payment (the “Non-E of D Calculation Date”), of all interest payments (including, without limitation, interest payable in cash, in kind or deferred) which would have otherwise been payable on the amount of the principal prepaid or repaid from the Non-E of D Calculation Date (determined using a rate of interest per annum equal to the rate of interest in effect pursuant to the terms of the Financing Agreement as of the date of such prepayment) (the “Non-E of D Subject Amount”) until the Term Loan Maturity Date (excluding interest on the Non- E of D Subject Amount through the Non-E of D Calculation Date, to the extent paid in cash on the Non-E of D Calculation Date) discounted at the Treasury Rate plus 0.50% as of the Non-E of D Calculation Date. 7. Without limiting the generality of the foregoing, it is understood and agreed that if the Obligations are accelerated for any reason, including because of default, the commencement of any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws, sale, disposition or encumbrance (including that by operation of law or otherwise), the E of D Yield Maintenance Premium, if any, determined as of the date of acceleration will also be due and payable as though said Indebtedness was voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender's lost profits as a result thereof. Any E of D Yield Maintenance Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The E of D Yield Maintenance Premium, if any, shall also be payable (i) in the event the Obligations (and/or the Financing Agreement or the Notes evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means and/or (ii) upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations (and/or the Financing Agreement or the Notes evidencing the Obligations) in any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws, foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means or the making of a distribution of any kind in any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws to the Administrative Agent, for the account of the Lenders, in full or partial satisfaction of the Obligations. BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING E of D YIELD MAINTENANCE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. Borrower expressly agrees that: (A) the E of D Yield Maintenance Premium is reasonable and is the product of an arm's length transaction between sophisticated business people, ably represented by counsel; (B) the E of D Yield Maintenance Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the E of D Yield Maintenance Premium; and (D) Borrower

Arrowhead Pharmaceuticals, Inc. November 26, 2024 Page 5 shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that its agreement to pay the E of D Yield Maintenance Premium to Lenders as herein described is a material inducement to Lenders to provide the Commitments and make the Term Loans and other extensions of credit. 8. Borrower further acknowledges and agrees that no fees will be paid to any other Lender in connection with the Financing Agreement and the other Loan Documents except as may be agreed in writing by Sixth Street. All fees payable hereunder shall be fully earned when due and non-refundable when paid and shall be in addition to any other fees, costs and expenses payable pursuant to the Financing Agreement or the other Loan Documents. Sixth Street reserves the right to allocate, in whole or in part, to any of its affiliates certain fees payable to Sixth Street hereunder in such manner as Sixth Street and such affiliates shall agree in their sole discretion. 9. To the extent permitted by applicable law, Borrower's obligation to pay the foregoing fees will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute Borrower may have. In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority (“Taxes”) unless otherwise required by applicable law, and, if Borrower is required by applicable law to deduct or withhold such Taxes, such payments will be grossed up by Borrower for such amounts to the extent provided in the Financing Agreement (as if the payments had been made pursuant to the Financing Agreement). 10. Please note that this Amended and Restated Fee Letter is exclusively for the information of the senior management of Borrower and may not be disclosed to any third party other than to Borrower's officers, directors, agents and advisors who are directly involved in the negotiation of the Loan Documents to the extent such persons agree to hold the same in confidence or circulated or referred to publicly, except to the extent expressly set forth in the Financing Agreement. 11. This Amended and Restated Fee Letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. If this Amended and Restated Fee Letter becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury. Borrower agrees that any suit or proceeding arising in respect to this Amended and Restated Fee Letter or any matter referred to in this Amended and Restated Fee Letter will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City of New York and Borrower agrees to submit to the jurisdiction of, and to venue in, such courts. 12. This Amended and Restated Fee Letter may be executed in any number of counterparts, each of which when executed shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amended and Restated Fee Letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. [Remainder of page intentionally left blank]

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this Amended and Restated Fee Letter, which shall become a binding agreement upon our receipt. Very truly yours, SIXTH STREET LENDING PARTNERS By: /s/ Robert (Bo) Stanley Name: Robert (Bo) Stanley Title: Vice President

ACCEPTED AS OF THE DATE ABOVE: ARROWHEAD PHARMACEUTICALS, INC. By: /s/ Kenneth A. Myszkowski Name: Kenneth A. Myszkowski Title: Chief Financial Officer